Exhibit 10.3

EXECUTION VERSION

$10,250,000,000

AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

among

INTERNATIONAL BUSINESS MACHINES CORPORATION

The Subsidiary Borrowers Parties Hereto

The Several Lenders
from Time to Time Parties Hereto

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

BNP PARIBAS, CITIBANK, N.A., ROYAL BANK OF CANADA, and MIZUHO BANK, LTD.,
as Syndication Agents

and

BARCLAYS BANK PLC, BANK OF AMERICA, N.A.,

DEUTSCHE BANK SECURITIES INC.,

HSBC BANK USA, NATIONAL ASSOCIATION, SOCIETE GENERALE,

and WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Documentation Agents

Dated as of July 19, 2018

JPMORGAN CHASE BANK, N.A., BNP PARIBAS SECURITIES CORP., CITIBANK, N.A. and RBC CAPITAL MARKETS(1),
as Joint Lead Arrangers and Joint Bookrunners

(1)  RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

4.7	No Material Litigation, etc.	49
4.8	Federal Reserve Regulations	50
4.9	Investment Company Act, etc.	50
4.10	Tax Returns	50
4.11	No Material Misstatements	50
4.12	ERISA	51
4.13	Use of Proceeds	51
4.14	Anti-corruption Laws	51

SECTION 5.	CONDITIONS PRECEDENT	51

5.1	Conditions to Initial US$ Loans	51
5.2	Conditions to Each US$ Loan	52

SECTION 6.	AFFIRMATIVE COVENANTS	53

6.1	Existence; Business and Properties	53
6.2	Financial Statements, Reports, etc.	54
6.3	Notices	55
6.4	Anti-Corruption Laws	55

SECTION 7.	NEGATIVE COVENANTS	55

7.1	Limitation on Secured Debt and Sale and Leaseback Transactions	55
7.2	Mergers, Consolidations and Sales of Assets	56
7.3	Margin Regulations	56
7.4	Consolidated Net Interest Expense Ratio	57
7.5	Anti-Corruption Laws	57

SECTION 8.	EVENTS OF DEFAULT	57

SECTION 9.	THE ADMINISTRATIVE AGENT	59

9.1	Appointment	59
9.2	Delegation of Duties	59
9.3	Exculpatory Provisions	59
9.4	Reliance by Administrative Agent	59
9.5	Notice of Default	60
9.6	Non-Reliance on Administrative Agent and Other Lenders	60
9.7	Indemnification	60
9.8	Administrative Agent in Its Individual Capacity	61
9.9	Successor Administrative Agent	61
9.10	Syndication and Documentation Agents	61
9.11	Certain ERISA Matters	61

SECTION 10.	GUARANTEE	63

10.1	Guarantee	63

10.2	No Subrogation	63
10.3	Amendments, etc. with respect to the Subsidiary Borrower Obligations	64
10.4	Guarantee Absolute and Unconditional	64
10.5	Reinstatement	65
10.6	Payments	65
10.7	Judgments Relating to Guarantee	65
10.8	Independent Obligations	66

SECTION 11.	MISCELLANEOUS	66

11.1	Amendments and Waivers	66
11.2	Notices	67
11.3	No Waiver; Cumulative Remedies	68
11.4	Survival of Representations and Warranties	68
11.5	Payment of Expenses	68
11.6	Participations	69
11.7	Transfers of Competitive Loans	70
11.8	Assignments	71
11.9	The Register; Disclosure; Pledges to Federal Reserve Banks	72
11.10	Changing Designations of Swing Line Lenders and Competitive Loan Lenders	72
11.11	Replacement of Lenders under Certain Circumstances	73
11.12	Adjustments; Set-off	73
11.13	Counterparts	74
11.14	Severability	74
11.15	Integration	74
11.16	GOVERNING LAW	74
11.17	Submission To Jurisdiction; Waivers	74
11.18	Judgments Relating to Subsidiary Borrowers	75
11.19	Acknowledgements	75
11.20	WAIVERS OF JURY TRIAL	76
11.21	Confidentiality	76
11.22	Binding Effect	76
11.23	Incremental Revolving Credit Commitments	76
11.24	USA PATRIOT Act	77
11.25	No Fiduciary Duty, etc.	77
11.26	EU Bail-In	78
11.27	Amendment and Restatement	78

SCHEDULES

SCHEDULE 1.1	Revolving Credit Commitments and Swing Line Commitments of Lenders
SCHEDULE 3.4	Certain Existing Local Currency Facilities
SCHEDULE 6.2(c)	Compliance Certificate

EXHIBITS

EXHIBIT A-1	Form of Competitive Loan Confirmation
EXHIBIT A-2	Form of Competitive Loan Offer
EXHIBIT A-3	Form of Competitive Loan Request
EXHIBIT B-1	Form of Subsidiary Borrower Notice and Designation
EXHIBIT B-2	Form of Subsidiary Borrower Request
EXHIBIT C	Form of Closing Certificate
EXHIBIT D-1	Form of Opinion of Simpson Thacher & Bartlett LLP
EXHIBIT D-2	Form of Opinion of Assistant General Counsel of IBM
EXHIBIT E	Form of Assignment and Assumption
EXHIBIT F	Form of Local Currency Facility Addendum
EXHIBIT G-1	Form of Revolving Credit Loan Promissory Note
EXHIBIT G-2	Form of Competitive Loan Promissory Note
EXHIBIT H-1	Form of Lender Addendum
EXHIBIT H-2	Form of Subsidiary Borrower Addendum
EXHIBIT I-1	Form of New Lender Supplement
EXHIBIT I-2	Form of Incremental Commitment Supplement
EXHIBIT J	Form of Extension Request
EXHIBIT K	Form of U.S. Tax Compliance Certificates

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 19, 2018, among INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation (“IBM”), each Subsidiary Borrower (as hereinafter defined), the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”), BNP PARIBAS, CITIBANK, N.A., ROYAL BANK OF CANADA and MIZUHO BANK, LTD., as syndication agents (in such capacity, the “Syndication Agents”) and BARCLAYS BANK PLC, BANK OF AMERICA, N.A., DEUTSCHE BANK SECURITIES INC., HSBC BANK USA, NATIONAL ASSOCIATION, SOCIETE GENERALE and WELLS FARGO BANK, NATIONAL ASSOCIATION, as documentation agents (in such capacity, the “Documentation Agents”).

WHEREAS, IBM is party to the Credit Agreement, dated as of November 10, 2011 (as amended, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”) with the several banks and other financial institutions parties thereto and JPMorgan Chase Bank, N.A., as administrative agent;

WHEREAS, IBM, the Lenders and the Administrative Agent have, subject to the terms and conditions set forth herein, agreed to amend and restate the Existing Credit Agreement as provided in this Agreement;

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence repayment of any such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of IBM and each Subsidiary Borrower outstanding thereunder; and

NOW, THEREFORE, in consideration of the above premises, IBM, each Subsidiary Borrower, each Lender and the Administrative Agent agree that on the Effective Date (as hereinafter defined) the Existing Credit Agreement shall be amended and restated in its entirety as follows:

SECTION 1.         DEFINITIONS

1.1  Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“1985 Indenture”:  the Indenture, dated as of July 15, 1985, between IBM and The Bank of New York (successor to Morgan Guaranty Trust Company of New York), as Trustee.

“1990 Indenture”:  the Indenture, dated as of March 1, 1990, between IBM and The Bank of New York, as Trustee.

“ABR”:  for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1% and (c) the Eurodollar Rate that would be calculated as of such day (or, if such day is not a Business Day, as of the next preceding Business Day) in respect of a proposed Eurodollar Loan with a one-month Interest Period plus 1.0%.  For purposes hereof:  “Prime Rate” shall mean the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the NYFRB Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.  Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or such Eurodollar Rate shall be effective on the effective day of such change in the Prime Rate, the NYFRB Rate or such Eurodollar Rate, respectively.  If the ABR is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.  For the avoidance of doubt, if the ABR as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“ABR Loans”:  Loans the rate of interest applicable to which is based upon the ABR.

“Act”:  as defined in Section 11.24.

“Affiliate”:  as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 25% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Aggregate Outstanding Revolving Extensions of Credit”:  as to any Lender at any time, the aggregate principal amount of all Revolving Credit Loans, Swing Line Loans, Local Currency Loans (US$ Equivalent) and Funded Participations made by such Lender then outstanding.

“Aggregate Outstanding US$ Revolving Extensions of Credit”:  as to any Lender at any time, the aggregate principal amount of all Revolving Credit Loans, Swing Line Loans and Funded Participations in respect of Swing Line Loans made by such Lender then outstanding.

“Agreement”:  this Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws”: all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Index Rate” in respect of any Index Rate Competitive Loan of a specified maturity requested pursuant to an Index Rate Competitive Loan Request, the rate of interest, determined on the basis of the rate for deposits in Dollars with a maturity comparable to the maturity applicable to such Index Rate Competitive Loan, appearing on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, two Business Days prior to the Borrowing Date in respect of such Index Rate Competitive Loan (the “Index Screen Rate”).  In the event that such rate does not appear on such page (or otherwise on such screen), the “Applicable Index Rate” shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Administrative Agent and IBM or, in the absence of such agreement, the “Applicable Index Rate” shall instead be the average (rounded upward, if necessary, to the nearest 1/16th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered Dollar deposits at or about 10:00 a.m., New York City time, two Business Days prior to the Borrowing Date in respect of such Index Rate Competitive Loan, in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on such Borrowing Date with a maturity comparable to the maturity applicable to such Index Rate Competitive Loan and in an amount comparable to the amount of such Index Rate Competitive Loan.

“Applicable Margin”:  on any date, with respect to (a) any Eurodollar Loan, a rate per annum equal to the Credit Default Swap Spread in effect for Eurodollar Loans on such date or (b) any ABR Loan, a rate per annum equal to the Credit Default Swap Spread in effect for ABR Loans on such date less 1% per annum (but not less than 0%).  Notwithstanding the foregoing, (x) the non-default Applicable Margin for Eurodollar Loans in effect at any time shall not be less than the minimum applicable margin (the “Minimum Eurodollar Applicable Margin”), and shall not exceed the maximum applicable margin (the “Maximum Eurodollar Applicable Margin”) corresponding to the Status then in effect on such date of determination as set forth below and (y) the non-default Applicable Margin for ABR Loans in effect at any time shall not be less than the minimum applicable margin (the “Minimum ABR Applicable Margin”), and shall not exceed the maximum applicable margin (the “Maximum ABR Applicable Margin”) corresponding to the Status then in effect on such date of determination as set forth below.

	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Minimum Eurodollar Applicable Margin	0.10%	0.10%	0.20%	0.25%	0.30%
Maximum Eurodollar Applicable Margin	0.75%	0.75%	0.875%	1.00%	1.125%
Minimum ABR Applicable Margin	0.00%	0.00%	0.00%	0.00%	0.00%
Maximum ABR Applicable Margin	0.00%	0.00%	0.00%	0.00%	0.125%

If at any time the Credit Default Swap Spread is unavailable, IBM and the Lenders shall negotiate in good faith (for a period of up to thirty days after the Credit Default Swap Spread becomes unavailable (such thirty-day period, the “Negotiation Period”)) to agree on an alternative method for establishing the Applicable Margin.  The Applicable Margin at any date of determination thereof which falls during the Negotiation Period shall be based upon the then most recently available quote of the Credit Default Swap Spread.  If no such alternative method is agreed upon during the Negotiation Period, the Applicable Margin at any date of determination subsequent to the end of the Negotiation Period shall be the greater of (i) a rate per annum based upon the then most recently available quote of the Credit Default Swap Spread (but in no event (A) greater than the Maximum Eurodollar Applicable Margin or the Maximum ABR Applicable Margin, as the case may be or (B) less than the Minimum Eurodollar Applicable Margin or the Minimum ABR Applicable Margin, as the case may be) and (ii) a rate per annum equal to 75% of the Maximum Eurodollar Applicable Margin or the Maximum ABR Applicable Margin, as the case may be.

“Attributable Debt”:  as of any date of determination, the present value (discounted semiannually at the Attributable Interest Rate) of the obligation of a lessee for rental payments pursuant to any Sale and Leaseback Transaction (reduced by the amount of the rental obligations of any sublessee of all or part of the same property) during the remaining term of such Sale and Leaseback Transaction (including any period for which the lease relating thereto has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales).  In the case of any Sale and Leaseback Transaction in which the lease is terminable by the lessee upon the payment of a penalty, such rental payments shall be considered for purposes of this definition to be the lesser of (a) the rental payments to be paid under such Sale and Leaseback Transaction until the first date (after the date of such determination) upon which it may be so terminated plus the then applicable penalty upon such termination and (b) the rental payments required to be paid during the remaining term of such Sale and Leaseback Transaction (assuming such termination provision is not exercised).

“Attributable Interest Rate”:  as of the date of its determination, the weighted average of the interest rates (or the effective rate in the case of original issue discount securities or discount securities) of (a) all Outstanding Securities (as such term is defined in the 1990 Indenture) of IBM under the 1990 Indenture and all securities of IBM issued and outstanding (as defined in the 1985 Indenture) under the 1985 Indenture to which Sections 6.05 and 6.06 of the 1985 Indenture apply (and whose application has not been waived), or (b) at any time when no securities of IBM referred to in clause (a) of this sentence are outstanding, all outstanding Loans and all other outstanding Funded Debt of IBM.

“Available Revolving Credit Commitment”:  as to any Lender, at any time of determination, an amount equal to such Lender’s Revolving Credit Commitment at such time minus such Lender’s Aggregate Outstanding Revolving Extensions of Credit at such time.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Day”:  in respect of any city, any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in that city.

“Bankruptcy Event”:  with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, other than via an Undisclosed Administration, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board”:  the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”:  as applicable, IBM or the relevant Subsidiary Borrower.

“Borrower Obligations”:  any and all obligations of any Borrower for the payment of money hereunder or in respect hereof, whether absolute or contingent (including, in the case of IBM, its obligations pursuant to the guarantee contained in Section 10).

“Borrowing Date”:  any Business Day specified in a notice pursuant to Section 2.2, 2.5 or 2.8 as a date on which the relevant Borrower requests US$ Loans to be made hereunder and, for the purposes of Section 3, any other date on which the relevant Borrower requests Local Currency Loans to be made under a Local Currency Facility.

“Business Day”:  a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan or an Index Rate Competitive Loan with respect to which the Eurodollar Rate or the Applicable Index Rate is determined based upon the Reuters screen in accordance with the definition of Eurodollar Rate or Applicable Index Rate, as the case may be, “Business Day” shall mean any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England and New York, New York.

“Calculation Date”:  (a) the last Business Day of each calendar month and (b) at the Administrative Agent’s option in its sole discretion, any Business Day on which a Borrower gives the Administrative Agent a notice requesting US$ Loans to be made hereunder.

“Capital Lease”:  with respect to any Person, any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased by such Person that is required to be accounted for as a liability on a balance sheet of such Person in accordance with GAAP.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Commitment Percentage”:  as to any Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Loans and

Funded Participations then outstanding constitutes of the aggregate principal amount of the Loans and Funded Participations of all Lenders then outstanding).

“Commitments”:  the collective reference to the Revolving Credit Commitments and any commitments to make Local Currency Loans under any Local Currency Facility.

“Competitive Loan”:  each loan made pursuant to Section 2.7.

“Competitive Loan Assignee”:  as defined in Section 11.7(a).

“Competitive Loan Assignment”:  any assignment by a Competitive Loan Lender to a Competitive Loan Assignee of a Competitive Loan; any such Competitive Loan Assignment to be registered in the Register must set forth, in respect of the Competitive Loan Assignee thereunder, the full name of such Competitive Loan Assignee, its address for notices, its lending office address (in each case with telephone and facsimile transmission numbers) and payment instructions for all payments to such Competitive Loan Assignee, and must contain an agreement by such Competitive Loan Assignee to comply with the provisions of Sections 2.18, 2.20, 11.7 and 11.21.

“Competitive Loan Borrowing Period”:  the period from and including the Effective Date until the earlier of (a) the date which is 14 days prior to the Termination Date and (b) the last day of the Revolving Credit Commitment Period.

“Competitive Loan Confirmation”:  each confirmation by the relevant Borrower of its acceptance of Competitive Loan Offers, which Competitive Loan Confirmation shall be substantially in the form of Exhibit A-1 and shall be delivered to the Administrative Agent in writing or by facsimile transmission.

“Competitive Loan Lender”:  each Lender that has agreed to offer to make Competitive Loans hereunder and each other Lender that shall hereafter be designated as a Competitive Loan Lender in accordance with the provisions of Sections 11.7 and 11.10.

“Competitive Loan Maturity Date”:  as to any Competitive Loan, the date specified by the relevant Borrower pursuant to Section 2.8(d)(ii) in its acceptance of the related Competitive Loan Offer.

“Competitive Loan Offer”:  each offer by a Competitive Loan Lender to make Competitive Loans pursuant to a Competitive Loan Request, which Competitive Loan Offer shall contain the information specified in Exhibit A-2 and shall be delivered to the Administrative Agent by telephone, immediately confirmed by facsimile transmission.

“Competitive Loan Request”:  each request by the relevant Borrower for Competitive Loan Lenders to submit bids to make Competitive Loans, which request shall contain the information in respect of such requested Competitive Loans specified in Exhibit A-3 and shall be delivered to the Administrative Agent in writing or by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

“Consolidated Adjusted Cash Flow”:  for any period, earnings before income taxes of IBM and its consolidated Subsidiaries for such period, excluding gains or losses from the divestiture or sale of a business, plus, to the extent deducted in arriving at earnings before income taxes of IBM and its consolidated Subsidiaries for such period, the sum of (i) Consolidated Net

Interest Expense, (ii) depreciation expense, (iii) amortization expense and (iv) restructuring charges minus the sum of (a) cash payments made during such period in respect of restructuring charges, (b) payments made during such period for plant, rental machines and other property excluding acquisitions of businesses (net of proceeds received during such period from dispositions of plant, rental machines and other property excluding divestitures or sales of businesses) and (c) investment in software for such period, all as determined on a consolidated basis in accordance with GAAP and, where applicable, determined by reference to the consolidated statement of earnings or (including in the case of clauses (b) and (c) above) statement of cash flows of IBM and its consolidated Subsidiaries.

“Consolidated Net Interest Expense”:  for any period, (a) total interest cost of IBM and the Subsidiaries for such period minus (b) interest income of IBM and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Interest Expense Ratio”:  for any period, the ratio of Consolidated Adjusted Cash Flow for such period to Consolidated Net Interest Expense for such period.

“Consolidated Net Tangible Assets”:  at any date, the total assets appearing on the consolidated statement of financial position of IBM and the Subsidiaries most recently delivered to the Administrative Agent pursuant to Section 4.5, 6.2(a) or 6.2(b), as the case may be, less (a) all current liabilities as shown on such statement and (b) intangible assets.  As used herein, “intangible assets” means the value (net of any applicable reserves) as shown on or reflected in such statement, of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium; but in no event shall the term “intangible assets” include program products.

“Controlled Person”:  any corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by IBM.

“Credit Default Swap Spread”:  at any determination date, the credit default swap spread applicable to senior unsecured debt of IBM that is not guaranteed by any other Person or subject to any other credit enhancement interpolated to the Termination Date (or if the Termination Date is less than one year from such determination date, the credit default swap spread applicable to senior unsecured debt of IBM that is not guaranteed by any other Person or subject to any other credit enhancement with a maturity of one year), in each case determined as of the close of business on the Business Day immediately preceding such determination date, as interpolated and reported by Markit Group Limited or any successor thereto. The Credit Default Swap Spread is determined (a) in the case of ABR Loans, initially on the Effective Date and thereafter on the first Business Day of each calendar quarter, and (b) in the case of any Eurodollar Loan, on the second Business Day prior to the first day of the Interest Period of such Eurodollar Loan (and, if applicable, the last Business Day prior to the continuation of such Eurodollar Loan), and thereafter, in the case of any Eurodollar Loan having an Interest Period of greater than three months, at the end of each successive three-month period during such Interest Period, with such Credit Default Swap Spread, as so determined, to be in effect as to such Eurodollar Loan for each day commencing with the first day of the applicable Interest Period until subsequently re-determined in accordance with the foregoing.

“Credit Party”:  the Administrative Agent and the Swing Line Lenders.

“Debt”:  with respect to any Person, without duplication, all indebtedness representing money borrowed which is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is otherwise responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds to or invest in, others).

“Default”:  any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”:  any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Swing Line Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified IBM or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Swing Line Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event or a Bail-In Action.

“Dollars” and “$”:  dollars in lawful currency of the United States of America.

“Domestic Subsidiary Borrower”:  any Subsidiary Borrower which (a) is organized under the laws of the United States of America, any state, Territory or possession thereof or the District of Columbia or (b) conducts a substantial portion of its business or maintains a substantial portion of its property or assets in any one or more of the foregoing jurisdictions.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date”:  as defined in Section 5.1.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder, as from time to time in effect.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Loans”:  Revolving Credit Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”:  with respect to any Eurodollar Loans for any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on the LIBOR01 or LIBOR02 page of the Reuters Screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the Eurodollar Rate shall be the Interpolated Rate at such time.  “Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Eurodollar Tranche”:  the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

“Event of Default”:  any of the events specified in Section 8, provided that all requirements for the giving of notice and/or the lapse of time have been satisfied.

“Exchange Rate”:  on any particular date, the rate at which Euros may be exchanged into Dollars, as set forth on such date on ICE Data Services as the “ask price” or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services.  In the event that such rate does not appear on ICE Data Services (or on any information service which publishes that rate of exchange from time to time in place of ICE Data Services), the “Exchange Rate” with respect to Euros shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and IBM or, in the absence of such agreement, such “Exchange Rate” shall instead be the rate that the Administrative Agent determines after using any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Existing Credit Agreement”:  as defined in the preamble hereto.

“Existing Termination Date”:  as defined in Section 2.21(c).

“Extension Request”:  as defined in Section 2.21(a).

“Extension Request Deadline”:  as defined in Section 2.21(b).

“Facility Fee Rate”:  for any day, the applicable rate per annum set forth below based on the Status in effect on such day:

Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
0.04%	0.05%	0.06%	0.08%	0.10%

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate”:  for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate, provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fixed Rate Competitive Loan Request”:  any Competitive Loan Request requesting the Competitive Loan Lenders to offer to make Fixed Rate Competitive Loans.

“Fixed Rate Competitive Loans”:  Competitive Loans the rate of interest applicable to which is equal to a fixed percentage rate per annum specified by the Competitive Loan Lender making such Loan in its Competitive Loan Offer (as opposed to a rate composed of the Applicable Index Rate plus or minus a margin).

“Foreign Subsidiary Borrower”:  any Subsidiary Borrower other than a Domestic Subsidiary Borrower.

“Funded Debt”:  any Debt maturing by its terms more than one year from the date of the issuance thereof, including any Debt renewable or extendible at the option of the obligor to a date later than one year from the date of the original issuance thereof.

“Funded Participations”:  any participations in Swing Line Loans or Local Currency Loans that have actually been funded by a Lender pursuant to Section 2.5(c), 3.3(b) or 3.3(c), as applicable, and have not been repaid or converted into Loans.

“GAAP”:  generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Incremental Commitment Supplement”:  as defined in Section 11.23(c).

“Indebtedness”:  with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services other than indebtedness to trade creditors and service providers incurred in the ordinary course of business, (b) obligations, contingent or otherwise, of such Person in connection with (i) letter of credit facilities or bankers’ acceptance facilities and (ii) interest rate swap agreements, interest rate cap agreements or similar arrangements used by a Person to fix or cap a floating rate of interest to a negotiated maximum rate or amount, or other similar facilities including currency swaps, (c) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person to pay rent or other amounts under a Capital Lease, (f) all indebtedness referred to in clause (a), (b), (c), (d) or (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, and (g) all Indebtedness of others guaranteed by such Person.  For purposes of this Agreement, the amount of any Indebtedness referred to in clause (b)(ii) of the preceding sentence shall be the amounts, including any termination payments, required to be paid to a counterparty rather than any notional amount with regard to which payments may be calculated.  For purposes of this Agreement, Indebtedness shall not include any indebtedness or other obligations issued by any Person (or by a trust or other entity established by such Person or any of its affiliates) which are primarily serviced by the cash flows of a discrete pool of receivables, leases or other financial assets which have been sold or transferred by IBM or any Subsidiary in securitization transactions (“Securitization Transactions”) which, in accordance with GAAP, are accounted for as sales for financial reporting purposes.  The definitions of Debt and Indebtedness in this Section 1.1 shall be independent in construction, interpretation and application.

“Index Rate Competitive Loan”:  Competitive Loans the rate of interest applicable to which is equal to the Applicable Index Rate plus or minus a margin.

“Index Rate Competitive Loan Request”:  any Competitive Loan Request requesting the Competitive Loan Lenders to offer to make Index Rate Competitive Loans.

“Interest Payment Date”:  (a) as to any ABR Loan (other than Swing Line Loans which do not constitute Unrefunded Swing Line Loans), the last day of each March, June, September and December to occur while such Loan is outstanding and the Termination Date, (b) as to any Swing Line Loan which does not constitute an Unrefunded Swing Line Loan, the last day such Loan is outstanding, (c) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (d) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (e) as to any Fixed Rate

Competitive Loan, each interest payment date specified by the relevant Borrower for such Loan in the related Competitive Loan Request (including, in any event, the Competitive Loan Maturity Date in respect of such Loan) and (f) as to any Index Rate Competitive Loan, (i) the Competitive Loan Maturity Date in respect of such Loan and (ii) each date (if any) occurring prior to such Competitive Loan Maturity Date which is three months, or a whole multiple thereof, after the Borrowing Date in respect of such Loan.

“Interest Period”:  with respect to any Eurodollar Loan:

(a)  initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(b)  thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)  if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)  any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

(iii)  any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Joint Lead Arrangers”:  JPMorgan Chase Bank, N.A., BNP Paribas Securities Corp., Citibank, N.A. and RBC Capital Markets, as Joint Lead Arrangers and Joint Bookrunners pursuant to this Agreement.

“Lender Addendum”: an instrument, substantially in the form of Exhibit H-1, by which a Lender becomes a party to this Agreement as of the Effective Date.

“Lender Parent”: with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.

“Lender Parties”: the Administrative Agent, the Syndication Agents, the Documentation Agents, the Swing Line Lenders and the Lenders, and any affiliate of any of the foregoing.

“Level I Status”:  exists at any date if, at such date, IBM has a long-term senior unsecured debt rating of AA or better by S&P or Aa2 or better by Moody’s.

“Level II Status”:  exists at any date if, at such date, Level I Status does not exist and IBM has a long-term senior unsecured debt rating of AA- or better by S&P or Aa3 or better by Moody’s.

“Level III Status”:  exists at any date if, at such date, neither Level I Status nor Level II Status exists and IBM has a long-term senior unsecured debt rating of A+ or better by S&P or A1 or better by Moody’s.

“Level IV Status”:  exists at any date if, at such date, neither Level I Status, Level II Status nor Level III Status exists and IBM has a long-term senior unsecured debt rating of A or better by S&P or A2 or better by Moody’s.

“Level V Status”:  exists at any date if, at such date, none of Level I Status, Level II Status, Level III Status or Level IV Status exists.

“Lien”:  with respect to any asset, any mortgage, pledge, security interest, lien, charge or other encumbrance whatsoever.

“Loan”:  any US$ Loan or Local Currency Loan.

“Local Currency”:  Dollars and any currency other than Dollars as to which an Exchange Rate may be calculated.

“Local Currency Facility”:  any credit facility designated as a “Local Currency Facility” pursuant to a Local Currency Facility Addendum and providing for borrowings in a Local Currency.

“Local Currency Facility Addendum”:  a Local Currency Facility Addendum received by the Administrative Agent substantially in the form of Exhibit F and conforming to the requirements of Section 3.

“Local Currency Facility Maximum Borrowing Amount”:  as defined in Section 3.1(b).

“Local Currency Facility Stated Maximum Borrowing Amount”:  the stated amount of any Local Currency Facility Maximum Borrowing Amount, without giving effect to any reductions thereof effected pursuant to Section 3.2(c) or (d).

“Local Currency Lender”:  any Lender (or, if applicable, any affiliate, branch or agency thereof) party to a Local Currency Facility.

“Local Currency Lender Maximum Borrowing Amount”:  as defined in Section 3.1(b).

“Local Currency Lender Stated Maximum Borrowing Amount”:  the stated amount of any Local Currency Lender Maximum Borrowing Amount, without giving effect to any reductions thereof pursuant to Section 3.2(c) or (d).

“Local Currency Loan”:  any loan made pursuant to a Local Currency Facility.

“Local Currency Loans (US$ Equivalent)”:  the US$ Equivalent of the relevant Local Currency Loans.

“Local Currency Responsible Lender”:  with respect to any Lender, or affiliate, branch or agency thereof, party to a Local Currency Facility, such Lender.

“Margin Stock”:  as defined under Regulation U.

“Material Adverse Effect”:  a material adverse effect on (a) the financial condition of IBM and the Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or the rights or remedies of the Administrative Agent and the Lenders hereunder.

“Maximum Subsidiary Borrowing Amount”:  as defined in Section 5.2(d).

“Moody’s”:  Moody’s Investors Services, Inc. and its successors.

“New Lender”:  as defined in Section 11.23(b).

“New Lender Supplement”:  as defined in Section 11.23(b).

“Non-Excluded Taxes”:  as defined in Section 2.18(a).

“Non-Extending Lender”:  as defined in Section 2.21(b).

“NYFRB”: the Federal Reserve Bank of New York.

“NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate (which if less than zero shall be deemed zero) in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero.

“Other Connection Taxes”: with respect to the Administrative Agent, any Lender or any Transferee, taxes imposed as a result of a present or former connection between the Administrative Agent, such Lender or such Transferee, and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent, such Lender or such Transferee having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, this Agreement, or sold or assigned an interest in any Loan or this Agreement).

“Other Taxes”:  all present or future stamp, court, or documentary, intangible, recording, filing or similar taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment request by a Borrower under Section 11.11).

“Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S. managed banking offices of depository institutions (as such composite rate shall be determined by the Federal Reserve Bank of New York as set forth on its public website from time to time) and published on the next succeeding business day by the Federal Reserve Bank of New York as an overnight bank funding rate (from and after such date as the Federal Reserve Bank of New York shall commence to publish such composite rate).

“Participant”:  as defined in Section 11.6.

“Permitted Liens”:  (a)  pledges or deposits made to secure obligations of IBM or a Restricted Subsidiary under workmen’s compensation laws or similar legislation; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s, vendors’, repairmen’s or other like Liens incurred in the ordinary course of business; (c) governmental (Federal, state or municipal) Liens arising out of contracts for the purchase of products of IBM or a Restricted Subsidiary, and deposits or pledges to obtain the release of any of the foregoing Liens; (d) Liens created by or resulting from any litigation or legal proceeding that is currently being contested in good faith by appropriate proceedings; (e) leases made or existing on Principal Property entered into in the ordinary course of business by IBM or a Restricted Subsidiary; (f) landlords’ Liens under leases of Principal Property to which IBM or a Restricted Subsidiary is a party; (g) zoning restrictions, easements, licenses or restrictions on the use of Principal Property or minor irregularities in the title thereto that in any such case do not interfere materially with the use of such Principal Property by IBM or any Restricted Subsidiary; (h) deposits in connection with bids, tenders or contracts (other than for the payment of money) to which IBM or any Restricted Subsidiary is a party; (i) deposits to secure public or statutory obligations of IBM or any Restricted Subsidiary; (j) deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters; (k) deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which IBM or any Restricted Subsidiary is a party; and (l) Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings.

“Person”:  an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan Asset Regulations”: 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Principal Property”:  any land, land improvements, buildings and associated factory, laboratory and office equipment (excluding all products marketed by IBM or any Subsidiary) constituting a manufacturing facility, development facility, warehouse facility, service facility or office facility (including any portion thereof), which facility (a) is owned by or leased to IBM or any Restricted Subsidiary, (b) is located within the United States, and (c) has an acquisition cost plus capitalized improvements in excess of 0.15% of Consolidated Net Tangible Assets as of the date of such determination, other than (i) any such facility, or portion thereof, which has been financed by obligations issued by or on behalf of a state, a Territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is, or at the time of issuance of such obligations was determined by counsel to be, excludable from the gross income of the holders thereof (other than a “substantial user” of such facility or a “related person” as those terms were used in Section 147 of the Code) pursuant to the provisions of Section 103 and related Sections of the Code (or any similar provisions hereafter enacted) as in effect at the time of issuance of such obligations, (ii) any such facility which the Board of Directors of IBM, or a duly authorized committee thereof, may by resolution declare is not of material importance to IBM and the Restricted Subsidiaries, taken as a whole (provided that IBM has delivered written notice of such declaration to the Administrative Agent), and (iii) any such facility, or portion thereof, owned or leased jointly or in common with one or more Persons other than IBM and any Subsidiary and in which the interest of IBM and all Subsidiaries does not exceed 50%.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Date”:  as defined in Section 2.21(c).

“Purchasing Lender”:  as defined in Section 11.8(a).

“Reference Lenders”:  JPMorgan Chase Bank, Barclays Capital, the investment banking division of Barclays Bank PLC, BNP Paribas and Citibank, N.A..

“Register”:  as defined in Section 11.9(a).

“Regulation T”:  Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U”:  Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X”:  Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Required Lenders”:  at any date, the holders of more than 50% of the aggregate Revolving Credit Commitments, or, if the Revolving Credit Commitments have been terminated or for the purposes of determining whether to accelerate the Loans pursuant to Section 8, of the aggregate unpaid principal amount of the Loans and Funded Participations.

“Requirement of Law”:  as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Reset Date”:  as defined in Section 3.2(a).

“Responsible Officer”:  the Chief Executive Officer, the Chief Financial Officer, the Vice President and Treasurer, the Vice President and Controller, any Assistant Controller and any Assistant Treasurer of IBM.

“Restricted Securities”:  any capital stock or Indebtedness of any Restricted Subsidiary.

“Restricted Subsidiary”:  (a) any Subsidiary (i) which has substantially all its property within the United States of America, (ii) which owns or is a lessee of any property that would be a Principal Property but for clause (a) of the definition of such term contained in this Section 1.1, and (iii) in which the investment of IBM and all other Subsidiaries exceeds 0.15% of Consolidated Net Tangible Assets as of the date of such determination; provided, however, that the term “Restricted Subsidiary” shall not include (A) any Subsidiary (x) primarily engaged in the business of purchasing, holding, collecting, servicing or otherwise dealing in and with installment sales contracts, leases, trust receipts, mortgages, commercial paper or other financing instruments, and any collateral or agreements relating thereto, including in the business, individually or through partnerships, of financing (whether through long- or short-term borrowings, pledges, discounts or otherwise) the sales, leasing or other operations of IBM and the Subsidiaries or any of them, or (y) engaged in the business of financing the assets and operations of third parties, and (z) in any case, not, except as incidental to such financing business, engaged in owning, leasing or operating any property which but for this proviso would qualify as Principal Property or (B) any Subsidiary acquired or organized after July 15, 1985, for the purpose of acquiring the stock or business or assets of any Person other than IBM or any Restricted Subsidiary, whether by merger, consolidation, acquisition of stock or assets or similar transaction analogous in purpose or effect, so long as such Subsidiary shall not have, since such date, and does not hereafter acquire by merger, consolidation, acquisition of stock or assets or similar transaction analogous in purpose or effect all or any substantial part of the business or assets of IBM or any Restricted Subsidiary; and (b) any other Subsidiary which is hereafter designated by the Board of Directors of IBM, or a duly authorized committee thereof, as a Restricted Subsidiary.

“Revolving Credit Borrowing Share”:  for any borrowing of Revolving Credit Loans, with respect to any Lender, an amount equal to such Lender’s Adjusted Revolving Credit Commitment Percentage of the amount of such borrowing.  As used in this definition, “Adjusted Revolving Credit Commitment Percentage” means, as to any Lender, at any time of determination, the percentage which such Lender’s Available Revolving Credit Commitment then constitutes of the aggregate Available Revolving Credit Commitments of all Lenders at such time.

“Revolving Credit Commitment”:  as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrowers hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1, as such amount may be changed from time to time in accordance with the provisions of this Agreement.

“Revolving Credit Commitment Period”:  the period from and including the Effective Date to but not including the Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

“Revolving Credit Loans”:  as defined in Section 2.1.

“S&P”:  Standard & Poor’s Financial Services LLC and its successors.

“Sale and Leaseback Transaction”:  any arrangement with any Person providing for the leasing by IBM or any Restricted Subsidiary of any Principal Property (whether such Principal Property is now owned or hereafter acquired) that has been or is to be sold or transferred by IBM or such Restricted Subsidiary to such Person, other than (a) temporary leases for a term, including renewals at the option of the lessee, of not more than three years; (b) leases between IBM and a Restricted Subsidiary or between Restricted Subsidiaries; and (c) leases of Principal Property executed by the time of, or within 180 days after the latest of, the acquisition, the completion of construction or improvement (including any improvements on property which will result in such property becoming Principal Property), or the commencement of commercial operation of such Principal Property.

“Sanctioned Country”: at any time, a country, region or territory that is itself or whose government is the subject or target of any Sanctions (currently, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state or her Majesty’s Treasury of the United Kingdom, (b) any Person, organized or resident in a Sanctioned Country, or (c) any Person 50% or more owned or controlled (to the knowledge of the Borrower) by any such Person or Persons.

“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom .

“SEC”:  the Securities and Exchange Commission and any successor agency.

“Secured Debt”:  (a) Debt of IBM or a Restricted Subsidiary which is secured by any Lien other than a Permitted Lien upon any Principal Property or Restricted Securities and (b) Indebtedness of IBM or a Restricted Subsidiary in respect of any conditional sale or other title retention agreement covering Principal Property or Restricted Securities; but “Secured Debt” shall not include any of the following:

(i)            Debt of IBM and the Restricted Subsidiaries outstanding on July 15, 1985, secured by then existing Liens upon, or incurred in connection with conditional sales agreements or other title retention agreements with respect to, Principal Property or Restricted Securities;

(ii)           Debt of IBM or a Restricted Subsidiary secured by (A) purchase money Liens upon Principal Property or Restricted Securities acquired after July 15, 1985, or (B) Liens placed on Principal Property after July 15, 1985, during construction or improvement thereof (including any improvements on property which resulted or will result in such property becoming Principal Property) or placed thereon within 180 days after the later of acquisition, completion of construction or improvement or the commencement of commercial operation of such Principal Property or improvement, or placed on Restricted Securities acquired after July 15, 1985, or (C) conditional sale agreements or other title retention agreements with respect to any Principal Property or Restricted Securities acquired after July 15, 1985, if (in each case referred to in this subparagraph (ii)) (x) such Lien or agreement secures all or any part of the Debt incurred for the purpose of financing all or any part of the purchase price or cost of construction of such Principal Property or improvement or Restricted Securities and (y) such Lien or agreement does not extend to any Principal Property or Restricted Securities other than the Principal Property or Restricted Securities so acquired or the Principal Property, or portion thereof, on which the property so constructed, or such improvement, is located; provided, however, that the amount by which the aggregate principal amount of Debt secured by any such Lien or agreement exceeds the cost to IBM or such Restricted

Subsidiary of the related acquisition, construction or improvement shall be considered to be “Secured Debt”;

(iii)          Debt of IBM or a Restricted Subsidiary secured by Liens on Principal Property or Restricted Securities, which Liens exist at the time of acquisition (by any manner whatsoever) of such Principal Property or Restricted Securities by IBM or a Restricted Subsidiary;

(iv)          Debt of Restricted Subsidiaries owing to IBM or any other Restricted Subsidiary or Debt of IBM owing to any Restricted Subsidiary;

(v)           in the case of any corporation which becomes (by any manner whatsoever), as the case may be, a Restricted Subsidiary after the Effective Date, Debt secured by Liens upon, or conditional sale agreements or other title retention agreements with respect to, its property which constitutes Principal Property or Restricted Securities, which Liens shall have existed or exist, as the case may be, at the time such corporation shall have become or becomes, as the case may be, a Restricted Subsidiary;

(vi)          guarantees by IBM of Secured Debt and Attributable Debt of any Restricted Subsidiaries and guarantees by a Restricted Subsidiary of Secured Debt and Attributable Debt of IBM and any other Restricted Subsidiaries;

(vii)         Debt arising from any Sale and Leaseback Transaction;

(viii)        Debt secured by Liens on property of IBM or a Restricted Subsidiary in favor of the United States of America, any state, Territory or possession thereof, or the District of Columbia, or any department, agency or instrumentality or political subdivision of the United States of America or any state, Territory or possession thereof, or the District of Columbia, or in favor of any other country or any political subdivision thereof, if such Debt was incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens; provided, however, that the amount by which the aggregate principal amount of Debt secured by any such Lien exceeds the cost to IBM or such Restricted Subsidiary of the related acquisition or construction shall be considered to be “Secured Debt”; and

(ix)          the replacement, extension or renewal (or successive replacements, extensions or renewals) of any Debt (in whole or in part) excluded from the definition of “Secured Debt” by subparagraphs (i) through (viii) above; provided, however, that no Lien securing, or conditional sale or title retention agreement with respect to, such Debt shall extend to or cover any Principal Property or any Restricted Securities, other than such property which secured the Debt so replaced, extended or renewed (plus improvements on or to any such Principal Property); provided, further, however, that to the extent that such replacement, extension or renewal increased or increases the principal amount of Debt secured by such Lien or was or is in a principal amount in excess of the principal amount of Debt excluded from the definition of “Secured Debt” by subparagraphs (i) through (viii) above, the amount of such increase or excess shall be considered to be “Secured Debt”.

In no event shall the foregoing provisions be interpreted to mean or their operation to cause the same Debt to be included more than once in the calculation of “Secured Debt” as that term is used herein.

“Securitization Transactions”:  as defined in the definition of Indebtedness.

“Significant Subsidiary”:  any Subsidiary that would be a “significant subsidiary” within the meaning of Rule 1-02 of the SEC’s Regulation S-X.

“Status”:  as to IBM, the existence of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status, as the case may be.

“Subsidiary”:  (a) any corporation of which IBM owns or controls more than 50% of the outstanding Voting Stock or (b) any such corporation of which such percentage of shares of outstanding Voting Stock shall at the time be owned or controlled by IBM or one or more Subsidiaries as defined in clause (a) or by one or more such Subsidiaries.

“Subsidiary Borrower”:  a Subsidiary or Controlled Person (a) which is designated as a Subsidiary Borrower by IBM with the consent of the Administrative Agent, (b) which has delivered to the Administrative Agent a Subsidiary Borrower Request and (c) whose designation as a Subsidiary Borrower has not been terminated pursuant to Section 5.2(d).

“Subsidiary Borrower Addendum”: an instrument, substantially in the form of Exhibit H-2, by which any Subsidiary that is a Subsidiary Borrower on the Effective Date becomes a party to this Agreement.

“Subsidiary Borrower Notice and Designation”:  a notice and designation, substantially in the form of Exhibit B-1, which may be delivered by IBM, and received and consented to by the Administrative Agent, and which shall identify a Subsidiary Borrower and the Maximum Subsidiary Borrowing Amount with respect to such Subsidiary Borrower, and shall be accompanied by a Subsidiary Borrower Request.

“Subsidiary Borrower Obligations”:  with respect to each Subsidiary Borrower, the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans made to such Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the US$ Loans and Local Currency Loans made to such Borrower and all other obligations and liabilities of such Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Local Currency Facility or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel (including the allocated costs of internal counsel) to the Administrative Agent or to any Lender that are required to be paid by such Borrower pursuant to this Agreement or any Local Currency Facility) or otherwise.

“Subsidiary Borrower Request”:  a request, substantially in the form of Exhibit B-2, which is received by the Administrative Agent in connection with a Subsidiary Borrower Notice and Designation.

“Swing Line Borrower”:  IBM and, subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), any Subsidiary Borrower designated as a “Swing Line Borrower” in the relevant Subsidiary Borrower Notice and Designation.

“Swing Line Borrowing Share”:  for any borrowing of Swing Line Loans, with respect to any Swing Line Lender, an amount equal to such Swing Line Lender’s Adjusted Swing Line Commitment Percentage of the amount of such borrowing.

As used in this definition:

“Adjusted Swing Line Commitment Percentage” means, as to any Swing Line Lender, at any time of determination, the percentage which such Swing Line Lender’s Available Swing Line Commitment then constitutes of the aggregate Available Swing Line Commitments of all Swing Line Lenders at such time.

“Available Swing Line Commitment”:  as to any Swing Line Lender, at any time of determination, an amount equal to the lesser of (a) such Swing Line Lender’s Swing Line Commitment at such time minus the aggregate principal amount of all Swing Line Loans made by such Swing Line Lender then outstanding and (b) such Swing Line Lender’s Revolving Credit Commitment at such time minus such Swing Line Lender’s Aggregate Outstanding Revolving Extensions of Credit at such time.

“Swing Line Commitment”:  as to any Swing Line Lender, the obligation of such Lender to make Swing Line Loans to the Swing Line Borrowers hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Swing Line Lender’s name on Schedule 1.1, as such amount may be changed from time to time in accordance with the provisions of this Agreement.

“Swing Line Exposure”:  at any time, the sum of the aggregate amount of all outstanding Swing Line Loans at such time.  The Swing Line Exposure of any Lender at any time shall be its Revolving Credit Borrowing Share of the total Swing Line Exposure at such time.

“Swing Line Lender”:  each of the Lenders that have agreed to make Swing Line Loans hereunder as indicated on Schedule 1.1 and each other Lender that shall hereafter be designated as a Swing Line Lender in accordance with the provisions of Sections 11.8 and 11.10.

“Swing Line Loan”:  as defined in Section 2.5(a).

“taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including interest, additions to tax or penalties applicable thereto.

“Termination Date”: July 20, 2023, as such date may be extended pursuant to Section 2.21 (or if such date is not a Business Day, the Business Day immediately prior thereto).

“Transactions”:  as defined in Section 4.2.

“Transferee”:  as defined in Section 11.9.

“Type”:  (a) as to any Revolving Credit Loan, its nature as a ABR Loan or a Eurodollar Loan and (b) as to any Competitive Loan, its nature as a Fixed Rate Competitive Loan or an Index Rate Competitive Loan.

“Undisclosed Administration”: in relation to a Lender, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unrefunded Swing Line Loans”:  as defined in Section 2.5(c).

“US$ Equivalent”:  on any date of determination, with respect to any amount in any Local Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent using the Exchange Rate with respect to such Local Currency then in effect as determined pursuant to Section 3.

“US$ Facility Overage”:  an amount equal to the excess of (a) the aggregate Revolving Credit Commitments over (b) the aggregate amount of all Local Currency Facility Maximum Borrowing Amounts (determined, if applicable, after giving effect to any reduction therein made pursuant to Section 3.2(c)).

“US$ Loan”:  any Revolving Credit Loan, Swing Line Loan or Competitive Loan made pursuant to this Agreement.

“US$ Revolving Credit Overage”:  with respect to any Lender, an amount equal to the excess, if any, of (a) such Lender’s Revolving Credit Commitment over (b) the aggregate Local Currency Lender Stated Maximum Borrowing Amounts with respect to all Local Currency Facilities to which such Lender is a party.

“Voting Stock”:  with respect to any Person, outstanding capital stock of such Person ordinarily (and apart from rights exercisable upon the occurrence of any contingency) having the power to vote in the election of directors of such Person.

“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2  Other Definitional Provisions.  (a)  Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any instrument, certificate or other document made or delivered pursuant hereto.

(b)   As used herein and in any instrument, certificate or other document made or delivered pursuant hereto, accounting terms relating to IBM and the Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, provided that, if IBM notifies the Administrative Agent that IBM requests an amendment of any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof (or if the Administrative Agent notifies IBM that the Required Lenders request an amendment of any provision hereof for such purpose), regardless of whether such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be applied on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(c)    The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.  References herein do not include references to any provision of any Local Currency Facility or Loans outstanding thereunder unless otherwise specified.

(d)   The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)    Notwithstanding anything to the contrary herein, (i) in no event shall any Lender be required to fund a Loan or participation hereunder to the extent such funding would cause the aggregate outstanding principal amount of Revolving Credit Loans, Swing Line Loans, Local Currency Loans (US$ Equivalent) and Funded Participations made by such Lender to exceed such Lender’s Revolving Credit Commitment and (ii) for all purposes of calculating the outstanding amount of Swing Line Loans and Local Currency Loans held by any Lender, unless, in the judgment of the Administrative Agent, the context otherwise requires, the amount thereof shall be deemed to be reduced by the amount of Funded Participations actually received by such Lender in respect of such Swing Line Loans or Local Currency Loans, as applicable.

SECTION 2.         AMOUNT AND TERMS OF US$ FACILITIES

2.1  Revolving Credit Commitments.  (a)  Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in Dollars (“Revolving Credit Loans”) to any of IBM or any Subsidiary Borrower from time to time during the Revolving Credit Commitment Period.  During the Revolving Credit Commitment Period each Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  Notwithstanding anything to the contrary contained in this Agreement, in no event may Revolving Credit Loans be borrowed under this Section 2 if, after giving effect thereto, (i) the aggregate principal amount of the US$ Loans and Local Currency Loans (US$ Equivalent) then outstanding would exceed the aggregate Revolving Credit Commitments then in effect, (ii) the aggregate principal amount of US$ Loans and Local Currency Loans (US$ Equivalent) made to any Subsidiary Borrower then outstanding would exceed the Maximum Subsidiary Borrowing Amount with respect to such Subsidiary Borrower set forth in the most recent Subsidiary Borrower Notice and Designation delivered by IBM pursuant to Section 5.2(d) or (iii) the aggregate principal amount of Revolving Credit Loans, Swing Line Loans, Local Currency Loans (US$ Equivalent) and Funded Participations made by any Lender then outstanding would exceed such Lender’s Revolving Credit Commitment. IBM shall notify the Lenders (through the Administrative Agent) promptly after it has determined to cause any Subsidiary to become a Subsidiary Borrower, but in any event no later than the date such Subsidiary actually becomes a Subsidiary Borrower hereunder.

(b)   The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the relevant Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.3, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

2.2  Procedure for Revolving Credit Borrowing.  Each Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day; provided that such Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 11:00 a.m., New York City time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) 10:00 a.m., New York City time, on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Loan and the respective lengths of the initial Interest Periods therefor.  Each borrowing under the Revolving Credit Commitments shall be in a minimum aggregate principal amount of the lesser of (i) $50,000,000 or an integral multiple of $5,000,000 in excess thereof and (ii) the aggregate amount of the then Available Revolving Credit Commitments.  Upon receipt of any such notice from any Borrower, the Administrative Agent shall promptly notify each Lender of the aggregate amount of such borrowing and of the amount of such Lender’s Revolving Credit Borrowing Share (if any) thereof.  Each Lender will make the amount of its Revolving Credit Borrowing Share of each such borrowing available to the Administrative Agent for the account of the relevant Borrower at the office of the Administrative Agent specified in Section 11.2 prior to 2:00 p.m., New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent.  Such borrowing will then be made available to the relevant Borrower by the Administrative Agent crediting the account of such Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent; provided that if on the Borrowing Date of any Revolving Credit Loans to be made to any Borrower, any Swing Line Loans made to such Borrower shall be then outstanding, the proceeds of such Revolving Credit Loans shall first be applied to pay in full such Swing Line Loans, with any remaining proceeds to be made available to such Borrower as provided above.

2.3  Conversion and Continuation Options for Revolving Credit Loans.  (a)  Each Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans, by giving the Administrative Agent at least one Business Day’s prior irrevocable notice of such election; provided that if any such conversion of Eurodollar Loans is made other than on the last day of an Interest Period with respect thereto, such Borrower shall pay any amounts due to the Lenders pursuant to Section 2.19 as a result of such conversion.  Each Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election.  Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor.  Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.  All or any part of outstanding Eurodollar Loans or ABR Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, Section 2.4 shall not have been contravened and (iii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

(b)   Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving at least three Business Days’ prior irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan may be continued as such (i) when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion that such a continuation is not appropriate, (ii) if, after giving effect thereto, Section 2.4 would be contravened or (iii) after the date that is one month prior to the Termination Date and provided, further, that if such Borrower shall fail to give any required notice as described above in this Section 2.3 or if such continuation is not permitted pursuant to the preceding proviso such Loans shall automatically be converted to ABR Loans on the last day of such then expiring Interest Period.

2.4  Minimum Amounts and Maximum Number of Eurodollar Tranches.  All borrowings, optional prepayments, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (a) the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $50,000,000 or a whole multiple of $5,000,000 in excess thereof and (b) there shall be no more than twenty Eurodollar Tranches outstanding at any one time.

2.5  Swing Line Loans.  (a)  Subject to the terms and conditions hereof, each Swing Line Lender severally agrees to make swing line loans in Dollars (individually, a “Swing Line Loan”; collectively, the “Swing Line Loans”) to any Swing Line Borrower from time to time during the Revolving Credit Commitment Period in accordance with the procedures set forth in this Section 2.5; provided, that (i) the aggregate outstanding principal amount of all Swing Line Loans shall not exceed $2,000,000,000 at any one time, (ii) the principal amount of any borrowing of Swing Line Loans may not exceed the aggregate amount of the Available Revolving Credit Commitments of all Lenders immediately prior to such borrowing, (iii) in no event may Swing Line Loans be borrowed hereunder if, after giving effect thereto, (x) the aggregate principal amount of Swing Line Loans, Revolving Credit Loans and Local Currency Loans (US$ Equivalent) made by any Swing Line Lender then outstanding would exceed such Swing Line Lender’s Revolving Credit Commitment, (y) the aggregate principal amount of US$ Loans and Local Currency Loans (US$ Equivalent) made to any Subsidiary Borrower then outstanding would exceed the Maximum Subsidiary Borrowing Amount with respect to such Subsidiary Borrower set forth in the most recent Subsidiary Borrower Notice and Designation delivered by IBM pursuant to Section 5.2(d) or (z) the aggregate principal amount of Swing Line Loans made by any Swing Line Lender then outstanding would exceed the Swing Line Commitment of such Swing Line Lender and (iv) in no event may Swing Line Loans be borrowed hereunder if (x) the Administrative Agent shall have received notice from the Required Lenders specifying that a Default or Event of Default shall have occurred and be continuing and (y) such Default or Event of Default shall not have been subsequently cured or waived.  Amounts borrowed by any Swing Line Borrower under this Section 2.5 may be repaid and, up to but excluding the Termination Date, reborrowed.  All Swing Line Loans shall at all times be ABR Loans.  The relevant Swing Line Borrower shall give the Administrative Agent irrevocable notice of any Swing Line Loans requested hereunder (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time, on the requested Borrowing Date) specifying (A) the amount to be borrowed, and (B) the requested Borrowing Date.  Upon receipt of such notice, the Administrative Agent shall promptly notify each Swing Line Lender of the aggregate amount of such borrowing and of the amount of such Swing Line Lender’s Swing Line Borrowing Share (if any) thereof.  Not later than 2:00 p.m., New York City time, on the Borrowing Date specified in such notice each Swing Line Lender shall make its Swing Line Borrowing Share of such Swing Line Loans available to the Administrative Agent for the account of the relevant Swing Line Borrower at the office of the Administrative Agent set forth in Section 11.2 in funds immediately available to the Administrative Agent.  The proceeds of such borrowing will then be immediately made available to the relevant Swing Line Borrower by the Administrative Agent crediting the account of such Swing Line Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Swing Line Lenders and in like funds as received by the Administrative Agent.  The Administrative Agent and the Swing Line Lenders acknowledge that the funding provisions in respect of the Swing Line Commitments are material terms of this Agreement and that it is of importance to the Swing Line Borrowers that the funding of Swing Line Loans be made in a timely and efficient manner.  Each borrowing pursuant to this Section 2.5 shall be in a minimum aggregate principal amount of the lesser of (i) $20,000,000 or an integral multiple of $5,000,000 in excess thereof and (ii) the aggregate amount of the then Available Swing Line Commitments.

(b)   Notwithstanding the occurrence of any Default or Event of Default or noncompliance with the conditions precedent set forth in Section 5 or the minimum borrowing amounts specified in Section 2.2, if any Swing Line Loans shall remain outstanding at 10:00 a.m., New York City time, on the seventh Business Day following the Borrowing Date thereof, or, in the Administrative Agent’s sole discretion and subject to two Business Day’s advance notice to IBM, at 10:00 a.m., New York City time on any other Business Day following the Borrowing Date thereof designated by the Administrative Agent, and if by such time on such seventh Business Day or designated Business Day, as the case may be, the Administrative Agent shall have received neither (i) a notice of borrowing delivered by the relevant Swing Line Borrower pursuant to Section 2.2 requesting that Revolving Credit Loans be made pursuant to Section 2.1 on the immediately succeeding Business Day in an amount at least equal to the aggregate principal amount of such Swing Line Loans, nor (ii) any other notice satisfactory to the Administrative Agent indicating such Swing Line Borrower’s intent to repay all such Swing Line Loans on the immediately succeeding Business Day with funds obtained from other sources, the Administrative Agent shall be deemed to have received a notice from such Swing Line Borrower pursuant to Section 2.2 requesting that ABR Loans be made pursuant to Section 2.1 on such immediately succeeding Business Day in an amount equal to the aggregate amount of such Swing Line Loans, and the procedures set forth in Section 2.2 shall be followed in making such ABR Loans, provided, that for the purposes of determining each Lender’s Revolving Credit Borrowing Share with respect to such borrowing, the outstanding principal amount of Swing Line Loans shall be deemed to be zero.  The proceeds of such ABR Loans shall be applied to repay such Swing Line Loans.

(c)   If, for any reason, ABR Loans may not be, or are not, made pursuant to paragraph (b) of this Section 2.5 to repay Swing Line Loans as required by such paragraph, effective on the date such ABR Loans would otherwise have been made, each Lender severally, unconditionally and irrevocably agrees that it shall, without regard to the occurrence of any Default or Event of Default, purchase a participating interest in such Swing Line Loans (“Unrefunded Swing Line Loans”) in an amount equal to the amount of ABR Loans which would otherwise have been made by such Lender pursuant to paragraph (b) of this Section 2.5.  Each Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation, and the proceeds of such participation shall be distributed by the Administrative Agent to each Swing Line Lender in such amount as will reduce the amount of the participating interest retained by such Swing Line Lender in its Swing Line Loans to the amount of the ABR Loans which were to have been made by it pursuant to paragraph (b) of this Section 2.5.  All payments in respect of Unrefunded Swing Line Loans and participations therein shall be made in accordance with Section 2.15.

2.6  Optional Prepayments of Revolving Credit Loans and Swing Line Loans Each Borrower may at any time and from time to time prepay the Revolving Credit Loans and the Swing Line Loans (subject, in the case of Eurodollar Loans, to compliance with the terms of Sections 2.4 and 2.19), in whole or in part, without premium or penalty, upon at least one Business Day’s irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans (including the Eurodollar Tranche(s) to which such prepayment is to be applied), ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each, provided, that notice of any prepayment of Swing Line Loans may be delivered to the Administrative Agent as late as, but no later than, 12:00 Noon, New York City time, on the date of such prepayment.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of ABR Loans) accrued interest to such date on the amount prepaid.  Partial prepayments of Revolving Credit Loans shall be in an aggregate principal amount of $50,000,000 or a whole multiple of $5,000,000 in excess thereof (or, if less, the remaining outstanding principal amount thereof).  Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of

$20,000,000 or a whole multiple of $5,000,000 in excess thereof (or, if less, the remaining outstanding principal amount thereof).

2.7  The Competitive Loans.  Subject to the terms and conditions of this Agreement, each Borrower may borrow Competitive Loans in Dollars from time to time during the Competitive Loan Borrowing Period on any Business Day, provided, that in no event may Competitive Loans be borrowed hereunder if, after giving effect thereto (a) the aggregate principal amount of US$ Loans and Local Currency Loans (US$ Equivalent) then outstanding would exceed the aggregate amount of the Revolving Credit Commitments at such time or (b) the aggregate principal amount of US$ Loans and Local Currency Loans (US$ Equivalent) made to any Subsidiary Borrower then outstanding would exceed the Maximum Subsidiary Borrowing Amount with respect to such Subsidiary Borrower set forth in the most recent Subsidiary Borrower Notice and Designation delivered by IBM pursuant to Section 5.2(d).  Within the limits and on the conditions hereinafter set forth with respect to Competitive Loans, each Borrower from time to time may borrow, repay and reborrow Competitive Loans.

2.8  Procedure for Competitive Loan Borrowing.  (a)  The relevant Borrower shall request Competitive Loans by delivering a Competitive Loan Request to the Administrative Agent, not later than 12:00 Noon (New York City time) four Business Days prior to the proposed Borrowing Date (in the case of an Index Rate Competitive Loan Request), and not later than 10:00 a.m. (New York City time) one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate Competitive Loan Request).  Each Competitive Loan Request may solicit bids for Competitive Loans in an aggregate principal amount of $20,000,000 or an integral multiple of $5,000,000 in excess thereof and having not more than three alternative maturity dates.  The maturity date for each Fixed Rate Competitive Loan shall be not less than 14 days nor more than 180 days after the Borrowing Date therefor and the maturity date for each Index Rate Competitive Loan shall be not less than one month nor more than six months after the Borrowing Date therefor, and in any event shall be not later than the Termination Date.  The Administrative Agent shall notify each Competitive Loan Lender promptly by facsimile transmission of the contents of each Competitive Loan Request received by the Administrative Agent.

(b)   In the case of an Index Rate Competitive Loan Request, upon receipt of notice from the Administrative Agent of the contents of such Competitive Loan Request, each Competitive Loan Lender may elect, in its sole discretion, to offer irrevocably, subject to Section 5, to make one or more Competitive Loans at the Applicable Index Rate plus or minus a margin determined by such Competitive Loan Lender in its sole discretion for each such Competitive Loan.  Any such irrevocable offer shall be made by delivering a Competitive Loan Offer to the Administrative Agent, before 10:30 a.m. (New York City time) on the day that is three Business Days before the proposed Borrowing Date, setting forth:

(i)            the maximum amount of Competitive Loans for each maturity date and the aggregate maximum amount of Competitive Loans for all maturity dates which such Competitive Loan Lender would be willing to make (which amounts may, subject to Section 2.7, exceed such Competitive Loan Lender’s Revolving Credit Commitment); and

(ii)           the margin above or below the Applicable Index Rate at which such Competitive Loan Lender is willing to make each such Competitive Loan.

The Administrative Agent shall advise the relevant Borrower before 11:00 a.m. (New York City time) on the date which is three Business Days before the proposed Borrowing Date of the contents of each such Competitive Loan Offer received by it.  If the Administrative Agent, in its capacity as a Competitive Loan Lender, shall elect, in its sole discretion, to make any such Competitive Loan Offer, it shall advise the relevant Borrower of the contents of its Competitive Loan Offer before 10:15 a.m. (New York City time) on the date which is three Business Days before the proposed Borrowing Date.

(c)   In the case of a Fixed Rate Competitive Loan Request, upon receipt of notice from the Administrative Agent of the contents of such Competitive Loan Request, each Competitive Loan Lender may elect, in its sole discretion, to offer irrevocably, subject to Section 5, to make one or more Competitive Loans at a rate of interest determined by such Competitive Loan Lender in its sole discretion for each such Competitive Loan.  Any such irrevocable offer shall be made by delivering a Competitive Loan Offer to the Administrative Agent before 9:30 a.m. (New York City time) on the proposed Borrowing Date, setting forth:

(i)            the maximum amount of Competitive Loans for each maturity date, and the aggregate maximum amount for all maturity dates, which such Competitive Loan Lender would be willing to make (which amounts may, subject to Section 2.7, exceed such Competitive Loan Lender’s Revolving Credit Commitment); and

(ii)           the rate of interest at which such Competitive Loan Lender is willing to make each such Competitive Loan.

The Administrative Agent shall advise the relevant Borrower before 10:00 a.m. (New York City time) on the proposed Borrowing Date of the contents of each such Competitive Loan Offer received by it.  If the Administrative Agent, in its capacity as a Competitive Loan Lender, shall elect, in its sole discretion, to make any such Competitive Loan Offer, it shall advise the relevant Borrower of the contents of its Competitive Loan Offer before 9:15 a.m. (New York City time) on the proposed Borrowing Date.

(d)   Before 11:30 a.m. (New York City time) three Business Days before the proposed Borrowing Date (in the case of Index Rate Competitive Loans) and before 10:30 a.m. (New York City time) on the proposed Borrowing Date (in the case of Fixed Rate Competitive Loans), the relevant Borrower, in its absolute discretion, shall:

(i)            cancel such Competitive Loan Request by giving the Administrative Agent telephone notice to that effect, or

(ii)           by giving telephone notice to the Administrative Agent (immediately confirmed by delivery to the Administrative Agent of a Competitive Loan Confirmation in writing or by facsimile transmission) (1) subject to the provisions of Section 2.8(e), accept one or more of the offers made by any Competitive Loan Lender or Competitive Loan Lenders pursuant to Section 2.8(b) or Section 2.8(c), as the case may be, of the amount of Competitive Loans for each relevant maturity date and (2) reject any remaining offers made by Competitive Loan Lenders pursuant to Section 2.8(b) or Section 2.8(c), as the case may be.

(e)   Each Borrower’s acceptance of Competitive Loans in response to any Competitive Loan Request shall be subject to the following limitations:

(i)            The amount of Competitive Loans accepted for each maturity date specified by any Competitive Loan Lender in its Competitive Loan Offer shall not exceed the maximum amount for such maturity date specified in such Competitive Loan Offer;

(ii)           the aggregate amount of Competitive Loans accepted for all maturity dates specified by any Competitive Loan Lender in its Competitive Loan Offer shall not exceed the aggregate maximum amount specified in such Competitive Loan Offer for all such maturity dates;

(iii)          a Borrower may not accept offers for Competitive Loans for any maturity date in an aggregate principal amount in excess of the maximum principal amount requested in the related Competitive Loan Request; and

(iv)          if a Borrower accepts any of such offers, (1) it must accept such offers based solely upon pricing for such relevant maturity date (including any amounts which shall be payable to the relevant Competitive Loan Lender in respect of the relevant Competitive Loans pursuant to Section 2.17) and upon no other criteria whatsoever and (2) if (x) two or more Competitive Loan Lenders submit offers for any maturity date at identical pricing and such Borrower accepts any of such offers but does not wish to (or by reason of the limitations set forth in Section 2.7 or in this Section 2.8, cannot) borrow the total amount offered by such Competitive Loan Lenders with such identical pricing, such Borrower shall accept offers from all of such Competitive Loan Lenders in amounts allocated among them pro rata according to the amounts offered by such Competitive Loan Lenders (or as nearly pro rata as shall be practicable after giving effect to the requirement that Competitive Loans made by a Competitive Loan Lender on a Borrowing Date for each relevant maturity date shall be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof) or (y) a Competitive Loan Lender submits offers for multiple maturity dates specifying a maximum aggregate principal amount for all maturity dates, and the relevant Borrower accepts offers from such Competitive Loan Lender for more than one maturity date, then such Borrower shall instruct the Administrative Agent how to apportion such Borrower’s acceptances among such offers for different maturity dates to the extent, if any, necessary to provide for acceptance of offers from such Competitive Loan Lender equal to but not exceeding such specified maximum aggregate amount.

(v)           If the relevant Borrower notifies the Administrative Agent that a Competitive Loan Request is cancelled pursuant to Section 2.8(d)(i), the Administrative Agent shall give prompt telephone notice thereof to the Competitive Loan Lenders.

(f)    If the relevant Borrower accepts pursuant to Section 2.8(d)(ii) one or more of the offers made by any one or more Competitive Loan Lenders, the Administrative Agent promptly shall notify each Competitive Loan Lender which has made such a Competitive Loan Offer of (i) the aggregate amount of such Competitive Loans to be made on such Borrowing Date for each maturity date, (ii) the acceptance or rejection of any offers to make such Competitive Loans made by such Competitive Loan Lender and (iii) in the case of Index Rate Competitive Loans, the Applicable Index Rate in respect thereof.  Before 12:00 Noon (New York City time) on the Borrowing Date specified in the applicable Competitive Loan Request, each Competitive Loan Lender whose Competitive Loan Offer has been accepted shall make available to the Administrative Agent at its office set forth in Section 11.2 the amount of Competitive Loans to be made by such Competitive Loan Lender, in immediately available funds.  The Administrative Agent will make such funds available to the relevant Borrower as soon as practicable on such date at the Administrative Agent’s aforesaid address.  As soon as practicable after each Borrowing Date, the Administrative Agent shall notify each Competitive Loan Lender of the aggregate amount of Competitive Loans advanced on such Borrowing Date, the respective maturity dates thereof and the respective interest rates applicable thereto.

(g)   Nothing in Section 2.7 or this Section 2.8 shall be construed as a right of first offer in favor of the Lenders or to otherwise limit the ability of any Borrower to request and accept credit facilities from any Person (including any of the Lenders).

2.9  Repayment of US$ Loans; Evidence of Debt.  (a)  Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the relevant Lenders (i) on the Termination Date (or such earlier date as the US$ Loans become due and payable pursuant to Section 2.6 or Section 8), the unpaid principal amount of each US$ Loan (including, without limitation, each Swing Line Loan) made to it by each such Lender and (ii) on the Competitive Loan Maturity Date in respect thereof, the unpaid principal amount of each Competitive Loan made to it by each such Lender.  No Borrower shall have the right to prepay any principal amount of any Competitive Loan.  Each Borrower hereby further agrees to pay interest in immediately available funds at the office of the Administrative Agent on the unpaid principal amount of the US$ Loans from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.10.

(b)   Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to the appropriate lending office of such Lender resulting from each US$ Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(c)   The Administrative Agent shall maintain the Register pursuant to Section 11.9(a), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each US$ Loan made hereunder, whether such US$ Loan is a Revolving Credit Loan, a Swing Line Loan or a Competitive Loan, the Type of each US$ Loan made and the Interest Period or maturity date (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender’s share thereof.

(d)   The entries made in the Register and accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.9 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the US$ Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

2.10        Interest Rates and Payment Dates.  (a)  Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin minus the Facility Fee Rate then in effect.  Interest in respect of Eurodollar Loans shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

(b)   Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin minus the Facility Fee Rate then in effect.

(c)   Each Competitive Loan shall bear interest for each day from the applicable Borrowing Date to (but excluding) the applicable Competitive Loan Maturity Date at the rate of interest specified in the Competitive Loan Offer accepted by the relevant Borrower in connection with such Competitive Loan.

(d)   If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any facility fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal (except as otherwise provided in clause (y) below), the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.10 plus 2% or (y) in the case of principal of any Competitive Loan which remains overdue past the stated maturity date thereof, or any overdue interest, facility fee or other amount, the rate described in Section 2.10(b) plus 2%, in each case from the date of such non-payment to (but excluding) the date on which such amount is paid in full (as well after as before judgment).

(e)   Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.10(d) shall be payable from time to time on demand.

2.11        Fees.  (a)  IBM agrees to pay to the Administrative Agent, for the account of each Lender, a facility fee for each day during the Revolving Credit Commitment Period.  Such fee shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date and shall be computed for each day during such period at a rate per annum equal to the Facility Fee Rate in effect on such day on the aggregate amount of the Revolving Credit Commitments in effect on such day regardless of usage (or, if the Revolving Credit Commitments shall have been terminated, on the average aggregate outstanding principal amount of the Loans on such day).

(b)   IBM shall pay to the Administrative Agent, for its own account, the fees in the amounts and on the dates previously agreed to in writing by IBM.

2.12        Computation of Interest and Fees.  (a)  Facility fees and interest (other than interest calculated on the basis of the Prime Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed.  Interest calculated on the basis of the Prime Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the relevant Borrower and the Lenders of each determination of a Eurodollar Rate.  Any change in the interest rate on a US$ Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the relevant Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

(b)   Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the relevant Borrower, deliver to such Borrower a statement showing the quotations furnished by the Reference Lenders (if any) used by the Administrative Agent in determining any interest rate with respect to a Eurodollar Loan or an Index Rate Competitive Loan.

(c)   If any Reference Lender shall for any reason no longer have a Revolving Credit Commitment, such Reference Lender shall thereupon cease to be a Reference Lender, and if, as a result, there shall only be one Reference Lender remaining, the Administrative Agent (with the consent of IBM) shall, by notice to the Borrowers and the Lenders, designate another Lender as a Reference Lender so that there shall at all times be at least two Reference Lenders.

(d)   Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent on a timely basis as contemplated hereby.  If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of Section 2.14, be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

2.13        Termination or Reduction of Revolving Credit Commitments.  IBM shall have the right, upon not less than three Business Days’ irrevocable notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any repayments of the Loans made on the effective date thereof, (a) the aggregate principal amount of the US$ Loans and Local Currency Loans (US$ Equivalent) then outstanding would exceed the aggregate Revolving Credit Commitments then in effect or (b) the aggregate principal amount of Revolving Credit Loans, Swing Line Loans, Local Currency Loans (US$ Equivalent) and Funded Participations made by any Lender then outstanding would exceed such Lender’s Revolving Credit Commitment.  Any such reduction shall be in an amount equal to $50,000,000 or a whole multiple of $5,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

2.14        Inability to Determine Interest Rate.  (a)  If prior to the first day of any Interest Period:

(i)  the Administrative Agent shall have determined (which determination shall be conclusive and binding on the Borrowers) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or Applicable Index Rate (including because the Screen Rate or Index Screen Rate, as applicable, is not available or published on a current basis), for such Interest Period, or

(ii)  the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter.  If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans and (y) any US$ Loans that, on the first day of such Interest Period, were to have been converted to or continued as Eurodollar Loans or Index Rate Competitive Loans, as applicable, shall be continued as or converted to ABR Loans or Fixed Rate Competitive Loans, as applicable.  Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall any Borrower have the right to convert ABR Loans or Fixed Rate Competitive Loans, as applicable, to Eurodollar Loans or Index Rate Competitive Loans, as applicable.

(b)           If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error and shall be communicated promptly to the Borrower) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the Screen Rate or Index Screen Rate, as applicable, has made a public statement that the administrator of the Screen Rate or Index Screen Rate, as applicable, is insolvent (and there is no successor administrator that will continue publication of the Screen Rate or Index Screen Rate, as applicable), (x) the administrator of the Screen Rate or Index Screen Rate, as applicable, has made a public statement identifying a specific date after which the Screen Rate or Index Screen Rate, as applicable, will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the Screen Rate or Index Screen Rate, as applicable), (y) the supervisor for the administrator of the Screen Rate or Index Screen Rate, as applicable, has made a public statement identifying a specific date after which the Screen Rate or Index Screen Rate, as applicable, will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the Screen Rate or Index Screen Rate, as applicable, or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Screen Rate or Index Screen Rate, as applicable, may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrowers shall endeavor in good faith to establish an alternate rate of interest to the Eurodollar Rate or Applicable Index Rate, as applicable, that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into a mutually satisfactory amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be necessary or appropriate to give effect to such new rate of interest (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.  Notwithstanding anything to the contrary in Section 11.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date the notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment.  If an alternate rate of interest is to be established in accordance with this clause (b), then until such new rate of interest is established (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(b), only to the extent the Screen Rate or Index Screen Rate, as applicable, for such Interest Period is not available or published at such time on a current basis), (x) any conversion notice that requests the conversion of any Revolving Credit Loan to, or continuation of any Revolving Credit Loan as, a Eurodollar Loan shall be ineffective, (y) if any borrowing request requests a Eurodollar Loan, such borrowing shall be made as an ABR Loan and (z) any request for an Index Rate Competitive Loan shall be ineffective.

2.15        Pro Rata Treatment and Payments.  (a)  Each reduction of the Revolving Credit Commitments of the Lenders shall be made pro rata according to the Lenders’ respective Commitment Percentages.  Each payment (including each prepayment other than any prepayment made pursuant to Section 3.2(f)) by a Borrower on account of principal of and interest on Revolving Credit Loans which are ABR Loans shall be made pro rata according to the respective outstanding principal amounts of such ABR Loans then held by the Lenders.  Each payment (including each prepayment other than any prepayment made pursuant to Section 3.2(f)) by a Borrower on account of principal of and interest on Eurodollar Loans designated by a Borrower to be applied to a particular Eurodollar Tranche shall be made pro rata according to the respective outstanding principal amounts of such Eurodollar Loans then held by the Lenders.  Each payment (including each prepayment other than any prepayment made pursuant to Section 3.2(f)) by any Swing Line Borrower on account of principal of and interest on Swing Line Loans shall be made pro rata according to the respective outstanding principal amounts of the Swing Line Loans or participating interests therein, as the case may be, then held by the relevant Lenders.  All payments (including prepayments) to be made by a Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent’s office specified in Section 11.2, in Dollars and in immediately available funds.  The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.  If any payment hereunder (other than payments on Eurodollar Loans or Index Rate Competitive Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.  If any payment on a

Eurodollar Loan or an Index Rate Competitive Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.  The provisions of this Section 2.15(a) shall, to the extent applicable, be subject to the procedures set forth in Section 2.21.

(b)   Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.15(b) shall be conclusive in the absence of manifest error.  If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the relevant Borrower

(c)   If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5(b), 2.5(c), 2.15(b), 2.18(c) or 9.7, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the Swing Line Lenders to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

2.16        Illegality.  Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans or Index Rate Competitive Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled, (b) such Lender’s Revolving Credit Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law and (c) the relevant Borrower shall, with respect to any Index Rate Competitive Loan of such Lender, take such action as such Lender may reasonably request.

2.17        Requirements of Law.  (a)  If the adoption of or any change in any Requirement of Law applicable to any Lender or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Effective Date (or, in the case of Index Rate Competitive Loans, made subsequent to acceptance by a Borrower of such Loan):

(i)            shall subject any Lender or the Administrative Agent to any taxes (other than (A) Non-Excluded Taxes and (B) taxes described in Section 2.18(a)(i) through (iv)) on its Loans, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)           shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included pursuant to Section 2.17(c) in the determination of the Eurodollar Rate or the Applicable Index Rate, as the case may be; or

(iii)          shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender or the Administrative Agent, by an amount which such Lender or the Administrative Agent deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or Index Rate Competitive Loans (or any Loan in the case of (i)), or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the relevant Borrower shall promptly pay such Lender or the Administrative Agent, upon its demand, any additional amounts necessary to compensate such Lender or the Administrative Agent for such increased cost or reduced amount receivable.  If any Lender or the Administrative Agent becomes entitled to claim any additional amounts pursuant to this Section 2.17(a), it shall promptly notify the relevant Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled.

(b)   If any Lender shall have determined that any change in any Requirement of Law regarding capital or liquidity adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital or liquidity adequacy (whether or not having the force of law) from any Governmental Authority, in each case made subsequent to the Effective Date, does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such application or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital or liquidity adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the relevant Borrower (with a copy to the Administrative Agent) of a written request therefor, such Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

(c)   Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in Requirements of Law, regardless of the date enacted, adopted, issued or implemented.

(d)   Each Borrower agrees to pay to each Lender which requests compensation under this Section 2.17(d) (by notice to such Borrower), on the last day of each Interest Period with respect to any Eurodollar Loan made by such Lender or on the Competitive Loan Maturity Date with respect to any Index Rate Competitive Loan made by such Lender, as the case may be, so long as such Lender shall be required to maintain reserves against “Eurocurrency liabilities” under Regulation D of the Board (or, so long as such Lender may be required by the Board or by any other Governmental Authority to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans or Index Rate Competitive Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any Eurodollar Loans or Index Rate Competitive Loans), an additional amount (determined by such Lender and notified to the relevant Borrower) representing such Lender’s calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Lender shall determine) of the actual costs, if any, incurred by such Lender during such Interest Period or during the period such Index Rate Competitive Loan was outstanding (a “Competitive Loan Period”), as the case may be, as a result of the applicability of the foregoing reserves to such Eurodollar Loans or Index Rate Competitive Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period or Competitive Loan Period:

(i)            the principal amount of the Eurodollar Loans or Index Rate Competitive Loans, as the case may be, made by such Lender to which such Interest Period or Competitive Loan Period relates and outstanding on such day; and

(ii)           the difference between (x) a fraction the numerator of which is the Eurodollar Rate or the Applicable Index Rate, as the case may be (expressed as a decimal) applicable to such Eurodollar Loan or Index Rate Competitive Loan, and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other Governmental Authority on such date minus (y) such numerator; and

(iii)          a fraction the numerator of which is one and the denominator of which is 360.

Any Lender which gives notice under this Section 2.17(d) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and the relevant Borrowers) in the event such Lender is no longer required to maintain such reserves or the circumstances giving rise to such notice shall otherwise cease to exist.  Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this Section 2.17(d) with respect to any Index Rate Competitive Loan if it shall have obtained actual knowledge of the change giving rise to such request at the time of submission of such Lender’s Competitive Loan Offer pursuant to which such Competitive Loan shall have been made, unless notice of such Lender’s entitlement to such compensation shall have been furnished to the relevant Borrower at or prior to such time.

(e)   A certificate as to any additional amounts payable pursuant to this Section 2.17 submitted by any Lender, through the Administrative Agent, to the relevant Borrower shall specify in reasonable detail the basis for the request for compensation of such additional amounts and the method of computation thereof and shall be conclusive in the absence of manifest error.  Subject to the provisions of the next succeeding sentence, the relevant Borrower shall (except as otherwise provided in Section 2.17(d)) pay each Lender the amount shown as due on any such certificate delivered by it within 30 days after receipt thereof.  Notwithstanding any other provision of this Section 2.17, (i) each Lender shall be entitled to compensation under this Section 2.17 for only such costs as are incurred or reductions as are suffered as to which a certificate has been delivered in accordance with the terms of this paragraph (d) within 90 days after such Lender obtained actual knowledge of such costs or reductions and (ii) a Borrower shall not be required to compensate a Lender pursuant to this Section 2.17 for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies such Borrower of the change giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided that, if the change giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to in this clause (ii) shall be extended to include the period of retroactive effect thereof.  Each Lender agrees to use its best efforts to notify the relevant Borrower as promptly as practicable after obtaining knowledge of any such costs or reductions.  The obligations of the Borrowers pursuant to this Section 2.17 shall survive the termination of this Agreement and the payment of the US$ Loans and all other amounts payable hereunder.  Notwithstanding any other provision of this Section 2.17, no Lender shall demand compensation for any increased cost or reduction or other amount referred to above if such demand would be arbitrary or exceptional in light of similar circumstances under comparable provisions of other credit agreements.

(f)    Notwithstanding the foregoing, no Lender shall be entitled to request compensation under Section 2.17(a) or 2.17(b) with respect to any Competitive Loan if it shall have obtained actual knowledge of the change giving rise to such request at the time of, or such change shall have been publicly announced prior to, submission of such Lender’s Competitive Loan Offer pursuant to which such Competitive Loan shall have been made, unless notice of such Lender’s entitlement to such compensation shall have been furnished to the relevant Borrower at or prior to such time.

2.18        Taxes.  (a)  Unless otherwise required by applicable law, all payments made by or on account of the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, excluding (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) and branch profits taxes imposed on the Administrative Agent, any Lender or any Transferee (x) as a result of such Administrative Agent, Lender or Transferee being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (y) that are Other Connection Taxes, (ii) U.S. Federal withholding taxes imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (x) such Lender acquires such interest in the Loan (other than pursuant to an assignment request by a Borrower under Section 11.11) or (y) such Lender changes its lending office, except in each case to the extent that, pursuant to this Section 2.18, amounts with respect to such taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or to such Lender immediately before it changed its lending office, (iii) any taxes attributable to a Lender’s failure to comply with the requirements of Section 2.18(d), and (iv) any U.S. Federal withholding taxes imposed under FATCA.  If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings imposed on or with respect to any payment made by or on account of any obligation of any Borrower under this Agreement (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to the Administrative Agent or any Lender (or Transferee) hereunder, the amounts so payable by the applicable Borrower shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (or Transferee) (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement.  Whenever any Non-Excluded Taxes are payable by any Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender (or Transferee), as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof.  If any Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders (or Transferees) for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender (or Transferee) as a result of any such failure.  The obligations contained in this Section 2.18 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

(b)   The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.  The Borrowers shall jointly and severally indemnify the Administrative Agent and each

Lender, within 10 days after demand therefor, for the full amount of any Non-Excluded Taxes (including Non-Excluded Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Administrative Agent or such Lender or required to be withheld or deducted from a payment to the Administrative Agent or such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(c)   Each Lender shall severally, within 10 days after demand therefor, indemnify (i) the Administrative Agent for (A) any taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Non-Excluded Taxes and without limiting the obligation of the Borrowers to do so) and (B) any taxes attributable to such Lender’s failure to comply with the provisions of Section 11.6 relating to the maintenance of a Participant Register and (ii) any Borrower for any taxes described in Section 2.18(a)(i) through (iv) and attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or any Borrower (as applicable) in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent or any Borrower, as applicable, to set off and apply any and all amounts at any time owing to such Lender under this Agreement or otherwise payable by the Administrative Agent or any Borrower, as applicable, to the Lender from any other source against any amount due to the Administrative Agent or any Borrower, as applicable, under this paragraph (c).

(d)   To the extent permitted by law, each Lender (or Transferee) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (such Lender (or Transferee), a “Non-U.S. Lender”) shall:

(i)            on the date it becomes a Lender or Transferee, deliver to each Borrower, IBM and the Administrative Agent two properly completed and duly executed originals of either (w) in the case of Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” United States Internal Revenue Service Form W-8BEN or W-8BEN-E (together with a certificate substantially in the form of Exhibit K-1 through K-4, as applicable, representing that such Non-U.S. Lender is not a bank for purposes of Section 861(c)(3)(A) of the Code, is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Borrower and is not a controlled foreign corporation (within the meaning of Section 861(c)(3)(C) of the Code) (a “United States Tax Compliance Certificate”)), (x) Internal Revenue Service Form W-8BEN, W-8BEN-E or Form W-8ECI, (y) to the extent a Non-U.S. Lender is not the beneficial owner (for example, where the Non-U.S. Lender is a partnership or a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Non-U.S. Lender, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information from each beneficial owner, as applicable (provided that, if one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Non-U.S. Lender on behalf of such beneficial owner), or (z) any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender, in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on payments by the Borrower under this Agreement;

(ii)           deliver to each Borrower, IBM and the Administrative Agent two properly completed and duly executed originals of any such form or certification on or before the date that any such form or certification described above expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to each Borrower, IBM and the Administrative Agent; and

(iii)          obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by each Borrower, IBM or the Administrative Agent;

except that the forms and certificates described above shall not be required if any change in Requirement of Law has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender (or Transferee) from duly completing and delivering any such form with respect to it and such Lender (or Transferee) so advises each Borrower, IBM and the Administrative Agent.  In addition, if a payment made to a Lender under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to IBM and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by IBM or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by IBM or the Administrative Agent as may be necessary for IBM, any Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e)   Each Person that shall become a Participant pursuant to Section 11.6, a Competitive Loan Assignee pursuant to Section 11.7, or a Lender pursuant to Section 11.8, including for this purpose a Lender that arranges a US$ Loan through or transfers a US$ Loan to a different branch of such Lender, shall, upon the effectiveness of the related designation or transfer, be required to provide all of the forms and statements required pursuant to this Section 2.18, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

(f)    If any Lender (or Transferee) or the Administrative Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Non-Excluded Taxes as to which it has been indemnified by any Borrower pursuant to this Section 2.18, it shall promptly notify such Borrower of such refund and shall, within 30 days after receipt of such refund, repay the amount of such refund to such Borrower (to the extent of amounts that have been paid by such Borrower under this Section 2.18 with respect to Non-Excluded Taxes giving rise to such refund), net of all reasonable out-of-

pocket expenses of such Lender (or Transferee) or the Administrative Agent and without interest (other than interest actually received from the relevant taxing authority or other Governmental Authority with respect to such refund); provided, however, that such Borrower, upon the request of such Lender (or Transferee) or the Administrative Agent, agrees to return the amount of such refund (plus interest) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay the amount of such refund to the relevant taxing authority or other Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (f), in no event will any Lender (or Transferee) or the Administrative Agent be required to pay any amount to a Borrower pursuant to this paragraph (f) the payment of which would place the Lender (or Transferee) or the Administrative Agent in a less favorable net after-tax position than the Lender (or Transferee) or the Administrative Agent would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Person.

2.19        Indemnity.  Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of Eurodollar Loans or Competitive Loans, or in the conversion into or continuation of Eurodollar Loans, after such Borrower has given a notice requesting or accepting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (c) the making of a prepayment of Eurodollar Loans or Competitive Loans on a day which is not the last day of an Interest Period or the applicable Competitive Loan Maturity Date, as the case may be, with respect thereto.  Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the relevant Interest Period (or proposed Interest Period) or, in the case of Competitive Loans, the applicable Competitive Loan Maturity Date (or proposed Competitive Loan Maturity Date), in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin or any positive margin applicable to Index Rate Competitive Loans included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.  The obligations contained in this Section 2.19 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

2.20        Change of Lending Office.  Each Lender (or Transferee) agrees that, upon the occurrence of any event giving rise to the operation of Section 2.16, 2.17 or 2.18 with respect to such Lender (or Transferee), it will, if requested by IBM, use reasonable efforts (subject to overall policy considerations of such Lender (or Transferee)) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.20 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender (or Transferee) pursuant to Section 2.16, 2.17 and 2.18.

2.21        Extension of Termination Date.  (a)  IBM may, by written request (an “Extension Request”) to the Administrative Agent, substantially in the form of Exhibit J, delivered at any time during the 60-day period preceding each anniversary of the Effective Date, request that the Lenders extend the Termination Date then in effect by one year.

(b)         Upon receipt of an Extension Request, the Administrative Agent shall promptly notify each Lender thereof, and each Lender shall notify the Administrative Agent in writing by the deadline (the “Extension Request Deadline”) specified in such Extension Request, which deadline shall in any case not be later than 5:00 p.m., New York City time, on the date which is 30 days after delivery of such Extension Request, of such Lender’s election, in its sole discretion, (i) to extend the Termination Date as set forth in the Extension Request (provided that the Termination Date shall be so extended only to the extent expressly provided in paragraph (c) below) or (ii) not to extend the Termination Date by one year (any Lender not electing to extend, a “Non-Extending Lender”).  Any Lender that fails to notify the Administrative Agent in writing of its election by the Extension Request Deadline shall be deemed to be a Non-Extending Lender.

(c)          If Lenders whose Revolving Credit Commitments aggregate at least 51% of the Revolving Credit Commitments of all Lenders agree to extend the Termination Date, then the Termination Date shall automatically be so extended as of the Extension Request Deadline, provided that any Lender that became a Non-Extending Lender pursuant to any previous Extension Request shall be deemed to be a Non-Extending Lender in respect of each subsequent Extension Request, and provided, further, that if all Lenders do not agree to extend the Termination Date, then (i) IBM shall have the right to cancel any such extension by so notifying the Administrative Agent within five Business Days after the relevant Extension Request Deadline, in which case the Termination Date then in effect shall not be extended and (ii) in the event that such extension is not so cancelled, then, with respect to each Non-Extending Lender, IBM shall either (directly or, where applicable, through the relevant Subsidiary Borrowers):

(x)  (i) during the six-month period preceding the Termination Date in effect on the date of the relevant Extension Request (the “Existing Termination Date”), on each date on which US$ Loans are borrowed or continued as, or converted into, Eurodollar Loans having an Interest Period ending after the Existing Termination Date, repay the portion of such Non-Extending Lender’s Loans which would otherwise have been part of such borrowing, continuation or conversion and permanently reduce such Non-Extending Lender’s Revolving Credit Commitment by a like amount, (ii) on the Existing Termination Date, terminate the Revolving Credit Commitment and Swing Line Commitment (if any) of such Non-Extending Lender and repay the then outstanding US$ Loans made by such Non-Extending Lender, together with accrued but unpaid interest, facility fees and all other amounts then due and payable to such Non-Extending Lender hereunder, including, without limitation, amounts payable pursuant to Section 2.19, and (iii) on the Existing Termination Date either (A) terminate the Commitments of such Non-Extending Lender under any Local Currency Facility and repay the then outstanding Local Currency Loans made by such Non-Extending Lender, together with accrued but unpaid interest, facility fees and all other amounts then due and payable to such Non-Extending Lender under any Local Currency Facility or (B) to the extent the option described in clause (A) above is not exercised, obtain the written agreement of such Non-Extending Lender that the loans and other obligations outstanding under each relevant Local Currency Facility shall on the Existing Termination Date automatically cease to be subject to the terms of this Agreement (including the guarantee of IBM contained in Section 10); or

(y)  at any time prior to the Existing Termination Date, cause one or more banks or other financial institutions to purchase at par, pursuant to Section 11.8, such Non-Extending Lender’s Revolving Credit Commitment and outstanding US$ Loans (which purchase shall be accompanied by payment of accrued but unpaid interest, facility fees and all other amounts then due and payable to such Non-Extending Lender hereunder, including, without limitation, amounts payable pursuant to Section 2.19), in which case such Non-Extending Lender shall, promptly upon request by IBM, agree to transfer its Revolving Credit Commitment and US$ Loans upon the terms and subject to the conditions of Section 11.8 to such banks or other financial institutions (provided that the registration and processing fee referred to therein shall be paid by either IBM or the relevant transferee); provided, that on the date (the “Purchase Date”) of any such purchase of such Non-Extending Lender’s Revolving Credit Commitment and US$ Loans, such Non-Extending Lender’s Swing Line Commitment (if any) shall be terminated, and provided, further, that on the Purchase Date either (A) the Commitments of such Non-Extending Lender under any Local Currency Facility shall be terminated or purchased and the then outstanding Local Currency Loans made by such Non-Extending Lender shall be repaid or purchased (which repayment or purchase shall be accompanied by payment of accrued but unpaid interest, facility fees and all other amounts then due and payable to such Non-Extending Lender under any Local Currency Facility), in each case on terms satisfactory to such Non-Extending Lender, or (B) to the extent the option described in clause (A) above is not exercised, IBM shall have obtained the written agreement of such Non-Extending Lender that the loans and other obligations outstanding under each relevant Local Currency Facility shall on such Purchase Date automatically cease to be subject to the terms of this Agreement (including the guarantee of IBM contained in Section 10).

2.22                        Defaulting Lenders

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)         fees shall cease to accrue on the Revolving Credit Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b)         the Revolving Credit Commitment and Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c)          if any Swing Line Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)                                  all or any part of the Swing Line Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Credit Borrowing Shares, but only to the extent sufficient Available Revolving Credit Commitments of non-Defaulting Lenders exist to support such reallocation; or

(ii)                                  if the reallocation described in clause (i) above cannot, or can only partially, be effected, the relevant Swing Line Borrower shall within one Business Day following notice by the Administrative Agent prepay such Swing Line Exposure; and

(d)         so long as such Lender is a Defaulting Lender, no Swing Line Lender shall be required to fund any Swing Line Loan unless it is satisfied that the related exposure will be 100% covered by the Available Revolving Credit Commitments of the non-Defaulting Lenders and participating interests in any newly made Swing Line Loan shall be allocated among non-Defaulting Lenders in a manner consistent with clause (c)(i) (and such Defaulting Lender shall not participate therein).

If a Bankruptcy Event or Bail-In Action with respect to a Lender Parent of any Lender shall occur following the date hereof and for so long as such event shall continue, each Swing Line Lender shall not be required to fund any Swing Line Loan unless such Swing Line Lender shall be satisfied that appropriate arrangements have been entered into to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, IBM and the Swing Line Lenders agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment.

SECTION 3.                            LOCAL CURRENCY FACILITIES

3.1       Terms of Local Currency Facilities.  (a)  Subject to the provisions of this Section 3, each Lender hereby agrees that IBM may in its discretion from time to time designate any credit facility to which any one or more Borrowers and any one or more Lenders is a party as a “Local Currency Facility”, with the consent of each such Lender in its sole discretion, by delivering a Local Currency Facility Addendum to the Administrative Agent executed by IBM and each such Borrower and executed or acknowledged in writing by each such Lender, provided, that on the effective date of such designation (i) an Exchange Rate with respect to each Local Currency covered by such Local Currency Facility shall be determinable by reference to the Reuters currency pages (or comparable publicly available screen) and (ii) no Event of Default shall have occurred and be continuing.  Concurrently with the delivery of a Local Currency Facility Addendum, IBM or the relevant Borrower shall furnish to the Administrative Agent or its counsel copies of all documentation executed and delivered by any Borrower in connection therewith, together with, if applicable, an English translation thereof (provided, that IBM may instead furnish an English translation of a summary term sheet in respect thereof describing all material terms thereof so long as an English translation of all such documentation is furnished to the Administrative Agent or its counsel within 90 days after the date of delivery of such Local Currency Facility Addendum).  Except as otherwise provided in this Section 3, the terms and conditions of each Local Currency Facility shall be determined by mutual agreement of the relevant Borrower(s) and Local Currency Lender(s).  The documentation governing each Local Currency Facility shall contain an express acknowledgement that such Local Currency Facility shall be subject to the provisions of this Section 3.  Each of IBM and, by agreeing to any Local Currency Facility designation as contemplated hereby, each relevant Local Currency Lender (if any) which is an affiliate, branch or agency of a Lender, acknowledges and agrees that each reference in this Agreement to any Lender shall, to the extent applicable, be deemed to be a reference to such Local Currency Lender.  In the event of any inconsistency between the terms of this Agreement and the terms of any Local Currency Facility, the terms of this Agreement shall prevail.  Each of IBM, each relevant Subsidiary Borrower and each relevant Local Currency Lender confirms that each reference to the “IBM Credit Agreement” (or any comparable term) in the documentation governing each Local Currency Facility shall mean and be a reference to this Agreement.

(b)         The documentation governing each Local Currency Facility shall set forth (i) the maximum amount (expressed in Dollars) available to be borrowed from all Local Currency Lenders under such Local Currency Facility (as the same may be reduced from time to time pursuant to Section 3.2(c) or (d), a “Local Currency Facility Maximum Borrowing Amount”) and (ii) with respect to each Local

Currency Lender party to such Local Currency Facility, the maximum amount (expressed in Dollars) available to be borrowed from such Local Currency Lender thereunder (as the same may be reduced from time to time pursuant to Section 3.2(c) or (d), a “Local Currency Lender Maximum Borrowing Amount”).  In no event shall (i) the aggregate of all Local Currency Facility Stated Maximum Borrowing Amounts at any time exceed $5,000,000,000 or (ii) the aggregate of all Local Currency Lender Stated Maximum Borrowing Amounts in respect of any Local Currency Lender at any time exceed such Lender’s Revolving Credit Commitment.  The making of Local Currency Loans by a Local Currency Lender under a Local Currency Facility shall under no circumstances reduce the amount available to be borrowed from such Lender under any other Local Currency Facility to which such Lender is a party.

(c)          Except as otherwise required by applicable law, in no event shall the Local Currency Lenders party to a Local Currency Facility have the right to accelerate the Local Currency Loans outstanding thereunder, or to terminate their Commitments (if any) to make such Loans prior to the stated termination date in respect thereof, except, in each case, in connection with an acceleration of the Loans or a termination of the Commitments pursuant to Section 8 of this Agreement, provided, that nothing in this paragraph (c) shall be deemed to require any Local Currency Lender to make a Local Currency Loan if the applicable conditions precedent to the making of such Local Currency Loan set forth in the relevant Local Currency Facility have not been satisfied.  No Local Currency Loan may be made under a Local Currency Facility if (i) an Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Termination Date has occurred or (iii) after giving effect thereto, (x) the aggregate principal amount of the US$ Loans and Local Currency Loans (US$ Equivalent) then outstanding would exceed the aggregate Revolving Credit Commitments then in effect, (y) the aggregate principal amount of US$ Loans and Local Currency Loans (US$ Equivalent) made to any Subsidiary Borrower then outstanding would exceed the Maximum Subsidiary Borrowing Amount with respect to such Subsidiary Borrower set forth in the most recent Subsidiary Borrower Notice and Designation delivered by IBM pursuant to Section 5.2(d) or (z) the aggregate principal amount of Revolving Credit Loans, Swing Line Loans, Local Currency Loans (US$ Equivalent) and Funded Participations made by any Lender then outstanding would exceed such Lender’s Revolving Credit Commitment.

(d)         Each Local Currency Responsible Lender shall furnish to the Administrative Agent, (i) immediately upon its request (and, in any event, within one hour after any such request is made on the date that a Borrower has made a request to borrow Swing Line Loans hereunder), a statement setting forth the outstanding Local Currency Loans made under each Local Currency Facility of such Lender or any affiliate, branch or agency thereof, and the amount and terms of any pending prepayment notices or borrowing requests received pursuant to each such Local Currency Facility through the date of the Administrative Agent’s request, (ii) within one Business Day after any change in the outstanding amount of any Local Currency Loans under any Local Currency Facility of such Lender or any affiliate, branch or agency thereof, a written statement to the Administrative Agent setting forth the outstanding amount of the Local Currency Loans under such Local Currency Facility after giving effect to such change and (iii) within three Business Days after the last Business Day of each calendar quarter, either (x) a written statement setting forth the outstanding amount of Local Currency Loans under each Local Currency Facility of such Lender or any affiliate, branch or agency thereof, as of the last Business Day of such calendar quarter or (y) if no such amounts are outstanding, a written notice to that effect.  In the event that any Lender does not comply with its obligations under this Section 3.1(d) with respect to any Local Currency Facility, the Administrative Agent shall have the option to assume that no Local Currency Loans are outstanding under such Local Currency Facility.

(e)          The relevant Borrower shall furnish to the Administrative Agent or its counsel copies of any amendment, supplement or other modification (including any change in commitment amounts or in the Lenders participating in any Local Currency Facility) to the terms of any Local Currency Facility promptly after the effectiveness thereof (together with, if applicable, an English translation thereof).  If any such amendment, supplement or other modification to a Local Currency Facility shall (i) add a Lender as a Local Currency Lender thereunder or (ii) change the Local Currency Facility Stated Maximum Borrowing Amount or any Local Currency Lender Stated Maximum Borrowing Amount with respect thereto, IBM shall promptly furnish an appropriately revised Local Currency Facility Addendum, executed by IBM, the relevant Borrower and the affected Local Currency Lenders (or any agent acting on their behalf), to the Administrative Agent.  In addition, upon the request of the Administrative Agent, IBM shall promptly furnish to the Administrative Agent, to the extent available to IBM, such information with respect to any Local Currency Facility or the amount of Local Currency Loans outstanding thereunder requested by the Administrative Agent.

(f)           IBM may terminate its designation of a facility as a Local Currency Facility, with the consent of each Local Currency Lender party thereto in its sole discretion, by written notice to the Administrative Agent, which notice shall be executed by IBM, the relevant Borrower and each Lender party to such Local Currency Facility (or any agent acting on their behalf).  Once notice of such termination is received by the Administrative Agent, such Local Currency Facility and the loans and other obligations outstanding thereunder shall immediately cease to be subject to the terms of this Agreement (including the guarantee of IBM contained in Section 10).  Notwithstanding anything to the contrary in this Agreement, any loans made under a Local Currency Facility at any time when an exchange rate with respect to the relevant Local Currency cannot be calculated by the Administrative Agent in accordance with the definition of “Exchange Rate” contained in Section 1.1 shall be deemed not to constitute “Local Currency Loans” for the purposes of this Agreement unless and until an exchange rate with respect to such loans may be so calculated.

(g)          Nothing in this Section 3 shall be deemed to limit the ability of IBM or any of the Subsidiaries or Controlled Persons to enter into credit facilities which do not constitute Local Currency Facilities.

3.2       Currency Fluctuations, etc.  (a)  No later than 2:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Local Currency covered by a Local Currency Facility and (ii) give notice thereof to the Lenders, IBM and the relevant Borrowers.  Except as otherwise provided in Section 3.3, the Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a “Reset Date”) and shall remain effective until the next succeeding Reset Date.

(b)         No later than 2:00 p.m., New York City time, on each Reset Date and each Borrowing Date, the Administrative Agent shall (i) determine the US$ Equivalent of the Local Currency Loans then outstanding under each Local Currency Facility (after giving effect to any Local Currency Loans to be made or repaid on such date) and (ii) notify the Lenders, IBM and the relevant Borrowers of the results of such determination.

(c)          If, on any Reset Date or any Borrowing Date (after giving effect to (i) any Loans to be made or repaid on such date and (ii) any amendment, supplement or other modification to any Local Currency Facility effective on such date of which the Administrative Agent has received notice), the Aggregate Outstanding US$ Revolving Extensions of Credit of any Lender exceed the US$ Revolving Credit Overage of such Lender (the amount of such excess, the “US$ Revolving Credit Excess”), then the Local Currency Lender Maximum Borrowing Amount under each Local Currency Facility to which such Lender is a party shall be reduced on such date by an amount equal to the product of such US$ Revolving Credit Excess times a fraction the numerator of which shall equal the Local Currency Lender Stated Maximum Borrowing Amount under such Local Currency Facility and the denominator of which shall equal the aggregate of the Local Currency Lender Stated Maximum Borrowing Amounts under all Local

Currency Facilities to which such Lender is a party.  After giving effect to any such reduction in Local Currency Lender Maximum Borrowing Amounts, the Local Currency Facility Maximum Borrowing Amount with respect to each Local Currency Facility shall in turn be reduced to an amount equal to the aggregate of the Local Currency Lender Maximum Borrowing Amounts of all Local Currency Lenders party to such Local Currency Facility.  Reductions in Local Currency Lender Maximum Borrowing Amounts and Local Currency Facility Maximum Borrowing Amounts pursuant to this paragraph (c) shall be effective until the amount thereof shall be recalculated by the Administrative Agent on the next succeeding Reset Date or Borrowing Date, and shall not be deemed to reduce the stated amount of any Commitment of any Local Currency Lender in respect of any Local Currency Facility.

(d)         If, on any Reset Date or Borrowing Date (after giving effect to (i) any Loans to be made or repaid on such date, (ii) any amendment, supplement or other modification to any Local Currency Facility effective on such date of which the Administrative Agent has received notice and (iii) any changes in any Local Currency Lender Maximum Borrowing Amounts effected pursuant to Section 3.2(c) on such date), the aggregate outstanding principal amount of the US$ Loans exceeds the US$ Facility Overage (the amount of such excess, the “US$ Facility Excess”), then the Local Currency Facility Maximum Borrowing Amount under each Local Currency Facility shall be reduced on such date by an amount equal to the product of such US$ Facility Excess times a fraction the numerator of which shall equal the Local Currency Facility Stated Maximum Borrowing Amount under such Local Currency Facility and the denominator of which shall equal the aggregate of the Local Currency Facility Stated Maximum Borrowing Amounts with respect to all Local Currency Facilities.  Each such reduction in the Local Currency Facility Maximum Borrowing Amount under a Local Currency Facility shall in turn reduce the respective Local Currency Lender Maximum Borrowing Amounts of each Local Currency Lender party to such Local Currency Facility, pro rata on the basis of the respective Local Currency Lender Stated Maximum Borrowing Amounts of such Lenders.  Reductions in Local Currency Facility Maximum Borrowing Amounts and Local Currency Lender Maximum Borrowing Amounts pursuant to this paragraph (d) shall be effective until the amount thereof shall be recalculated by the Administrative Agent on the next succeeding Reset Date or Borrowing Date, and shall not be deemed to reduce the stated amount of any Commitment of any Local Currency Lender in respect of any Local Currency Facility.

(e)          If, on any Reset Date, the US$ Equivalent of the Local Currency Loans outstanding under a Local Currency Facility exceeds an amount equal to 105% of the Local Currency Facility Maximum Borrowing Amount with respect thereto (after giving effect to any reductions therein effected pursuant to Section 3.2(c) or (d) on such date), then the relevant Borrower shall, within three Business Days after notice thereof from the Administrative Agent, (i) increase the Local Currency Facility Stated Maximum Borrowing Amount with respect to such Local Currency Facility in accordance with Section 3.1(e) and/or (ii) prepay such Local Currency Loans in accordance with the terms of the relevant Local Currency Facilities in an aggregate amount such that, after giving effect thereto, (x) the US$ Equivalent of all such Local Currency Loans shall be equal to or less than such Local Currency Facility Maximum Borrowing Amount and (y) the US$ Equivalent of the Local Currency Loans of each relevant Local Currency Lender shall be equal to or less than such Local Currency Lender’s Local Currency Lender Maximum Borrowing Amount with respect to such Local Currency Facility.

(f)           If, on any Reset Date, the Aggregate Outstanding Revolving Extensions of Credit of any Lender exceed an amount equal to 105% of such Lender’s Revolving Credit Commitment, then, within three Business Days after notice thereof from the Administrative Agent, IBM shall prepay and/or cause the Subsidiary Borrowers to prepay the Loans in accordance with this Agreement or the relevant Local Currency Facilities, as the case may be, in an aggregate amount such that, after giving effect thereto, the Aggregate Outstanding Revolving Extensions of Credit of such Lender shall be equal to or less than such Lender’s Revolving Credit Commitment.

(g)          The Administrative Agent shall promptly notify the relevant Lenders of the amount of any reductions in Local Currency Facility Maximum Borrowing Amounts or Local Currency Lender Maximum Borrowing Amounts, and the amount of any prepayments, required pursuant to paragraph (c), (d), (e) or (f) of this Section 3.2.

3.3       Refunding of Local Currency Loans.  (a)  Notwithstanding noncompliance with the conditions precedent set forth in Section 5, if any Local Currency Loans are outstanding on (i) any date on which an Event of Default pursuant to Section 8(f) or (g) shall have occurred with respect to IBM, (ii) any date (the “Acceleration Date”) on which the Commitments shall have been terminated and/or the Loans shall have been declared immediately due and payable pursuant to Section 8 or (iii) any date on which an Event of Default pursuant to Section 8(a)(ii) shall have occurred and be continuing for three or more Business Days and, in the case of clause (iii) above, any Local Currency Lender party to the affected Local Currency Facility shall have given notice thereof to the Administrative Agent requesting that the Local Currency Loans (“Affected Local Currency Loans”) outstanding thereunder be refunded pursuant to this Section 3.3, then, at 10:00 a.m., New York City time, on the second Business Day immediately succeeding (x) the date on which such Event of Default occurs (in the case of clause (i) above), (y) such Acceleration Date (in the case of clause (ii) above) or (z) the date on which such notice is received by the Administrative Agent (in the case of clause (iii) above), the Administrative Agent shall be deemed to have received a notice from IBM (or any one or more Subsidiary Borrowers designated by the Administrative Agent after consultation with IBM, provided, that any Subsidiary Borrower so designated shall in each case be the relevant Subsidiary Borrower party to the relevant Local Currency Facility unless otherwise agreed by the requisite Local Currency Lenders party to such Local Currency Facility) pursuant to Section 2.2 requesting that ABR Loans be made pursuant to Section 2.1 on such second Business Day in an aggregate amount equal to the US$ Equivalent of the aggregate amount of all Local Currency Loans (in the case of clause (i) or (ii) above) or the Affected Local Currency Loans (in the case of clause (iii) above) (calculated on the basis of Exchange Rates determined by the Administrative Agent on the Business Day immediately preceding such second Business Day), and the procedures set forth in Section 2.2 shall be followed in making such ABR Loans, provided, that (x) for the purposes of determining each Lender’s Revolving Credit Borrowing Share of such borrowing, the outstanding principal amount of Local Currency Loans or Affected Local Currency Loans, as the case may be, shall be deemed to be zero and (y) each Lender’s Revolving Credit Borrowing Share of such borrowing shall be reduced to the extent (if any) necessary to prevent the Aggregate Outstanding Revolving Extensions of Credit of such Lender from exceeding its Revolving Credit Commitment after giving effect to such borrowing.  The proceeds of such ABR Loans shall be applied to repay such Local Currency Loans; it being understood, however, that IBM (or such designated Borrower or Borrowers) shall have the right to make payment through the original Borrower or Borrowers of such Local Currency Loans and become a creditor of such original Borrower or Borrowers to the extent of such proceeds.

(b)         If, for any reason, ABR Loans may not be made pursuant to paragraph (a) of this Section 3.3 to repay Local Currency Loans as required by such paragraph, effective on the date such ABR Loans would otherwise have been made, (i) the principal amount of each relevant Local Currency Loan shall be converted into Dollars (calculated on the basis of Exchange Rates determined by the Administrative Agent as of the immediately preceding Business Day) (“Converted Local Currency Loans”) and (ii) each Lender severally, unconditionally and irrevocably agrees that it shall purchase in Dollars a participating interest in such Converted Local Currency Loans in an amount equal to the amount of ABR Loans which would otherwise have been made by such Lender pursuant to paragraph (a) of this Section 3.3.  Each Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation, and the proceeds of such participation shall be distributed by the Administrative Agent to each relevant Local Currency Lender in such amount as will reduce the amount of the participating interest retained by such Local Currency Lender in the Converted Local Currency Loans to the amount of the ABR Loans which were to have been made by it pursuant to paragraph (a) of this Section 3.3.  All Converted Local Currency Loans shall bear interest at the rate which would otherwise be applicable to ABR Loans.  Each Lender shall share on a pro rata basis (calculated by reference to its participating interest in such Converted Local Currency Loans) in any interest which accrues thereon and in all repayments thereof.

(c)          If, for any reason, ABR Loans may not be made pursuant to paragraph (a) of this Section 3.3 to repay Local Currency Loans as required by such paragraph and the principal amount of any Local Currency Loans may not be converted into Dollars in the manner contemplated by paragraph (b) of this Section 3.3, (i) the Administrative Agent shall determine the US$ Equivalent of such Local Currency Loans (calculated on the basis of Exchange Rates determined by the Administrative Agent as of the Business Day immediately preceding the date on which ABR Loans would otherwise have been made pursuant to said paragraph (a)) and (ii) effective on the date on which ABR Loans would otherwise have been made pursuant to said paragraph (a), each Lender severally, unconditionally and irrevocably agrees that it shall purchase in Dollars a participating interest in such Local Currency Loans in an amount equal to the amount of ABR Loans which would otherwise have been made by such Lender pursuant to paragraph (a) of this Section 3.3.  Each Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation, and the proceeds of such participation shall be distributed by the Administrative Agent to each relevant Local Currency Lender in such amount as will reduce the US$ Equivalent as of such date of the amount of the participating interest retained by such Local Currency Lender in such Local Currency Loans to the amount of the ABR Loans which were to have been made by it pursuant to paragraph (a) of this Section 3.3.  Each Lender shall share on a pro rata basis (calculated by reference to its participating interest in such Local Currency Loans) in any interest which accrues thereon, in all repayments of principal thereof and in the benefits of any collateral furnished in respect thereof and the proceeds of such collateral.

(d)         Notwithstanding anything to the contrary herein, the procedures specified in Section 2.5(b) or (c), as applicable, for refunding any outstanding Swing Line Loans shall be completed before the refunding of any Local Currency Loans pursuant to this Section 3.3, and the Administrative Agent in its discretion may adjust the procedures specified in this Section 3.3 to the extent necessary to so complete such refunding of such Swing Line Loans.

3.4       Existing Local Currency Facilities, etc.  Each of IBM, each Subsidiary Borrower, each Lender and the Administrative Agent acknowledges and agrees that (a) effective as of the Effective Date, the “Commitments” under the Existing Credit Agreement shall be terminated, (b) each “Local Currency Facility” entered into pursuant to the Existing Credit Agreement and described on Schedule 3.4 shall, effective on the Effective Date, automatically constitute a Local Currency Facility hereunder, (c) notwithstanding the termination of the “Commitments” under the Existing Credit Agreement, all “Local Currency Loans” outstanding pursuant to each “Local Currency Facility” on the Effective Date in the amount set forth on Schedule 3.4 shall constitute Local Currency Loans outstanding pursuant hereto and (d) each reference to the Existing Credit Agreement in any document relating to any such Local Currency Facility shall be deemed to be a reference to this Agreement.

SECTION 4.                            REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, IBM hereby represents and warrants, and each Subsidiary Borrower represents and warrants (to the extent specifically applicable to such Subsidiary Borrower), to the Administrative Agent and each Lender that:

4.1       Organization; Powers.  Each of IBM, each Significant Subsidiary and each Subsidiary Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business in all material respects as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not, individually or in the aggregate, result in a Material Adverse Effect, and (d) in the case of each Borrower, has the power and authority to execute, deliver and perform its obligations under this Agreement and each other agreement or instrument contemplated hereby to which it is or will be a party and to borrow hereunder.

4.2       Authorization.  The execution, delivery and performance by each Borrower of this Agreement and the borrowings and other transactions contemplated hereby (collectively, the “Transactions”) (a) have been duly authorized by all requisite corporate or other organizational action and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, material rule or material regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of IBM, any Significant Subsidiary or any Subsidiary Borrower, (B) any material order of any Governmental Authority or (C) any provision of any material indenture, material agreement or other material instrument to which IBM, any Significant Subsidiary or any Subsidiary Borrower is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) except as contemplated hereby, result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by IBM, any Significant Subsidiary or any Subsidiary Borrower.

4.3       Enforceability.  This Agreement has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of each Borrower enforceable against each such Borrower in accordance with its terms, except as enforceability may be limited by (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws relating to or affecting creditors’ rights generally and (b) general principles of equity.

4.4       Governmental Approvals.  No action, consent or approval of, registration or filing with, or any other action by, any Governmental Authority is or will be required in connection with the Transactions, except (a) such as have been made or obtained and are in full force and effect or as to which the failure to be made or obtained or to be in full force and effect would not result, individually or in the aggregate, in a Material Adverse Effect and (b) such periodic and current reports, if any, as (i) are required to disclose the Transactions and (ii) will be filed with the SEC on a timely basis.

4.5       Financial Statements.  IBM has heretofore furnished to the Lenders its consolidated statement of financial position and related consolidated statements of earnings, cash flows and stockholders’ equity as of and for the fiscal year ended December 31, 2017, audited by and accompanied by the opinion of PricewaterhouseCoopers, independent accountants.  Such financial statements present fairly the financial position, results of operations, cash flows and changes in stockholders’ equity of IBM and the Subsidiaries in accordance with GAAP.

4.6       No Material Adverse Change.  Except as publicly disclosed in filings by IBM with the SEC prior to the Effective Date, between December 31, 2017 and the Effective Date, there has been no development or event which has had a Material Adverse Effect.

4.7       No Material Litigation, etc.  (a)  Except as set forth in the Form 10-K of IBM for its fiscal year ended December 31, 2017 or the Form 10-Q of IBM for the fiscal quarter ended March 31, 2018, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of IBM, threatened by or against IBM or any of the Subsidiaries or against any of its or their respective properties, assets or revenues as of the Effective Date (i) with respect to this Agreement or any of the Transactions, or (ii) which involves a probable risk of an adverse decision which would materially restrict the ability of IBM to comply with its obligations under this Agreement.

(b)         None of IBM or the Significant Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any order, judgment, writ, injunction or decree of any Governmental Authority, where such violation or default has resulted or could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

4.8       Federal Reserve Regulations.  (a)  No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b)         No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulation T, U or X.

(c)          After giving effect to the application of the proceeds of each Loan, not more than 25% of the value of the assets of IBM and the Subsidiaries (as determined in good faith by IBM) subject to the provisions of Section 7.1 will consist of or be represented by Margin Stock.  In the event any portion of the Loans made to any Borrower constitutes a “purpose credit” within the meaning of Regulation U and the Loans are directly or indirectly secured by any Margin Stock pursuant to the operation of Section 7.1, then, at the time of any borrowing which increases the outstanding amount of Loans, the aggregate “maximum loan value” (within the meaning of Regulation U) of all Margin Stock and all collateral other than Margin Stock which directly or indirectly secures the Loans will be greater than the aggregate principal amount of Loans and other extensions of credit to all Borrowers (whether made by the Lenders or other Persons) which are subject to Regulation T, U or X and which are directly or indirectly secured by such Margin Stock or other collateral.

4.9       Investment Company Act, etc.  No Borrower is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act or (except as contemplated by Section 4.8) any foreign, federal, state or local statute or regulation limiting such Borrower’s ability to incur Borrower Obligations.

4.10                        Tax Returns.  Each of IBM and the Significant Subsidiaries has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it except taxes, assessments, fees, liabilities, penalties or charges that are being contested in good faith by appropriate proceedings and for which IBM or Significant Subsidiary shall have set aside on its books reserves in accordance with GAAP.

4.11                        No Material Misstatements.  The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with this Agreement and the Transactions or included herein or delivered pursuant hereto, taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.12                        ERISA.  Each Borrower is in compliance with all material provisions of ERISA, except to the extent that all failures to be in compliance could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.13                        Use of Proceeds.  The proceeds of all US$ Loans will be used by the Borrowers for general corporate purposes.

4.14                        Anti-corruption Laws.  The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Borrower and its Subsidiaries, and to the knowledge of the Borrower, their directors, officers and employees, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or receive or direct the application of proceeds from the credit facility established hereby, is a Sanctioned Person.  No Loan or use of proceeds thereof will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 5.                            CONDITIONS PRECEDENT

5.1       Conditions to Initial US$ Loans.  The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent (the date on which such conditions are satisfied or waived, the “Effective Date”):

(a)  Effective Date; Existing Credit Agreement.  (i) The Administrative Agent shall have received executed counterparts of this Agreement executed and delivered by duly authorized officers of IBM, the Administrative Agent and each Person that is a Lender as of immediately after the effectiveness of this Agreement (and such Lenders shall constitute “Required Lenders” under and as defined in the Existing Credit Agreement).

(b)  Closing Certificate.  The Administrative Agent shall have received a certificate of IBM, dated the Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of IBM.

(c)  Fees.  The Administrative Agent shall have received the fees to be received on or prior to the Effective Date referred to in Section 2.11(b).

(d)  PATRIOT Act, etc.  The Administrative Agent and the Joint Lead Arrangers shall have received all documentation and other information about the Borrowers as has been reasonably requested in writing at least 5 days prior to the Effective Date by the Administrative Agent or the Joint Lead Arrangers that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(e)  Legal Opinions.  The Administrative Agent shall have received the following executed legal opinions, with a copy for each Lender:

(i)                                     the executed legal opinion of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent, substantially in the form of Exhibit D-1; and

(ii)                                  the executed legal opinion of Christina M. Montgomery, Vice President, Assistant General Counsel and Secretary of IBM, substantially in the form of Exhibit D-2.

5.2       Conditions to Each US$ Loan.  The agreement of each Lender to make any US$ Loan requested to be made by it on any date (including, without limitation, its initial US$ Loan) is subject to the satisfaction of the following conditions precedent:

(a)  Notice.  The Administrative Agent shall have received notice of such borrowing in conformity with the applicable requirements of this Agreement.

(b)  Representations and Warranties.  Each of the representations and warranties made by any Borrower in or pursuant to this Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c)  No Default.  No Default or Event of Default shall have occurred and be continuing on such date or shall occur after giving effect to the borrowing of the US$ Loans requested to be made on such date.

(d)  Subsidiary Borrower Notice and Designation; Subsidiary Borrower Request.

(i)                                     If the relevant Borrower is a Subsidiary Borrower, IBM shall have delivered to the Administrative Agent a Subsidiary Borrower Notice and Designation for such Subsidiary Borrower specifying the maximum amount (the “Maximum Subsidiary Borrowing Amount”) which may be borrowed by such Subsidiary Borrower, and such Subsidiary Borrower shall have furnished to the Administrative Agent a Subsidiary Borrower Request.  Following the delivery of a Subsidiary Borrower Notice and Designation, if the designation of such Subsidiary Borrower obligates the Administrative Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, IBM shall, promptly upon the request of the Administrative Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations.  If the relevant Borrower is a Subsidiary Borrower, in the case of the initial borrowing by such Subsidiary Borrower, such Subsidiary Borrower shall have notified the Lenders (through the Administrative Agent) of its intent to give notice of a borrowing pursuant to Section 2.2 at least five Business Days prior to the date it intends to give notice of such borrowing.

(ii)                                  If IBM shall designate a Foreign Subsidiary Borrower hereunder any Lender may, with notice to the Administrative Agent and IBM, fulfill its Commitment by causing an affiliate of such Lender to act as the Lender in respect of such Foreign Subsidiary Borrower (and such Lender shall, to the extent of Loans made to such Foreign Subsidiary Borrower, be deemed for all purposes hereof to have pro tanto assigned such Loans to such affiliate in compliance with the provisions of Section 11.8).

(iii)                               IBM may from time to time deliver a subsequent Subsidiary Borrower Notice and Designation with respect to such Subsidiary Borrower, countersigned by such Subsidiary Borrower, for the purpose of changing the Maximum Subsidiary Borrowing Amount specified therein or terminating such Subsidiary Borrower’s designation as such, so long as (i) in the case of any reduction of any Maximum Subsidiary Borrowing Amount, on the effective date of such reduction, the aggregate principal amount of US$ Loans and Local Currency Loans (US$ Equivalent) made to such Subsidiary Borrower shall not exceed the Maximum Subsidiary Borrowing Amount as so reduced and (ii) in the case of any termination of such designation, on the effective date of such termination, all Subsidiary Borrower Obligations in respect of such Subsidiary Borrower shall have been paid in full or shall have been assigned to another Subsidiary Borrower in accordance with the relevant Local Currency Facility to which such assignee Subsidiary Borrower is a party.  In addition, if on any date a Subsidiary Borrower shall cease to be a Subsidiary or Controlled Person, all Subsidiary Borrower Obligations in respect of such Subsidiary Borrower shall automatically become due and payable on such date and no further Loans may be borrowed by such Subsidiary Borrower hereunder or under any Local Currency Facility.

Each borrowing of a US$ Loan by a Borrower shall constitute a representation and warranty by such Borrower (and, in the case of a Subsidiary Borrower, IBM) as of the date of such US$ Loan that the conditions contained in paragraphs (b) and (c) of this Section 5.2 have been satisfied.

Notwithstanding any other provision of this Agreement, no Lender shall be obligated to make any Loan to IBM, if (i) the adoption of any law, rule or regulation after the date of this Agreement, (ii) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (iii) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement, shall make it unlawful for such Lender to make such Loan to IBM.

Notwithstanding any other provision of this Agreement, no Lender shall be obligated to make any Loan to a Subsidiary Borrower if any law, rule, regulation or interpretation or application thereof by any Governmental Authority, or compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority shall make it unlawful for such Lender to make such Loan to such Subsidiary Borrower.

SECTION 6.                            AFFIRMATIVE COVENANTS

IBM and each Subsidiary Borrower agrees that, so long as the Commitments remain in effect, any Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, it shall and (in the case of IBM) shall cause each of the Significant Subsidiaries to:

6.1       Existence; Business and Properties.  (a)  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as would not cause or result in a Default or Event of Default under this Agreement.

(b)         Do or cause to be done all things reasonably necessary to preserve and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; except in each case where the failure to do so would not result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 6.1(b) shall prevent IBM, any Subsidiary or any Subsidiary Borrower from (x) discontinuing any of its businesses no longer deemed advantageous to it or discontinuing the operation and maintenance of any of its properties no longer deemed useful in the conduct of its business or (y) selling or disposing of any assets, Subsidiaries or capital stock thereof, in a transaction not prohibited by Section 7.2.

6.2       Financial Statements, Reports, etc.  In the case of IBM, furnish to the Administrative Agent for distribution to the Lenders:

(a)  as soon as available and in any event within 90 days after the end of each fiscal year, copies of the report filed by IBM with the SEC on Form 10-K in respect of such fiscal year, each accompanied by IBM’s annual report in respect of such fiscal year or, if IBM is not required to file such a report in respect of such fiscal year, the consolidated statements of financial position and related consolidated statements of earnings, cash flows and stockholders’ equity of IBM and the Subsidiaries, as of the close of such fiscal year, all audited by PricewaterhouseCoopers or other independent accountants of recognized national standing and accompanied by an opinion of such accountants to the effect that such consolidated financial statements fairly present the financial position, results of operations, cash flows and changes in stockholders’ equity of IBM and the Subsidiaries, in accordance with GAAP;

(b)  as soon as available and in any event within 50 days after the end of each of the first three quarterly periods of each fiscal year, copies of the unaudited quarterly reports filed by IBM with the SEC on Form 10-Q in respect of such quarterly period, or if IBM is not required to file such a report in respect of such quarterly period, the unaudited consolidated statements of financial position and related unaudited consolidated statements of earnings, cash flows and stockholders’ equity of IBM and the Subsidiaries, as of the close of such fiscal quarter, certified by a Responsible Officer of IBM as fairly presenting the financial position, results of operations, cash flows and changes in stockholders’ equity of IBM and the Subsidiaries, in accordance with GAAP, subject to normal year-end audit adjustments which are not expected to be material in amount;

(c)  concurrently with any delivery of financial statements by IBM described in paragraph (a) or (b) above (whether contained in a report filed with the SEC or otherwise), a certificate of a Responsible Officer of IBM substantially in the form of Schedule 6.2(c);

(d)  promptly after the same become publicly available, copies of (i) all financial statements, notices, reports and proxy materials distributed to stockholders of IBM and (ii) all reports on Form 10-K, 10-Q and 8-K (or their equivalents) filed by IBM with the SEC (or with any Governmental Authority succeeding to any or all of the functions of the SEC) pursuant to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; provided, that documents required to be furnished under this paragraph (d) shall be deemed furnished when made available via the EDGAR (or any successor) system of the SEC;

(e)  promptly, from time to time, (i) such other publicly available documents and information regarding the operations, business affairs and financial condition of IBM, any Significant Subsidiary or any Subsidiary Borrower (including information relating to “know your customer” or similar identification procedures), or compliance with the terms of this Agreement and (ii) solely with respect to each Subsidiary Borrower (if any), information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation, in each case, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request; and

(f)  within ten Business Days after the occurrence thereof, written notice of any change in Status; provided that the failure to provide such notice shall not delay or otherwise affect any change in the Applicable Margin or other amount payable hereunder which is to occur upon a change in Status pursuant to the terms of this Agreement.

With respect to the documents referred to in paragraphs (a) through (e) above, IBM shall furnish such number of copies as the Administrative Agent or the Lenders shall reasonably require for distribution to their personnel in connection with this Agreement.

6.3       Notices.  Promptly after any Responsible Officer or the Director of Treasury Operations of IBM obtains knowledge thereof, give notice to the Administrative Agent and each Lender of (i) the occurrence of any Default or Event of Default, accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Borrower proposes to take with respect thereto and (ii) solely with respect to each Subsidiary Borrower (if any), any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

6.4       Anti-Corruption Laws.  Maintain in effect and enforce policies and procedures designed to ensure compliance by it, its Subsidiaries and their respective directors, officers and employees, whether acting directly or through agents, with Anti-Corruption Laws and applicable Sanctions.

SECTION 7.                            NEGATIVE COVENANTS

IBM and, in the case of Sections 7.2 and 7.3, each Subsidiary Borrower agrees that, so long as the Commitments remain in effect, any Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder:

7.1       Limitation on Secured Debt and Sale and Leaseback Transactions.  (a)  IBM will not create, assume, incur or guarantee, and will not permit any Restricted Subsidiary to create, assume, incur or guarantee, any Secured Debt without making provision whereby all Borrower Obligations shall be secured equally and ratably with (or prior to) such Secured Debt (together with, if IBM shall so determine, any other Debt of IBM or such Restricted Subsidiary then existing or thereafter created which is not by its terms subordinate to the Borrower Obligations) so long as such Secured Debt shall be outstanding unless such Secured Debt, when added to (a) the aggregate amount of all Secured Debt then outstanding (not including in this computation Secured Debt if the Borrower Obligations are secured equally and ratably with (or prior to) such Secured Debt and further not including in this computation any Secured Debt which is concurrently being retired) and (b) the aggregate amount of all Attributable Debt then outstanding pursuant to Sale and Leaseback Transactions entered into by IBM after July 15, 1985, or entered into by a Restricted Subsidiary after July 15, 1985, or, if later, the date on which it became a Restricted Subsidiary (not including in this computation any Attributable Debt which is concurrently being retired), would not exceed 10% of Consolidated Net Tangible Assets.

(b)         IBM will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless (a) the sum of (i) the Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction, (ii) all Attributable Debt then outstanding pursuant to all other Sale and Leaseback Transactions entered into by IBM after July 15, 1985, or entered into by a Restricted Subsidiary after July 15, 1985, or, if later, the date on which it became a Restricted Subsidiary, and (iii) the aggregate of all Secured Debt then outstanding (not including in this computation Secured Debt if the Borrower Obligations are secured equally and ratably with (or prior to) such Secured Debt) would not exceed 10% of Consolidated Net Tangible Assets or (b) an amount equal to the greater of (i) the net proceeds to IBM or the Restricted Subsidiary of the sale of the Principal Property sold and leased back pursuant to such Sale and Leaseback Transaction and (ii) the amount of Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction, is applied to the retirement of Funded Debt of IBM or any Restricted Subsidiaries (other than Funded Debt which is subordinated to the Loans or which is owing to IBM or any Restricted Subsidiaries) within 180 days after the consummation of such Sale and Leaseback Transaction.

7.2       Mergers, Consolidations and Sales of Assets.  (a)  No Borrower will consolidate with or merge with or into any other Person (unless, in the case of any Subsidiary Borrower, such Subsidiary Borrower’s designation as such is terminated pursuant to Section 5.2(d) concurrently with such transaction), except that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, IBM may merge with any other U.S. corporation or limited liability company, and each Subsidiary Borrower may merge with any other Person, provided that (i) in the case of any such merger involving IBM, IBM is the surviving entity, (ii) in the case of any such merger involving a Subsidiary Borrower, the surviving entity assumes all of such Borrower’s obligations under this Agreement and remains a “Subsidiary Borrower” and (iii) on the date of consummation of any merger involving IBM, IBM shall deliver to the Administrative Agent a certificate of a Responsible Officer of IBM demonstrating that, on a pro forma basis determined as if such merger had been consummated on the date occurring twelve months prior to the last day of the most recently ended fiscal quarter, IBM would have been in compliance with Section 7.4 as of the last day of such fiscal quarter.

(b)         IBM will not sell, convey or otherwise transfer all or substantially all of its properties or assets to any Person, provided that this paragraph (b) shall not prohibit IBM from entering into a merger transaction expressly permitted by Section 7.2(a).

7.3       Margin Regulations.  (a)  No Borrower will permit any part of the proceeds of any Loan to be used in any manner that would result in a violation of, or be inconsistent with, the provisions of Regulation T, U or X.  No Borrower will take, or permit the Subsidiaries to take, any action at any time that would (A) result in a violation of the substitution and withdrawal requirements of Regulation T or U, in the event the same should become applicable to any Loans or this Agreement or (B) cause the representations and warranties contained in Section 4.8 at any time to be other than true and correct.

(b)         Whenever required to ensure compliance with Regulations T, U and X or requested by the Administrative Agent or one or more Lenders, each Borrower will furnish to the Administrative Agent and each Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, and any other notice or form required under Regulation U, the statements made and information contained in which shall be sufficient, in the good faith opinion of each Lender, to permit the extensions of Loans hereunder in compliance with Regulation U.

7.4       Consolidated Net Interest Expense Ratio.  IBM will not permit the Consolidated Net Interest Expense Ratio, for any period of four consecutive fiscal quarters taken as a single accounting period to be less than 2.20 to 1.0.

7.5       Anti-Corruption Laws.  The Borrower and its Subsidiaries shall not use, and shall procure that the respective directors, officers and employees of the Borrower and its Subsidiaries shall not use, the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 8.                            EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) (i) Any Borrower shall (x) fail to pay any principal of any US$ Loan when due in accordance with the applicable terms of this Agreement or (y) fail to pay any interest on any US$ Loan, or any fee or other amount payable hereunder or under any Local Currency Facility (other than as provided in clause (ii) below), within five Business Days after any such interest, fee or other amount becomes due in accordance with the terms hereof or thereof; or (ii) any Borrower shall fail to pay any principal of or interest on any Local Currency Loan when due in accordance with the applicable terms of the relevant Local Currency Facility and such default shall continue unremedied for a period of three Business Days (in the case of principal) or five Business Days (in the case of interest) after written notice thereof shall have been given to IBM by the Administrative Agent or any affected Local Currency Lender (with a copy to the Administrative Agent); or

(b)  Any representation or warranty made or deemed made by any Borrower herein or in any Local Currency Facility or which is contained in any certificate, document or financial or other statement furnished by it at any time pursuant to this Agreement or any Local Currency Facility shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c)  IBM shall default in the observance or performance of the agreement contained in Section 7.4; or

(d)  Any Borrower shall default in the observance or performance of any other agreement contained in this Agreement or in any Local Currency Facility or any other event or condition constituting a default under any Local Currency Facility shall occur (in each case other than as provided in paragraphs (a) through (c) of this Section 8), and such default shall continue unremedied for a period of 30 days after written notice thereof shall have been given to IBM by the Administrative Agent or the Required Lenders; or

(e)  IBM or any Significant Subsidiary shall default in the payment of any principal or interest, regardless of amount, due in respect of any Indebtedness in an aggregate principal amount of $500,000,000 or more, when and as the same shall become due and payable (after the expiration of any applicable grace period); or

(f)  An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of IBM or any Significant Subsidiary, or of a substantial part of the property or assets of IBM or any Significant Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for IBM or any Significant Subsidiary or for a substantial part of the property or assets of IBM or any Significant Subsidiary or (iii) the winding-up or liquidation of IBM or any Significant Subsidiary; and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(g)  IBM or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (f) of this Section 8, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for IBM or any Significant Subsidiary or for a substantial part of the property or assets of IBM or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

(h)  One or more judgments for the payment of money which are due and payable in an aggregate amount of $500,000,000 (exclusive of any amount thereof covered by insurance so long as such coverage is not being disputed) or more shall be rendered by a court of competent jurisdiction against IBM, any Significant Subsidiary or any combination of IBM and Significant Subsidiaries and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed (for this purpose, a judgment shall effectively be stayed during a period when it is not yet due and payable), or any action shall be legally taken by a judgment creditor to levy upon assets or properties of IBM or any Significant Subsidiary to enforce any such judgment; or

(i)  The guarantee contained in Section 10 shall cease, for any reason, to be in full force and effect or IBM shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) or (g) above with respect to IBM, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all fees and other amounts owing under this Agreement and the Local Currency Facilities shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:  (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to IBM declare the Commitments to be terminated forthwith, whereupon such Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to IBM, declare the Loans (with accrued interest thereon) and all fees and other amounts owing under this Agreement and the Local Currency Facilities to be due and payable forthwith, whereupon the same shall immediately become due and payable.  Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 9.                            THE ADMINISTRATIVE AGENT

9.1       Appointment.  Each Lender hereby irrevocably designates and appoints JPMorgan Chase Bank as the agent of such Lender under this Agreement, and each such Lender irrevocably authorizes JPMorgan Chase Bank, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Local Currency Facility or otherwise exist against the Administrative Agent.

9.2       Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

9.3       Exculpatory Provisions.  Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or any Local Currency Facility or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any Local Currency Facility or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Local Currency Facility or for any failure of any Borrower to perform its obligations hereunder or thereunder.  The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any Local Currency Facility, or to inspect the properties, books or records of any Borrower.

9.4       Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Borrower), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, or all Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the obligations owing by any Borrower hereunder.

9.5       Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6       Non-Reliance on Administrative Agent and Other Lenders.  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans and enter into this Agreement and any Local Currency Facilities.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or any Local Currency Facility, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

9.7       Indemnification.  The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Revolving Credit Commitments shall have terminated and the US$ Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the amounts owing hereunder) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that (a) no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent and (b) in the event that the Administrative Agent is reimbursed by any Borrower for any amount paid to it by the Lenders pursuant to this Section 9.7, the amount of such reimbursement shall in turn be paid over to the Lenders on a ratable basis.  The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

9.8       Administrative Agent in Its Individual Capacity.  Each of the Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Administrative Agent were not the Administrative Agent hereunder.  With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

9.9       Successor Administrative Agent.  Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign as Administrative Agent at any time by giving notice to the Lenders and IBM.  If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be subject to the approval of IBM (which approval shall not be unreasonably withheld).  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent shall have given notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders, which successor administrative agent shall be subject to the approval of IBM (which approval shall not be unreasonably withheld).  Upon the acceptance of any appointment as Administrative Agent hereunder by a permitted successor, such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor administrative agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the obligations owing hereunder.  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

9.10                        Syndication and Documentation Agents.  The Syndication Agents and the Documentation Agents shall not have any duties or responsibilities hereunder in its capacity as such.

9.11                        Certain ERISA Matters.

(a)  Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that:

(i) none of the Administrative Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement or any documents related hereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any its Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

(c) The Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 10.                     GUARANTEE

10.1                        Guarantee.  In order to induce the Administrative Agent and the Lenders to execute and deliver this Agreement and to make or maintain the Loans, and in consideration thereof, IBM hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance by each Subsidiary Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Subsidiary Borrower Obligations, and IBM further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Administrative Agent or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under the guarantee contained in this Section 10.  The guarantee contained in this Section 10, subject to Section 10.5, shall remain in full force and effect until the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto any Subsidiary Borrower may be free from any Subsidiary Borrower Obligations.

IBM agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Section 10, it will notify the Administrative Agent and such Lender in writing that such payment is made under the guarantee contained in this Section 10 for such purpose.  No payment or payments made by any Subsidiary Borrower or any other Person or received or collected by the Administrative Agent or any Lender from any Subsidiary Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Subsidiary Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of IBM under this Section 10 which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Subsidiary Borrower Obligations until, subject to Section 10.5, the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated.

10.2                        No Subrogation.  Notwithstanding any payment made by IBM pursuant to this Section 10 or any set-off or application of funds of IBM by the Administrative Agent or any Lender in connection with the guarantee contained in this Section 10, IBM shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any Subsidiary Borrower or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Subsidiary Borrower Obligations, nor shall IBM seek or be entitled to seek any contribution or reimbursement from any Subsidiary Borrower in respect of payments made by IBM under this Section 10, until all amounts owing to the Administrative Agent and the Lenders on account of the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated.  If any amount shall be paid to IBM on account of such subrogation rights at any time when all of the Subsidiary Borrower Obligations shall not have been paid in full, such amount shall be held by IBM in trust for the Administrative Agent and the Lenders, segregated from other funds of IBM, and shall, forthwith upon receipt by IBM, be turned over to the Administrative Agent in the exact form received by IBM (duly indorsed by IBM to the Administrative Agent, if required), to be applied against the Subsidiary Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.  The provisions of this Section 10.2 shall survive the term of the guarantee contained in this Section 10 and the payment in full of the Subsidiary Borrower Obligations and the termination of the Commitments.

10.3                        Amendments, etc. with respect to the Subsidiary Borrower Obligations.  IBM shall remain obligated under this Section 10 notwithstanding that, without any reservation of rights against IBM, and without notice to or further assent by IBM, any demand for payment of or reduction in the principal amount of any of the Subsidiary Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Subsidiary Borrower Obligations continued, and the Subsidiary Borrower Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Subsidiary Borrower Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Subsidiary Borrower Obligations or for the guarantee contained in this Section 10 or any property subject thereto.

10.4                        Guarantee Absolute and Unconditional.  IBM waives any and all notice of the creation, renewal, extension or accrual of any of the Subsidiary Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 10 or acceptance of the guarantee contained in this Section 10; the Subsidiary Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 10; and all dealings between IBM or the Subsidiary Borrowers, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 10.  IBM waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon IBM or any Subsidiary Borrower with respect to the Subsidiary Borrower Obligations.  To the full extent permitted by law, the guarantee contained in this Section 10 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, any Local Currency Facility, any of the Subsidiary Borrower Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) the legality under applicable Requirements of Law of repayment by the relevant Subsidiary Borrower of any Subsidiary Borrower Obligations or the adoption of any Requirement of Law purporting to render any Subsidiary Borrower Obligations null and void, (c) any defense, setoff or counterclaim (other than a defense of payment or performance by the applicable Subsidiary Borrower)

which may at any time be available to or be asserted by IBM against the Administrative Agent or any Lender, (d) any change in ownership of the relevant Subsidiary Borrower, any merger or consolidation of the relevant Subsidiary Borrower into another Person or any loss of the relevant Subsidiary Borrower’s separate legal identity or existence, or (e) any other circumstance whatsoever (with or without notice to or knowledge of IBM or any Subsidiary Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Subsidiary Borrower for any Subsidiary Borrower Obligations, or of IBM under the guarantee contained in this Section 10, in bankruptcy or in any other instance.  When the Administrative Agent or any Lender is pursuing its rights and remedies under this Section 10 against IBM, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Subsidiary Borrower or any other Person or against any collateral security or guarantee for the Subsidiary Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Subsidiary Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Subsidiary Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve IBM of any liability under this Section 10, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against IBM.

10.5                        Reinstatement.  The guarantee contained in this Section 10 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Subsidiary Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Subsidiary Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Subsidiary Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

10.6                        Payments.  IBM hereby agrees that any payments in respect of the Subsidiary Borrower Obligations pursuant to this Section 10 will be paid to the Administrative Agent without setoff or counterclaim in Dollars (in the case of Subsidiary Borrower Obligations arising under this Agreement) or, at the option of the relevant Local Currency Lender(s), in Dollars or in the relevant Local Currency (in the case of Subsidiary Borrower Obligations arising under any Local Currency Facility), at (a) the office of the Administrative Agent specified in Section 11.2 (in the case of Subsidiary Borrower Obligations arising under this Agreement) or (b) at the office specified for payments under the relevant Local Currency Facility or such other office as shall have been specified by the relevant Local Currency Lender(s) in each case to the extent permitted by applicable law (in the case of Subsidiary Borrower Obligations arising under any Local Currency Facility).

10.7                        Judgments Relating to Guarantee.  (a)  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due under the guarantee contained in this Section 10 in one currency into another currency, IBM agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the relevant Lender (or agent acting on its behalf) could purchase the first currency with such other currency for the first currency on the Banking Day immediately preceding the day on which final judgment is given.

(b)         The obligations of IBM in respect of any sum due under the guarantee contained in this Section 10 shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with this Section 10 (the “Agreement Currency”), be discharged only to the extent that, on the Banking Day following receipt by any Lender (or agent acting on its behalf) (the “Applicable Creditor”) of any sum adjudged to be so due in the Judgment

Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, IBM agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss, provided, that if the amount of the Agreement Currency so purchased exceeds the sum originally due to the Applicable Creditor, the Applicable Creditor agrees to remit such excess to IBM.  The obligations of IBM contained in this Section 10.7 shall survive the termination of the guarantee contained in this Section 10 and the payment of all amounts owing hereunder.

10.8                        Independent Obligations.  The obligations of IBM under the guarantee contained in this Section 10 are independent of the obligations of each Subsidiary Borrower, and a separate action or actions may be brought and prosecuted against IBM whether or not the relevant Subsidiary Borrower be joined in any such action or actions.  IBM waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.  Any payment by the relevant Subsidiary Borrower or other circumstance which operates to toll any statute of limitations as to such Subsidiary Borrower shall operate to toll the statute of limitations as to IBM.

SECTION 11.                     MISCELLANEOUS

11.1                        Amendments and Waivers.  Subject to Section 2.14(b), neither this Agreement nor any terms hereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1.  The Required Lenders may, or, upon receipt of written consent of the Required Lenders to all terms thereof, the Administrative Agent may, from time to time, (a) enter into with the Borrowers written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any US$ Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Revolving Credit Commitment or Swing Line Commitment, in each case without the consent of each Lender directly affected thereby, or (ii) reduce any amounts payable to any Lender pursuant to Section 2.5(b), 2.5(c), 3.3 or 10 (including, without limitation, pursuant to any release of the guarantee contained in Section 10), or increase any amounts payable by any Lender pursuant to Section 2.5(b), 2.5(c) or 3.3, in each case without the consent of each Lender materially and adversely affected thereby, or (iii) amend, modify or waive any provision of this Section 11.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement, in each case without the written consent of all the Lenders, (iv) release the guaranty contained in Section 10 without the consent of each Lender or (v) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent.  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the obligations owing hereunder.  In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.  Notwithstanding anything to the contrary in the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrowers and the Administrative Agent to cure any ambiguity, omission, mistake, defect or inconsistency, it being agreed the Administrative Agent shall provide the Lenders at least five Business Days’ prior written notice of such amendment, and any such amendment shall be deemed approved by the Lenders unless the Administrative Agent shall have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

11.2                        Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of IBM and the Administrative Agent, as set forth in the relevant Subsidiary Borrower Notice and Designation in the case of the Subsidiary Borrowers and as notified by each Lender to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the obligations owing hereunder:

IBM:

INTERNATIONAL BUSINESS MACHINES CORPORATION

One New Orchard Road

Armonk, New York  10504

Attention:  Vice President and Treasurer

Telecopy:  914-499-2883

With a copy to CHQ Legal Department

Telecopy:  914-499-6445

The Administrative Agent:

JPMORGAN LOAN AND AGENCY SERVICES GROUP

Loan & Agency Services - Account Manager

Talitha Humes

1111 Fannin St., 10th Floor, Houston TX 77002

Phone:  713-427-6190

Fax:  713-750-2878

E-mail:  Talitha.L.Humes@jpmorgan.com

With copies to:

JPMORGAN CHASE BANK

John Kowalczuk

270 Park Avenue, 4th Floor

New York  NY  10017

E-mail:  john.kowalczuk@jpmorgan.com

Telephone:  (212) 270-6782

Fax:  (212) 270-4584

JPMORGAN CHASE BANK

Padmini Persaud

270 Park Avenue, 15th Floor

New York  NY  10017

E-mail:  padmini.persaud@jpmorgan.com

Telephone:  (212) 270-6155

Fax:  (212) 270-4164

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2, 2.3, 2.5, 2.6, 2.8 or 2.13 shall not be effective until received.

11.3                        No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4                        Survival of Representations and Warranties.  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the US$ Loans hereunder.

11.5                        Payment of Expenses.  Each of IBM and, as applicable, each Subsidiary Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of a single counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any such other documents, including, without limitation, the reasonable fees and disbursements of separate counsel to the Administrative Agent and to each Lender, and (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents, and (d) to pay, indemnify, and hold each Lender, each Local Currency Lender, each Syndication Agent, each Documentation Agent, each Joint Lead Arranger, the Administrative Agent and their respective directors, officers, employees and agents (each, an “indemnified person”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including reasonable fees and disbursements of counsel, incurred by or asserted against such indemnified person which arise out of or in connection with any claim, litigation or proceeding relating to this Agreement or any such other documents, any Loan or any actual or proposed use of proceeds of any Loan or any of the Transactions, or any failure by any Borrower to repay any Local Currency Loans or other obligations owing under any Local Currency Facility when due in accordance with the terms of such Local Currency Facility (all the foregoing in this clause (d), collectively, the “indemnified liabilities”), provided, that no Borrower shall have any obligation hereunder to any indemnified person with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such indemnified person, in each case as determined by a final, non-appealable judgment of a court of competent jurisdiction and provided further, that nothing contained in this Section 11.5 (other than Section 11.5(c)) shall require IBM or any Subsidiary Borrower to pay any taxes of any indemnified person or any Transferee or any indemnity with respect thereto.  No indemnified person or IBM shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons.  No indemnified person shall be liable for any special, indirect, consequential or punitive damages in connection with this Agreement.  The agreements in this Section 11.5 shall survive repayment of the Loans and the payment of all other amounts payable hereunder.

11.6                        Participations.  Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (each, a “Participant”) participating interests in any US$ Loan owing to such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder.  In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such obligation owing to it hereunder for all purposes under this Agreement, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the US$ Loans or any fees payable hereunder, postpone the date of the final maturity of the US$ Loans, or release the guarantee contained in Section 10, in each case to the extent subject to such participation.  Each Borrower agrees that, while an Event of Default shall have occurred and be continuing, if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 11.12 as fully as if it were a Lender hereunder.  Each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 2.19 with respect to its participation in the Revolving Credit Commitments and the US$ Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.18, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

11.7                        Transfers of Competitive Loans.  (a)  Any Competitive Loan Lender, in the ordinary course of its business and in accordance with applicable law, at any time may assign to one or more banks or other entities (each, a “Competitive Loan Assignee”) any Competitive Loan owing to such Competitive Loan Lender, pursuant to a Competitive Loan Assignment executed by the assignor Competitive Loan Lender and the Competitive Loan Assignee.

(b)         Upon such execution, from and after the date of such Competitive Loan Assignment, the Competitive Loan Assignee shall be deemed, to the extent of the assignment provided for in such Competitive Loan Assignment, and subject to the provisions of Sections 11.7(c) and 11.7(d), to have the same rights and benefits of payment and enforcement with respect to such Competitive Loan (including, without limitation, the applicable rights set forth in Sections 2.16, 2.17, 2.18 and 2.19) and the same rights of setoff and obligation to share pursuant to Section 11.12 as it would have had if it were a Competitive Loan Lender hereunder.

(c)          Unless such Competitive Loan Assignment shall otherwise specify and a copy of such Competitive Loan Assignment shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with Section 11.9(a), the assignor under the Competitive Loan Assignment shall act as collection agent for the Competitive Loan Assignee thereunder, and the Administrative Agent shall pay all amounts received from the relevant Borrower which are allocable to the assigned Competitive Loan directly to such assignor without any liability to such Competitive Loan Assignee.

(d)         A Competitive Loan Assignee under a Competitive Loan Assignment shall not, by virtue of such Competitive Loan Assignment, become a party to this Agreement or a “Competitive Loan Lender”, or have any rights to consent to or refrain from consenting to any amendment, waiver or other modification of any provision of this Agreement or any related document; provided that (i) the assignor under such Competitive Loan Assignment and such Competitive Loan Assignee may, in their discretion, agree between themselves upon the manner in which such assignor will exercise its rights under this Agreement and any related document, and (ii) if a copy of such Competitive Loan Assignment shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with Section 11.9(a), no such amendment, waiver or modification may reduce or postpone any payment of principal or interest in respect of any Competitive Loan assigned to such Competitive Loan Assignee without the written consent of such Competitive Loan Assignee.

(e)          If a Competitive Loan Assignee has caused a Competitive Loan Assignment to be recorded in the Register in accordance with Section 11.9(a), such Competitive Loan Assignee may thereafter, in the ordinary course of its business and in accordance with applicable law, assign the relevant Competitive Loans to any Competitive Loan Lender, to any affiliate or subsidiary of such Competitive Loan Assignee or to any other financial institution that has total assets in excess of $1,000,000,000 and that in the ordinary course of its business extends credit of the same type as the Competitive Loans, and the foregoing provisions of this Section 11.7 shall apply, mutatis mutandis, to any such assignment by a Competitive Loan Assignee.  Except in accordance with the preceding sentence, Competitive Loans may not be further assigned by a Competitive Loan Assignee, subject to any legal or regulatory requirement that the Competitive Loan Assignee’s assets must remain under its control.

(f)           Upon its receipt of a Competitive Loan Assignment executed by an assignor Competitive Loan Lender and a Competitive Loan Assignee, together with payment to the Administrative Agent of a registration and processing fee of $3,500 (which shall not be payable by any Borrower), the Administrative Agent promptly shall (i) accept such Competitive Loan Assignment, (ii) record the information contained therein in the Register and (iii) give notice of such acceptance and recordation to the assignor Competitive Loan Lender, the Competitive Loan Assignee and the relevant Borrower.

11.8                        Assignments.  (a)  Subject to clause (ii) of the second sentence of Section 3.1(b), any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any affiliate of such Lender or, with the consent of IBM and the Administrative Agent (which consent in each case shall not be unreasonably withheld or delayed, and, in the case of IBM, shall be deemed to have been given unless IBM shall object to such assignment by written notice to the Administrative Agent within ten Business Days after having received notice thereof), to any other Lender or to an additional bank, financial institution or other entity other than a Borrower, an Affiliate of a Borrower or a natural person (each, a “Purchasing Lender”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Assumption, substantially in the form of Exhibit E, executed by such Purchasing Lender and such assigning Lender (and, in the case of a Purchasing Lender that is not an affiliate of the relevant assigning Lender, by IBM and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided, that except in the case of an assignment of all of a Lender’s rights and obligations under this Agreement, the amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than $10,000,000 or such lesser amount as may be consented to by IBM and the Administrative Agent and provided, further, that a Swing Line Lender may so assign all or a portion of such rights and obligations to a Person that shall become a Swing Line Lender hereunder only if notice of the designation of such new Swing Line Lender shall have been delivered to the Administrative Agent prior to such assignment.  Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Assumption, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment (and, if applicable, a Swing Line Commitment) as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

(b)         Upon its receipt of an Assignment and Assumption executed by an assigning Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not an affiliate of the relevant assigning Lender, by IBM and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (which shall not be payable by any Borrower), the Administrative Agent shall (i) promptly accept such Assignment and Assumption and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and IBM.

11.9                        The Register; Disclosure; Pledges to Federal Reserve Banks.  (a)  The Administrative Agent shall maintain at its address referred to in Section 11.2 a copy of each Competitive Loan Assignment and Assignment and Assumption delivered to it and a register (the “Register”) for the recordation of (i) the names and addresses of the Lenders, the Revolving Credit Commitments and Swing Line Commitments of the Lenders, and the principal amount of the US$ Loans owing to each Lender from time to time and (ii) with respect to each Competitive Loan Assignment delivered to the Administrative Agent, the name and address of the Competitive Loan Assignee and the principal amount of each Competitive Loan owing to such Competitive Loan Assignee.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the US$ Loan recorded therein for all purposes of this Agreement.  The Register shall be available for inspection by the Borrowers at any reasonable time and from time to time upon reasonable prior notice.

(b)         Each Borrower authorizes each Lender to disclose to any Participant, Competitive Loan Assignee or Purchasing Lender (each, a “Transferee”) and any prospective Transferee, subject to the provisions of Section 11.21 (whether or not, in the case of any Person that is a prospective Transferee, such Person in fact becomes a Transferee), any and all financial information in such Lender’s possession concerning the Borrowers and their respective affiliates which has been delivered to such Lender by or on behalf of any Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of any Borrower in connection with such Lender’s credit evaluation of the Borrowers and their respective affiliates prior to becoming a party to this Agreement.

(c)          Nothing herein shall prohibit any Lender from pledging or assigning all or any portion of its Loans to any Federal Reserve Bank or central bank in accordance with applicable law, provided, that in the case of any such pledge or assignment to a central bank, no Borrower will be responsible for the payment of any fees, expenses, duties, imposts, taxes or other amounts in connection therewith.  In order to facilitate such pledge or assignment, each Borrower hereby agrees that, upon request of any Lender at any time and from time to time after such Borrower has made its initial borrowing hereunder, such Borrower shall provide to such Lender, at such Borrower’s own expense, a promissory note, substantially in the form of Exhibit G-1 or G-2, as the case may be, evidencing the Revolving Credit Loans, Swing Line Loans or Competitive Loans, as the case may be, owing to such Lender.

11.10                 Changing Designations of Swing Line Lenders and Competitive Loan Lenders.  (a)  IBM shall have the right to change the designation of a Lender or Swing Line Lender to (i) cause a Lender to become a Swing Line Lender, (ii) change the Swing Line Commitment of a Swing Line Lender (so long as, after giving effect thereto, (x) such Swing Line Commitment does not exceed such Lender’s Revolving Credit Commitment and (y) the aggregate amount of the Swing Line Commitments shall not exceed $2,000,000,000) or (iii) cause a Swing Line Lender to cease to be a Swing Line Lender, provided that no such change shall become effective unless (x) the Lender affected thereby shall in its sole discretion have agreed in writing to such change and (y) prior written notification thereof shall have been delivered to the Administrative Agent and, in the case of clause (i) above, the Administrative Agent shall have approved of such designation (which approval shall not be unreasonably withheld).

(b)         IBM shall have the right to change the designation of a Lender or Competitive Loan Lender to (i) cause a Lender to become a Competitive Loan Lender or (ii) cause a Competitive Loan Lender to cease to be a Competitive Loan Lender, provided that no such change shall become effective unless (x) the Lender affected thereby shall in its sole discretion have agreed in writing to such change and (y) prior written notification thereof shall have been delivered to the Administrative Agent and, in the case of clause (i) above, the Administrative Agent shall have approved of such designation (which approval shall not be unreasonably withheld).

11.11                 Replacement of Lenders under Certain Circumstances.  IBM shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to Section 2.17 or 2.18 (other than with respect to Index Rate Competitive Loans), (b) is affected in the manner described in Section 2.16 (other than with respect to Index Rate Competitive Loans) and as a result thereof any of the actions described in said Section is required to be taken, (c) becomes a Defaulting Lender or (d) fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof that requires the unanimous approval of all of the Lenders, the approval of all of the Lenders affected thereby or the approval of a class of Lenders, in each case in accordance with the terms of Section 11.1, so long as the consent of the Required Lenders shall have been obtained with respect to such amendment, modification, termination, waiver or consent, with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) IBM shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) IBM shall be liable to such replaced Lender under Section 2.19 if any Eurodollar Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto or any Competitive Loan owing to such replaced Lender shall be paid other than on the relevant Competitive Loan Maturity Date, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.8 (provided that IBM shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, IBM shall pay all additional amounts (if any) required pursuant to Section 2.17 or 2.18, as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights which IBM, the Administrative Agent or any other Lender shall have against the replaced Lender.

11.12                 Adjustments; Set-off.  (a)  If any Lender (a “benefitted Lender”) shall at any time receive any payment of all or part of its US$ Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f) or (g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s US$ Loans that are then due and payable, or interest thereon, such benefitted Lender shall purchase at par for cash from the other Lenders a participating interest in such portion of each such other Lender’s US$ Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)         In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the relevant Borrower.  Each Lender agrees promptly to notify IBM and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

11.13                 Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by email or telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with IBM and the Administrative Agent.

11.14                 Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.15                 Integration.  This Agreement represents the agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein.

11.16                 GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

11.17                 Submission To Jurisdiction; Waivers.  Each Borrower hereby irrevocably and unconditionally:

(a)         submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof, or, to the extent such courts lack subject matter jurisdiction, the Courts of the State of New York, in each case located in the County of New York;

(b)         consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)          in the case of each Subsidiary Borrower, designates and directs IBM at its offices at One New Orchard Road, Armonk, New York, as its agent to receive service of any and all process and documents on its behalf in any legal action or proceeding referred to in paragraph (a) of this Section 11.17 in the State of New York and agrees that service upon such agent shall constitute valid and effective service upon such Subsidiary Borrower and that failure of IBM to give any notice of such service to any such party shall not affect or impair in any way the validity of such service or of any judgment rendered in any action or proceeding based thereon;

(d)         in the case of each Subsidiary Borrower, to the extent that such Subsidiary Borrower has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property or assets, waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement (it being understood that the waivers contained in this paragraph (d) shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976, as amended, and are intended to be irrevocable and not subject to withdrawal for the purposes of such Act);

(e)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address referred to in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(f)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(g)          waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

11.18                 Judgments Relating to Subsidiary Borrowers.  (a)  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder by any Subsidiary Borrower to any party hereto or any holder of the obligations of such Subsidiary Borrower hereunder into another currency, such Subsidiary Borrower agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction such party or holder could purchase Dollars with such other currency for Dollars on the Banking Day immediately preceding the day on which final judgment is given.

(b)         The obligations of each Subsidiary Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than Dollars, be discharged only to the extent that, on the Banking Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase Dollars with the Judgment Currency; if the amount of Dollars so purchased is less than the sum originally due to the Applicable Creditor in Dollars, such Subsidiary Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss, provided, that if the amount of Dollars so purchased exceeds the sum originally due to the Applicable Creditor, the Applicable Creditor agrees to remit such excess to such Subsidiary Borrower.  The obligations of the Subsidiary Borrowers contained in this Section 11.18 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

11.19                 Acknowledgements.  Each Borrower hereby acknowledges that:

(a)  it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

(b)  neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Borrower arising out of or in connection with this

Agreement, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)  no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

11.20                 WAIVERS OF JURY TRIAL.  EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN.

11.21                 Confidentiality.  Each Lender agrees to keep confidential any written or oral information (a) provided to it by or on behalf of any Borrower or any of the Subsidiaries pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of any Borrower or any of the Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee or prospective Transferee or any swap counterparty so long as delivery of such information is made subject to the requirement that such information be kept confidential in the manner contemplated by this Section 11.21, (iii) to its employees or affiliates involved in the administration of this Agreement or any Local Currency Facility, directors, agents, attorneys, accountants and other professional advisors (each of which shall be instructed to hold the same in confidence), (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, (vii) in connection with the exercise of any remedy hereunder or under any Local Currency Facility, (viii) to any credit insurance provider relating to any Borrower and its obligations or any rating agency when required by it, provided that, prior to any disclosure, such credit insurance provider or rating agency shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrowers received by it, (ix) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, provided that, prior to any disclosure, the CUSIP Service Bureau or such similar agency shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrowers received by it, or (x) if IBM has consented to such disclosure in writing in its sole discretion.  It is understood and agreed that IBM, its Subsidiaries and their respective affiliates may rely upon this Section 11.21 for any purpose, including without limitation to comply with Regulation FD promulgated by the SEC.

11.22                 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent, all future permitted holders of the obligations hereunder and their respective successors and permitted assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.  Each reference herein to any Lender shall, to the extent applicable, be deemed to be a reference to any affiliate, branch or agency of any Lender which is a Local Currency Lender.

11.23                 Incremental Revolving Credit Commitments.  (a)  IBM and any one or more Lenders (including New Lenders) may from time to time agree that such Lenders shall provide incremental Revolving Credit Commitments by executing and delivering to the Administrative Agent one or more Incremental Commitment Supplements or, in the case of New Lenders, New Lender Supplements.

(b)         Any additional bank, financial institution or other entity which is not already a Lender, with the consent of IBM and the Administrative Agent (which consent, in the case of the Administrative Agent, shall not be unreasonably withheld), can elect to become a party to this Agreement and obtain a Revolving Credit Commitment; such party shall execute a New Lender Supplement (each, a “New Lender Supplement”) with IBM and the Administrative Agent, substantially in the form of Exhibit I-1, whereupon such bank, financial institution or other entity (herein called a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

(c)          Any Lender (other than any New Lender) which agrees to provide an incremental Revolving Credit Commitment pursuant to this Section 11.23 shall execute an Incremental Commitment Supplement (each, an “Incremental Commitment Supplement”) with IBM and the Administrative Agent, substantially in the form of Exhibit I-2, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the incremental Revolving Credit Commitment specified therein, and Schedule 1.1 shall be deemed to be amended to reflect such incremental Revolving Credit Commitment.

(d)         If, on the date upon which any Lender (including any New Lender) provides an incremental Revolving Credit Commitment pursuant to this Section 11.23, there is an unpaid principal amount of Revolving Credit Loans, IBM shall borrow Revolving Credit Loans from such Lender in an amount determined by reference to the amount of each Type of Revolving Credit Loan (and, in the case of Eurodollar Loans, of each Eurodollar Tranche) which would then have been outstanding from such Lender if (i) each such Type or Eurodollar Tranche had been borrowed on the date such Lender’s incremental Revolving Credit Commitment was provided, in each case after giving effect thereto and (ii) the aggregate amount of each such Type or Eurodollar Tranche requested to be so borrowed had been increased to the extent necessary to give effect, with respect to such Lender, to the borrowing allocation provisions of Section 2.2.  Any Eurodollar Loan borrowed pursuant to the preceding sentence shall bear interest at a rate equal to the respective interest rates then applicable to the Eurodollar Loans of the other Lenders in the same Eurodollar Tranche.

(e)          Notwithstanding anything to the contrary in this Section 11.23, (i) the aggregate amount of incremental Revolving Credit Commitments provided pursuant to this Section 11.23 shall not exceed $2,000,000,000 and (ii) no Lender shall have any obligation to provide an incremental Revolving Credit Commitment unless it agrees to do so in its sole discretion.

11.24                 USA PATRIOT Act.  Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

11.25                 No Fiduciary Duty, etc.  (a)  Each Borrower acknowledges and agrees that (i) no fiduciary, advisory or agency relationship between any Borrower and the Lender Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Lender Parties have advised or are advising any Borrower on other matters, and each Borrower waives, to the fullest extent permitted by law, any claims it may have against the Lender Parties for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement, and agrees that the Lender Parties will have no liability (whether direct or indirect) to any Borrower in respect of such a fiduciary duty claim in respect of any of the transactions contemplated by this Agreement, (ii) the Lender Parties, on the one hand, and each Borrower, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor does any Borrower rely on, any fiduciary duty to any Borrower or its affiliates on the part of the Lender Parties, (iii) each Borrower is capable of evaluating and understanding, and it understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, (iv) each Borrower has been advised that the Lender Parties are engaged in a broad range of transactions that may involve interests that differ from any Borrower’s interests and that the Lender Parties have no obligation to disclose such interests and transactions to any Borrower, (v) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, (vi) each Lender Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower, any of its affiliates or any other Person or entity and (vii) none of the Lender Parties has any obligation to any Borrower or its affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein or in any other express writing executed and delivered by such Lender Party and such Borrower or any such affiliate.

(b)                                 None of the Lender Parties shall have or be deemed to have a fiduciary relationship with any other Lender Party.  The Lender Parties are not partners or co-venturers, and no Lender Party shall be liable for the acts or omissions of, or (except as otherwise set forth herein in the case of the Administrative Agent) authorized to act for, any other Lender Party.

11.26                 EU Bail-In.  Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender deemed to be an EEA Financial Institution arising under this Agreement may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

11.27                 Amendment and Restatement.  This Agreement amends and restates the Existing Credit Agreement.  All indebtedness and obligations created by the Existing Credit Agreement referred to therein remain outstanding and in effect and are continued by this Agreement with such modifications as are set forth herein and therein. On the Effective Date, the commitments of the lenders under the Existing Credit Agreement are assigned and reallocated among the Lenders under this Agreement as set forth on Schedule 1.1. This Agreement shall not constitute a novation of the obligations and liabilities under the Existing Credit Agreement or evidence repayment of any such obligations and liabilities. All indebtedness, obligations and liabilities outstanding under the Existing Credit Agreement on such date shall continue to constitute obligations and liabilities under this Agreement.  The “Lenders” under the

Existing Credit Agreement that are Lenders hereunder waive any notice required under the Existing Credit Agreement to the extent that such notice relates to the amendment and restatement of the Existing Credit Agreement contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

INTERNATIONAL BUSINESS MACHINES CORPORATION

By:	/s/ Simon J. Beaumont
Name: Simon J. Beaumont
Title: Vice President and Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By	/s/ Inderjeet Aneja
Name: Inderjeet Aneja
Title: Vice President

BNP PARIBAS

By	/s/ Brendan Heneghan
Name: Brendan Heneghan
Title: Director

By	/s/ Ade Adedeji
Name: Ade Adedeji
Title: Vice President

CITIBANK, N.A.

By	/s/ Susan Olsen
Name: Susan Olsen
Title: Vice President

ROYAL BANK OF CANADA

By	/s/ Mark Gronich
Name: Mark Gronich
Title: Authorized Signatory

MIZUHO BANK, LTD.

By	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Authorized Signatory

BANCO SANTANDER, S.A.

By	/s/ Itziar Letamendi
Name: Itziar Letamendi
Title: Managing Director

By	/s/ Isabel Pastor
Name: Isabel Pastor
Title: Vice President

BANK OF AMERICA, N.A.

By	/s/ Molly Daniello
Name: Molly Daniello
Title: Vice President

BARCLAYS BANK PLC

By	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

DEUTSCHE BANK AG NEW YORK BRANCH

By	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

By	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By	/s/ Jonathan Yip
Name: Jonathan Yip
Title: Director

SOCIETE GENERALE

By	/s/ Paul Dalle Molle
Name: Paul Dalle Molle
Title: Managing Director

WELLS FARGO BANK, N.A.

By	/s/ Sid Khanolkar
Name: Sid Khanolkar
Title: Director

MUFG BANK, LTD.

By	/s/ Ola Anderssen
Name: Ola Anderssen
Title: Director

COMMERZBANK AG, NEW YORK BRANCH

By	/s/ Jenny Shum
Name: Jenny Shum
Title: Vice President

By	/s/ Neil Kiernan
Name: Neil Kiernan
Title: Director

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By	/s/ Judith E. Smith
Name: Judith E. Smith
Title: Authorized Signatory

By	/s/ Joan Park
Name: Joan Park
Title: Authorized Signatory

GOLDMAN SACHS BANK USA

By	/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

ING BANK N.V., DUBLIN BRANCH

By	/s/ Barry Fehily
Name: Barry Fehily
Title: Managing Director

By	/s/ Shaun Hawley
Name: Shaun Hawley
Title: Director

SUMITOMO MITSUI BANKING CORPORATION

By	/s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

THE TORONTO-DOMINION BANK, NEW YORK BRANCH

By	/s/ Wallace Wong
Name: Wallace Wong
Title: Authorized Signatory

UNICREDIT BANK AG, NEW YORK BRANCH

By	/s/ Fabio Della Malva
Name: Fabio Della Malva
Title: Managing Director

By	/s/ Bryon Korutz
Name: Bryon Korutz
Title: Associate Director

U.S. BANK NATIONAL ASSOCIATION

By	/s/ Matt S. Scullin
Name: Matt S. Scullin
Title: Vice President

BANK OF CHINA, NEW YORK BRANCH

By	/s/ Raymond Qiao
Name: Raymond Qiao
Title: Executive Vice President

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By	/s/ Thomas E. Ferguson
Name: Thomas E. Ferguson
Title: Director

DBS BANK LTD.

By	/s/ Loy Hwee Chuan
Name: Loy Hwee Chuan
Title: Senior Vice President

PNC BANK, N.A.

By	/s/ Kristin Wenslau
Name: Kristin Wenslau
Title: Vice President

STANDARD CHARTERED BANK

By	/s/ Daniel Mattern
Name: Daniel Mattern
Title: Associate Director

THE BANK OF NOVA SCOTIA

By	/s/ Jason Rinne
Name: Jason Rinne
Title: Director

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH

By	/s/ Veronica Incera
Name: Veronica Incera
Title: Managing Director

By	/s/ Luis Ruigomez
Name: Luis Ruigomez
Title: Executive Director

BANCO BRADESCO, S.A., NEW YORK BRANCH,

By	/s/ Arlete M. M. B. Lacerda
Name: Arlete M. M. B. Lacerda
Title:

By	/s/ Márcio Martins Bonilha Neto
Name: Márcio Martins Bonilha Neto
Title:

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH

By	/s/ Andrew R. Campbell
Name: Andrew R. Campbell
Title: Authorized Signatory

By	/s/ Dominic Sorresso
Name: Dominic Sorresso
Title: Authorized Signatory

DANSKE BANK A/S

By	/s/ Caitruna Lowbry
Name: Caitruna Lowbry
Title: Senior Relationship Manager

By	/s/ Terry Browne
Name: Terry Browne
Title: Country Manager

LLOYDS BANK PLC

By	/s/ Tina Wong
Name: Tina Wong
Title: Assistant Manager

By	/s/ Kamala Basdeo
Name: Kamala Basdeo
Title: Assistant Manager

RAIFFEISEN BANK INTERNATIONAL AG

By	/s/ P. Straubinger
Name: P. Straubinger
Title: Director

By	/s/ Josef Hörl
Name: Josef Hörl
Title: Director

THE NORTHERN TRUST COMPANY

By	/s/ Eric Siebert
Name: Eric Siebert
Title: Senior Vice President

STATE STREET BANK & TRUST COMPANY

By	/s/ Adebusola Laguda
Name: Adebusola Laguda
Title: Vice President

SCHEDULE 1.1 TO
AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

	Revolving Credit Commitment	Swing Line Commitment
JPMorgan Chase Bank, N.A.	$540,000,000	$300,000,000
BNP Paribas	$540,000,000	$300,000,000
Citibank, N.A.	$540,000,000	$300,000,000
Royal Bank of Canada	$540,000,000	$200,000,000
Mizuho Bank, Ltd.	$510,000,000
Banco Santander, S.A.	$430,000,000
Bank of America, N.A.	$430,000,000
Barclays Bank PLC	$430,000,000	$300,000,000
Deutsche Bank AG New York Branch	$430,000,000	$200,000,000
HSBC Bank USA, National Association	$430,000,000
Societe Generale	$430,000,000
Wells Fargo Bank, N.A.	$430,000,000	$200,000,000
MUFG Bank, Ltd.	$350,000,000	$200,000,000
Commerzbank AG, New York Branch	$280,000,000
Credit Suisse AG, Cayman Islands Branch	$280,000,000
Goldman Sachs Bank USA	$280,000,000
ING Bank N.V., Dublin Branch	$280,000,000
Sumitomo Mitsui Banking Corp.	$280,000,000
The Toronto-Dominion Bank, New York Branch	$280,000,000
UniCredit Bank AG, New York Branch	$280,000,000
U.S. Bank National Association	$280,000,000
Bank of China, New York Branch	$230,000,000
Australia and New Zealand Banking Group Limited	$190,000,000
DBS Bank Ltd.	$190,000,000
PNC Bank, National Association	$190,000,000
Standard Chartered Bank	$190,000,000
The Bank of Nova Scotia	$190,000,000
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$100,000,000
Banco Bradesco S.A., New York Branch	$100,000,000
Canadian Imperial Bank of Commerce, New York Branch	$100,000,000
Danske Bank A/S	$100,000,000
Lloyds Bank plc	$100,000,000
Raiffeisen Bank International AG	$100,000,000
The Northern Trust Company	$100,000,000
State Street Bank and Trust Company	$100,000,000
Total:	$10,250,000,000	$2,000,000,000

SCHEDULE 6.2(c) TO
AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

[FORM OF COMPLIANCE CERTIFICATE]

COMPLIANCE CERTIFICATE

[For the Fiscal Quarter ending         , 20  ]

[For the Fiscal Year ending         , 20  ]

Pursuant to Section 6.2(c) of the Amended and Restated 5-Year Credit Agreement, dated as of July 19, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined unless otherwise defined herein), among International Business Machines Corporation (“IBM”), the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein, the undersigned, the duly elected, qualified and acting Responsible Officer of IBM, hereby certifies that:

(a)           During the period of four consecutive fiscal quarters ended on              , 20  , such Responsible Officer has obtained no knowledge of any Default or Event of Default except as follows:                      .

[The financial statements referred to in Section 6.2(b) of the Credit Agreement which are delivered concurrently with the delivery of this Compliance Certificate fairly present the financial position, results of operations, cash flows and changes in stockholders’ equity of IBM and the Subsidiaries, in accordance with GAAP, subject to normal year-end audit adjustments which are not expected to be material in amount.]*

(b)           The covenant calculation set forth below is based on IBM’s [unaudited] [audited] balance sheet and statements of earnings, cash flows and stockholders’ equity for the fiscal [quarter] [year] ended            , 20  , a copy of which is attached hereto.

*              Insert only in Compliance Certificates accompanying financial statements delivered pursuant to Section 6.2(b) of the Credit Agreement.

1.             Consolidated Net Interest Expense Ratio (Section 7.4)

The ratio of

1.     the difference between

A. the sum of

(1)

earnings before income taxes of IBM and its consolidated Subsidiaries for the period of four consecutive fiscal quarters ended on the date referred to in paragraph (b) above, excluding gains or losses from the divestiture or sale of a business

$
(2)	Consolidated Net Interest Expense (to the extent deducted in arriving at earnings before income taxes)	$
(3)	depreciation expense (to the extent deducted in arriving at earnings before income taxes)	$
(4)	amortization expense (to the extent deducted in arriving at earnings before income taxes)	$
(5)	restructuring charges made after the Effective Date (to the extent deducted in arriving at earnings before income taxes)	$

Total of (1), (2), (3), (4) and (5) above		$

and

B. the sum of

(1)	cash payments made during such period in respect of restructuring charges made after the Effective Date	$
(2)

payments made during such period for plant, rental machines and other property excluding acquisitions of businesses (net of proceeds received during such period from dispositions of plant, rental machines and other property investment excluding divestitures or sales of businesses)

$
(3)	investment in software for such period	$

Total of (1), (2) and (3) above		$

3

equals

C. Consolidated Adjusted Cash Flow
(A. minus B.)	$

to

(ii) the difference between

A. total interest cost of IBM and the Subsidiaries for such period	$

and

B. interest income of IBM and the Subsidiaries for such period	$

equals

C. Consolidated Net Interest Expense	$

(iii) the Consolidated Net Interest Expense Ratio (Ratio of Consolidated Adjusted Cash Flow (i)(C.) to Consolidated Net Interest Expense (ii)(C.))	$

IN WITNESS WHEREOF, the undersigned has hereto set his name.

Dated:             , 20

Title: [Responsible Officer
of IBM]

4

EXHIBIT A-1 TO
AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

[FORM OF COMPETITIVE LOAN CONFIRMATION]

, 20

JPMorgan Chase Bank, N.A., as Administrative Agent
270 Park Avenue
New York, New York  10017

Reference is made to the Amended and Restated 5-Year Credit Agreement, dated as of July 19, 2018, among International Business Machines Corporation, the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

In accordance with Section 2.8(d) of the Credit Agreement, the undersigned accepts and confirms the offers by Competitive Loan Lender(s) to make Competitive Loans to the undersigned on            , 20   [Competitive Loan Borrowing Date] under Section 2.8(b) [index rate] or 2.8(c) [fixed rate] in the (respective) amount(s) set forth on the attached list of Competitive Loans offered.

Very truly yours,

[Name of Borrower]

By:
Title:

[Borrower must attach Competitive Loan offer list prepared by Administrative Agent with accepted amount entered by the Borrower to right of each Competitive Loan offer].

EXHIBIT A-2 TO
AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

[FORM OF COMPETITIVE LOAN OFFER]

JPMorgan Chase Bank, N.A., as Administrative Agent	, 20
270 Park Avenue
New York, New York 10017

Reference is made to the Amended and Restated 5-Year Credit Agreement, dated as of July 19, 2018, among International Business Machines Corporation, the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.  In accordance with Section 2.8(b) [index rate] or 2.8(c) [fixed rate] of the Credit Agreement, the undersigned Competitive Loan Lender offers to make Competitive Loans thereunder in the following amounts with the following maturity dates:

Competitive Loan Date: , 20	Aggregate Maximum Amount: $

Maturity Date 1: , 20	Maximum Amount: $ $ offered at * $ offered at *

Maturity Date 2: , 20	Maximum Amount: $ $ offered at * $ offered at *

Maturity Date 3: , 20	Maximum Amount: $ $ offered at * $ offered at *

Very truly yours,

[NAME OF COMPETITIVE LOAN LENDER]

By:
Name:
Title:
Telephone No.:
Fax No.:

*                                         Insert the interest rate offered for the specified loan amount.  In the case of Index Rate Competitive Loans, insert a margin bid.  In the case of Fixed Rate Competitive Loans, insert a fixed rate bid.

EXHIBIT A-3 TO
AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

[FORM OF COMPETITIVE LOAN REQUEST]

, 20

JPMorgan Chase Bank, N.A., as Administrative Agent
270 Park Avenue
New York, New York  10017

Reference is made to the Amended and Restated 5-Year Credit Agreement, dated as of July 19, 2018, among International Business Machines Corporation, the undersigned, the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

This is [an Index Rate] [a Fixed Rate] Competitive Loan Request** pursuant to Section 2.8(a) of the Credit Agreement requesting quotes for the following Competitive Loans:

	Loan 1	Loan 2	Loan 3
Aggregate Principal Amount	$	$	$
Borrowing Date
Interest Period***
Maturity Date****
Interest Payment Dates*****

Very truly yours,

[Name of Borrower]

By:

Title:

**                                  Pursuant to the Credit Agreement, a Competitive Loan Request may be transmitted in writing or by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.  In any case, a Competitive Loan Request shall contain the information specified in the second paragraph of this form.

***                           Insert only in an Index Rate Competitive Loan Request.

****                    In an Index Rate Competitive Loan Request, insert last day of Interest Period.

*****             Insert only in a Fixed Rate Competitive Loan Request.

EXHIBIT B-1 TO
AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

[FORM OF SUBSIDIARY BORROWER NOTICE AND DESIGNATION]

SUBSIDIARY BORROWER NOTICE AND DESIGNATION

To:                                                     JPMorgan Chase Bank, N.A., as Administrative Agent

From:                                       International Business Machines Corporation

1.             This Subsidiary Borrower Notice and Designation is being delivered to you pursuant to Section 5.2(d) of the Amended and Restated 5-Year Credit Agreement, dated as of July 19, 2018, among International Business Machines Corporation, the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

2.             The effective date of this Subsidiary Borrower Notice and Designation will be               , 20  .

3.             [Please be advised that the following Subsidiary or Controlled Person is hereby designated as a Subsidiary Borrower [and a Swing Line Borrower] and such Subsidiary or Controlled Person is authorized to use the credit facilities provided for under Sections 2.1[, 2.5] and 2.7 of the Credit Agreement up to the aggregate amount set forth opposite its name below:

Name and Address of Subsidiary Borrower	Maximum Subsidiary Borrowing Amount*]

[3.           Please be advised that the designation of the following Subsidiary or Controlled Person as a Subsidiary Borrower is terminated effective on the date referred to in paragraph 2 above.]

INTERNATIONAL BUSINESS
MACHINES CORPORATION

By:
Title:

*                                         If desired, IBM may specify separate Maximum Subsidiary Borrowing Amounts for US$ Loans and Local Currency Loans (US$ Equivalent), which, in either case, may be $0.

[Name of Subsidiary Borrower]**

By:
Title:

Accepted and Acknowledged:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:
Title:

**                                  Subsidiary Borrower signature necessary only in the case of termination of designation or any change in the Maximum Subsidiary Borrowing Amount.

2

EXHIBIT B-2 TO
AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

[FORM OF SUBSIDIARY BORROWER REQUEST]

SUBSIDIARY BORROWER REQUEST

To:                                                     JPMorgan Chase Bank, N.A., as Administrative Agent

From:                                       [Name of Subsidiary Borrower]

1.             This Subsidiary Borrower Request is being delivered to you pursuant to Section 5.2(d) of the Amended and Restated 5-Year Credit Agreement, dated as of July 19, 2018, among International Business Machines Corporation (“IBM”), the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

2.             The undersigned refers to the Subsidiary Borrower Notice and Designation effective                , 20   (the “Effective Date”) delivered by IBM to you in which the undersigned is designated a Subsidiary Borrower and hereby confirms that by its execution of this Subsidiary Borrower Request, the undersigned acknowledges that it has received a copy of the Credit Agreement, confirms that the representations and warranties contained in Section 4 of the Credit Agreement (except the representations and warranties contained in Sections 4.6 and 4.7) are true and correct as to the undersigned as of the Effective Date hereof and agrees that, from and after the Effective Date, it shall be a party to the Credit Agreement and shall to be bound, as a “Borrower”, by all of the provisions thereof.

[NAME OF SUBSIDIARY BORROWER]

By:
Title:

EXHIBIT C TO
AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

[FORM OF CLOSING CERTIFICATE]

Pursuant to Section 5.1(b) of the Amended and Restated 5-Year Credit Agreement, dated as of July 19, 2018 (the “Credit Agreement”; unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement), among International Business Machines Corporation, a New York corporation (“IBM”), the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein, the undersigned [            ] of IBM hereby certifies as follows:

1.             The representations and warranties of IBM contained in the Credit Agreement or in any certificate, document or financial or other statement furnished by or on behalf of IBM pursuant to or in connection with the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof except for representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date;

2.             No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to any Loans to be made on the date hereof;

3.                                  is and at all times since                       20  , has been the duly elected and qualified [Assistant] Secretary of IBM and the signature set forth on the signature line for such officer below is such officer’s true and genuine signature;

and the undersigned [Assistant] Secretary of IBM hereby certifies as follows:

4.             There are no liquidation or dissolution proceedings pending or to my knowledge threatened against IBM, nor to my knowledge has any other event occurred affecting or threatening the corporate existence of IBM;

5.             IBM is a corporation duly organized, validly existing and in good standing under the laws of [            ];

6.             Attached hereto as Exhibit A is a complete and correct copy of resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of IBM on          , 20  ; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of IBM now in force relating to or affecting the matters referred to therein;

7.             Attached hereto as Exhibit B is a complete and correct copy of the by-laws of IBM as in effect at all times since                  , 20   to and including the date hereof; and attached hereto as Exhibit C is a true and complete copy of the certificate of incorporation of IBM as in effect at all times since                    , 20   to and including the date hereof; and

8.             The persons listed on Exhibit D to this closing certificate are now duly elected and qualified officers of IBM holding the offices indicated next to their respective names below, and such officers have held such offices with IBM at all times since                 , 20   to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of IBM the Credit Agreement and any certificate or other document to be delivered by IBM pursuant to the Credit Agreement:

IN WITNESS WHEREOF, the undersigned have hereto set our names

Title: [ ]	Title: [Assistant] Secretary

Date: , 20

2

EXHIBIT D-1 TO THE

AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

[FORM OF OPINION OF SIMPSON THACHER & BARTLETT LLP]

July 19, 2018

To:                             JPMorgan Chase Bank, N.A., as

Administrative Agent under the Credit Agreement referred to below

383 Madison Avenue,

New York, New York 10179

The Lenders listed on Schedule I hereto

Re:                             The Amended and Restated 5-Year Credit Agreement, dated as of July 19, 2018 (the “Credit Agreement”), among International Business Machines Corporation, a New York corporation (“IBM”), the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein.

Ladies and Gentlemen:

We have acted as special counsel to the Administrative Agent in connection with the execution and delivery of the Credit Agreement.

This opinion is delivered to you pursuant to Section 5.1(e)(i) of the Credit Agreement.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

In arriving at the opinion expressed below, we have examined (a) a counterpart of the Credit Agreement, signed by IBM and the Administrative Agent and (b) such documents as we have deemed necessary or appropriate for the purposes of this opinion.

In such examination, we have assumed the genuineness of all signatures, the authenticity, regularity and completeness of all documents submitted to us as originals, the completeness of all documents submitted to us as duplicates or as certified or conformed copies and the conformity of such documents to the original documents.

We have also assumed that the Credit Agreement has been duly executed and delivered by IBM, that IBM is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement, that IBM is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, that the execution, delivery and performance by IBM of the Credit Agreement have been duly authorized by all necessary corporate action on the part of IBM, do not contravene its certificate of incorporation or by-laws or similar organizational documents or violate, or require any consent not obtained under, any applicable law or regulation or any order, writ, injunction or decree of any court or other Governmental Authority binding upon IBM and do not violate, or require any consent not obtained under, any contractual obligation applicable to or binding upon IBM, and that the Credit Agreement constitutes a valid and legally binding obligation of the Administrative Agent, the Lenders and each Subsidiary Borrower.

Based upon the foregoing, and subject to the qualifications and comments set forth below, we are of the opinion that, insofar as the law of the State of New York is concerned, the Credit Agreement (including the guarantee contained in Section 10 thereof) constitutes a valid and legally binding obligation of IBM, enforceable against IBM in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, except that we express no opinion as to (a) Section 11.17(b) of the Credit Agreement insofar as it relates to an action brought in the United States District Court for the Southern District of New York and note that such matters may be raised by such court; (b) any indemnification obligations of IBM under the Credit Agreement to the extent such obligations might be deemed to be inconsistent with public policy; (c) the provisions of Section 11.6 of the Credit Agreement purporting to grant to Participants a right to set-off; (d) any provision of the Credit Agreement that purports to establish an evidentiary standard for determinations by the Lenders or the Administrative Agent; (e) Section 11.12(b) of the Credit Agreement to the extent that it provides for (i) a right of set-off in respect of participating interests purchased pursuant to Section 11.12(a) of the Credit Agreement, (ii) a right of set-off in respect of claims, credits or other obligations that are contingent or (iii) a right of set-off in respect of Borrower Obligations against deposits, indebtedness or other obligations of any entity other than the entity to which such Borrower Obligations are payable; (f) Section 10.7 or Section 11.17(d) of the Credit Agreement; or (g) any Local Currency Facility.

With respect to our opinion as to the guarantee contained in Section 10 of the Credit Agreement or a judgment related to Subsidiary Borrowers contained in Section 11.18 of the Credit Agreement, we note that (i) a New York statute provides that with respect to a foreign currency obligation, a court of the State of New York shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (ii) with respect to a foreign currency obligation, a United States Federal court in New York may award judgment in United States dollars, provided that we express no opinion as to the rate of exchange such court would apply.

We do not express any opinion herein concerning any law other than the law of the State

4

of New York.

This opinion has been rendered solely for your benefit in connection with the Credit Agreement and the transactions contemplated thereby and may not be relied upon by you for any other purpose, or relied upon by or furnished to any other Person, firm or corporation without our prior written consent.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

5

SCHEDULE I

THE LENDERS

EXHIBIT D-2 TO

AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

FORM OF OPINION OF ASSISTANT GENERAL COUNSEL OF IBM

July 19, 2018

International Business Machines Corporation

$10,250,000,000 Amended and Restated 5-Year Credit Agreement

dated as of July 19, 2018

I am Christina M. Montgomery, Vice President, Assistant General Counsel and Secretary of International Business Machines Corporation, a New York corporation (“IBM”), and have advised IBM in connection with the Amended and Restated $10,250,000,000 5-Year Credit Agreement dated as of July [•], 2018 (the “Credit Agreement”), among IBM, each Subsidiary Borrower (as defined therein), the several banks and other financial institutions from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein.  Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

In connection with this opinion, I have investigated such questions of law, received such information from officers and representatives of IBM and the Subsidiary Borrowers and examined such certificates of public officials, corporate documents and records of IBM and the Subsidiary Borrowers and other documents as I have deemed necessary or appropriate for the purposes of this opinion.  I have relied, with respect to certain factual matters not constituting conclusions of law, on the representations and warranties of IBM and the Subsidiary Borrowers contained in the Credit Agreement and assume compliance on the part of each such corporation with its covenants and agreements under the Credit Agreement.

In rendering my opinion, I have assumed (i) the due authorization, execution and delivery of the Credit Agreement by all parties thereto (other than IBM), (ii) the authenticity of all documents submitted to me as originals and (iii) the conformity to original documents of all documents submitted to me as copies.

Based upon the foregoing, I am of opinion that:

1.             IBM has been duly incorporated and is validly existing and in good standing under the laws of the State of New York and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where the failure to so qualify would have a Material Adverse Effect.  IBM has the requisite corporate power and authority to own its properties and assets and to carry on its business in all material respects as now conducted.  Each Significant Subsidiary has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where the failure to so qualify would have a Material Adverse Effect.  Each Significant Subsidiary has the requisite corporate power and authority to lease the property it operates under lease and to carry on its business in all material respects as now conducted.

2.             The execution, delivery and performance by IBM of the Credit Agreement (including, without limitation, Section 10 thereof) and the Transactions (a) are within the corporate power of IBM; (b) have been duly authorized by all requisite corporate action; (c) do not (i) violate (A) any provisions of law, statute, material rule or material regulation of the United States or the State of New York, or of the certificate or articles of incorporation or other constitutive documents or by-laws of IBM or any Significant Subsidiary, (B) to the best of my knowledge, any material order of any United States Federal or New York Governmental Authority or (C) any provision of any material indenture or other material agreement or material instrument known to me to which IBM or any Significant Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) conflict with, or result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such material indenture or other material agreement or material instrument or (iii) except as contemplated by Section 7.1 of the Credit Agreement, result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by IBM or any Significant Subsidiary; and (d) do not require the consent or approval of, or any registration or filing with, or any other action by, any United States Federal or New York Governmental Authority or any other person party to those agreements described above other than (i) those that have been made or obtained and are in full force and effect or as to which the failure to be made or obtained or to be in full force and effect would not result, individually or in the aggregate, in a Material Adverse Effect, (ii) such periodic and current reports, if any, as are required to be filed with the SEC to disclose the Credit Agreement or the Transactions contemplated thereunder and (iii) such filings as may hereafter be required pursuant to the provisions of Section 7.1 of the Credit Agreement to perfect security interests securing the Borrower Obligations.

3.             The Credit Agreement (including, without limitation, Section 10 thereof) has been duly executed and delivered by IBM.

4.             The Credit Agreement constitutes the legal, valid and binding obligation of IBM, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and by general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law, and except that (a) insofar as provisions of the Credit Agreement provide for indemnification, the enforcement thereof may be limited by public policy considerations, (b) I express no opinion as to (i) Section 11.12(b) of the Credit Agreement to the extent that it provides for (A) a right of set-off in respect of participating interests purchased pursuant to Section 11.12(a) of the Credit Agreement, (B) a right of set-off in respect of claims, credits or other obligations that are contingent or (C) a right of set-off in respect of Borrower Obligations against deposits, indebtedness or other obligations of any entity other than the entity to which such Borrower Obligations are payable, or (ii) the fourth sentence of Section 11.6 of the Credit Agreement, (c) I express no opinion as to (i)

2

whether a United States Federal court or a court of the State of New York would render a money judgment in a currency other than United States Dollars or enforce a judgment expressed in a foreign currency in a currency other than United States Dollars and (ii) the rate of exchange a United States Federal court or a court of the State of New York would apply, (d) I express no opinion as to (i) Section 11.17(b) of the Credit Agreement insofar as it relates to an action brought in the United States District Court for the Southern District of New York and note that such matters may be raised by such court or (ii) Section 11.17(d) of the Credit Agreement and (e) I express no opinion as to Section 10.7 of the Credit Agreement.

5.             IBM is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

6.             The use of proceeds of any Loan under the Credit Agreement, in the manner contemplated in the Credit Agreement, will not entail a violation of any of the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

7.             To the best of my knowledge after due inquiry, except as set forth in the Form 10-K of IBM for its fiscal year ended December 31, 2017 or the Form 10-Q of IBM for the fiscal quarter ended March 31, 2018, there are no actions, suits or proceedings at law or in equity or by or before any arbitrator or Governmental Authority now pending or threatened by or against IBM or any of the Significant Subsidiaries or against any of its or their respective properties or revenues as of the date hereof (i) which involve the Credit Agreement or any of the actions contemplated thereby or (ii) as to which there is a probable risk of an adverse decision which would materially restrict the ability of IBM to comply with its obligations under the Credit Agreement.

I express no opinion herein as to (i) any Local Currency Facility or (i) the creation, perfection, priority or enforceability of any lien or security interest that may hereafter be granted to secure the Borrower Obligations pursuant to the provisions of Section 7.1 of the Credit Agreement.  In rendering the opinions expressed in paragraphs 2 and 4 above, I have assumed with your permission that no Lender and no assignee or transferee of any Loan or participation therein will be a “broker” or “dealer” (as defined in Sections 3(a)(4) and 3(a)(5) of the Securities Exchange Act of 1934) or any other person which is a “creditor” as defined in Regulation T.

I am admitted to practice in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America.

[Remainder of This Page Left Intentionally Blank]

3

Very truly yours,

Christina M. Montgomery

Each of the Lenders Party to the

Credit Agreement Referred to Above

In care of JPMorgan Chase Bank, N.A. as Administrative Agent

383 Madison Avenue

New York, NY 10017

4

EXHIBIT E TO
AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

[FORM OF ASSIGNMENT AND ASSUMPTION]

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender](1)]

3.	Borrower(s):

(1)  Select as applicable.

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement

5.	Credit Agreement:

Amended and Restated 5-Year Credit Agreement, dated as of July 19, 2018, among International Business Machines Corporation, a New York corporation, the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein

2

6.	Assigned Interest:

Facility Assigned(2)	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans(3)
	$	$		%
	$	$		%
	$	$		%

Effective Date:                          , 20   [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers and their affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

NAME OF ASSIGNOR

By:
Title:

ASSIGNEE

NAME OF ASSIGNEE

By:
Title:

(2)   Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,”).

(3)   Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.

3

Consented To:

INTERNATIONAL BUSINESS MACHINES CORPORATION

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

[Consents required only to the extent expressly provided for in Section 11.8 of the Credit Agreement.]

Accepted for Recordation in the Register:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

4

ANNEX 1

Amended and Restated 5-Year Credit Agreement, dated as of July 19, 2018, among International Business Machines Corporation, the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1   Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement (iii) the financial condition of the Borrowers, any of their Subsidiaries or affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or affiliates or any other Person of any of their respective obligations under the Credit Agreement.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 4.5 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

2.   Payments.    From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

EXHIBIT F TO
AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

[FORM OF LOCAL CURRENCY FACILITY ADDENDUM]

LOCAL CURRENCY FACILITY ADDENDUM

To:          JPMorgan Chase Bank, N.A., as Administrative Agent

From:     International Business Machines Corporation

1.             This Local Currency Facility Addendum is being delivered to you pursuant to Section 3.1(a) of the Amended and Restated 5-Year Credit Agreement, dated as of July 19, 2018, among International Business Machines Corporation, the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

2.             The effective date (the “Effective Date”) of this Local Currency Facility Addendum will be                          , 20  .

3.             Please be advised that, as of the Effective Date, the credit facility described below is hereby designated as a “Local Currency Facility” for the purposes of the Credit Agreement.

Type of Facility:(1)

Local Currenc(y)(ies):

Local Currency Facility
Stated Maximum Borrowing Amount:		$

Local Currency		Local Currency Lender Stated
Facility Lenders:	Name of Lender	Maximum Borrowing Amount

$

List of Documentation Governing
Local Currency Facility
(the “Documentation”):(2)

(1)           Insert short description of terms of Local Currency Facility.

4.             IBM hereby represents and warrants that (i) as of the Effective Date, an Exchange Rate with respect to each Local Currency covered by such Local Currency Facility is determinable by reference to the Reuters currency pages (or comparable publicly available screen), (ii) the Documentation complies in all respects with the requirements of Section 3 of the Credit Agreement and (iii)                of               (3) contains an express acknowledgement that such Local Currency Facility shall be subject to the provisions of Section 3 of the Credit Agreement.

INTERNATIONAL BUSINESS MACHINES CORPORATION

By:
Title:

Accepted and Acknowledged:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Title:

(2)           Copies of the Documentation must accompany the Local Currency Facility Addendum, together with, if applicable, an English translation thereof (provided, that IBM may instead furnish a summary term sheet in English so long as an English translation of the Documentation is furnished to the Administrative Agent or its counsel within 90 days after the date of delivery of the Local Currency Facility Addendum).

(3)           Provide citation to relevant provision from the Documentation.

2

EXHIBIT G-1 TO
AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

[FORM OF REVOLVING CREDIT LOAN PROMISSORY NOTE](1)

REVOLVING CREDIT LOAN PROMISSORY NOTE

$	New York, New York
, 20

FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a              corporation (the “Borrower”), hereby unconditionally promises to pay to the order of [NAME OF LENDER] (the “Lender”) at the office of JPMorgan Chase Bank, N.A. (together with its successors in such capacity, the “Administrative Agent”), located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Termination Date the principal amount of (a) [AMOUNT IN WORDS] DOLLARS ($     ), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Credit Agreement, as hereinafter defined.  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.10 of such Credit Agreement.

The holder of this promissory note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto.  Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in such endorsement shall not affect the obligations of the Borrower in respect of any Revolving Credit Loan.

This promissory note (a) has been issued pursuant to Section 11.9(c) of the Amended and Restated 5-Year Credit Agreement, dated as of July 19, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Business Machines Corporation (“IBM”), the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein, (b) is subject to the provisions of the Credit Agreement and (c) is subject to prepayment in whole or in part as provided in the Credit Agreement.

(1)                                 With appropriate modifications, this form may be used to evidence Swing Line Loans.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this promissory note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this promissory note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[NAME OF BORROWER]

By:
Title:

2

Schedule A
to Revolving Credit Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurodollar Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule B
to Revolving Credit Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to ABR Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

EXHIBIT G-2 TO
AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

[FORM OF COMPETITIVE LOAN PROMISSORY NOTE]

COMPETITIVE LOAN PROMISSORY NOTE

$	New York, New York

, 20

FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a                corporation (the “Borrower”), hereby unconditionally promises to pay to the order of [NAME OF LENDER]  (the “Competitive Loan Lender”) at the office of JPMorgan Chase Bank, N.A. (together with its successors in such capacity, the “Administrative Agent”), located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) [AMOUNT IN WORDS]   DOLLARS ($    ), or, if less, (b) the aggregate unpaid principal amount of each Competitive Loan which is made by the Competitive Loan Lender to the Borrower pursuant to Section 2.7 of the Credit Agreement, as hereinafter defined.  The principal amount of each Competitive Loan evidenced hereby shall be payable on the maturity date therefor set forth on the schedule annexed hereto and made a part hereof or on a continuation of such schedule which shall be attached hereto and made a part hereof (the “Grid”).  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount of each Competitive Loan evidenced hereby, at the rate per annum set forth in respect of such Competitive Loan on the Grid, calculated on the basis of a year of 360 days and actual days elapsed from the date of such Competitive Loan until the due date thereof (whether at the stated maturity, by acceleration or otherwise), except as otherwise provided in Section 2.10 of the Credit Agreement.  Interest on each Competitive Loan evidenced hereby shall be payable on the date or dates set forth in respect of such Competitive Loan on the Grid.  Competitive Loans evidenced by this promissory note may not be prepaid.

The holder of this promissory note is authorized to endorse on the Grid the date, amount, interest rate, interest payment dates and maturity date in respect of each Competitive Loan made pursuant to Section 2.7 of the Credit Agreement, and each payment of principal with respect thereto.  Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed.  The failure to make any such endorsement or any error in such endorsement shall not affect the obligations of the Borrower in respect of such Competitive Loan.

This promissory note has been issued pursuant to Section 11.9(c) of the Amended and Restated 5-Year Credit Agreement, dated as of July 19, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Business Machines Corporation (“IBM”), the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein, and is subject to the provisions of the Credit Agreement.

Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this promissory note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this promissory note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[NAME OF BORROWER]

By:
Title:

2

SCHEDULE OF COMPETITIVE LOANS
[NAME OF BORROWER], as Borrower
Amended and Restated 5-Year Credit Agreement dated as of July 19, 2018

Date of Loan	Amount of Loan	Interest Rate	Interest Payment Dates	Maturity Date	Payment Date	Authorization

EXHIBIT H-1 TO
AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

[FORM OF LENDER ADDENDUM]

LENDER ADDENDUM

AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

The undersigned (i) agrees to all of the provisions of the Amended and Restated 5-Year Credit Agreement, dated as of July 19, 2018, among International Business Machines Corporation, the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and certain other parties (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), (ii) becomes a party thereto, as a Lender, with an obligation (A) to make Revolving Credit Loans to the Borrowers in an aggregate principal amount not to exceed the amount of its Revolving Credit Commitment as set forth opposite the undersigned Lender’s name in Schedule 1.1 to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement, and (B) if so indicated on Schedule 1.1, to make Swing Line Loans to the Swing Line Borrowers pursuant to Section 2.5 of the Credit Agreement in an aggregate principal amount not to exceed the amount of its Swing Line Commitment as set forth opposite the undersigned Lender’s name in Schedule 1.1 to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement, and (iii) confirms that it has received the financial statements referred to in Section 4.5 of the Credit Agreement.  Capitalized terms defined in the Credit Agreement shall have their respective defined meanings herein.

Name of Lender:

By:

Title:

Dated as of November 10, 2011

EXHIBIT H-2 TO
AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

[FORM OF SUBSIDIARY BORROWER ADDENDUM]

SUBSIDIARY BORROWER ADDENDUM

The undersigned hereby (i) agrees to all of the provisions of the Amended and Restated 5-Year Credit Agreement, dated as of July 19, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Business Machines Corporation, the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein, (ii) becomes a party thereto, as a “Subsidiary Borrower” and a “Borrower”, and agrees that it shall be bound, as a “Subsidiary Borrower” and a “Borrower”, by all of the provisions thereof, and (iii) confirms that the representations and warranties (to the extent they are specifically applicable to the undersigned) contained in Section 4 of the Credit Agreement (except the representations and warranties contained in Sections 4.6 and 4.7) are true and correct as to the undersigned as of the date hereof.  Capitalized terms defined in the Credit Agreement shall have their respective defined meanings herein.

Name of Subsidiary Borrower:

By:
Title:

Dated as of

EXHIBIT I-1 TO
AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

[FORM OF NEW LENDER SUPPLEMENT]

SUPPLEMENT, dated             , 20  , to the Amended and Restated 5-Year Credit Agreement, dated as of July 19, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Business Machines Corporation (“IBM”), the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein.

W I T N E S S E T H :

WHEREAS, the Credit Agreement provides in Section 11.23(b) thereof that any bank, financial institution or other entity, although not originally a party thereto, may become a party to the Credit Agreement with the consent of IBM and the Administrative Agent (which consent, in the case of the Administrative Agent, shall not be unreasonably withheld) by executing and delivering to IBM and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, the undersigned hereby agrees as follows:

1.     The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this Supplement is accepted by IBM and the Administrative Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Revolving Credit Commitment of $                  .

2.     The undersigned (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 4.5 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it has made and will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.18(d) of the Credit Agreement.

3.     The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

4.     Terms defined in the Credit Agreement shall have their defined meanings when used herein.

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF LENDER]

By:
Title:

Accepted this day of
, 20 .

INTERNATIONAL BUSINESS MACHINES CORPORATION

By:
Title:

Accepted this day of
, 20 .

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Title:

2

EXHIBIT I-2 TO
AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

[FORM OF INCREMENTAL COMMITMENT SUPPLEMENT]

SUPPLEMENT, dated                  , to the Amended and Restated 5-Year Credit Agreement, dated as of July 19, 2018 (as amended from time to time, the “Credit Agreement”), among International Business Machines Corporation (“IBM”), the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein.

W I T N E S S E T H :

WHEREAS, the Credit Agreement provides in Section 11.23(c) thereof that any Lender may increase the amount of its Revolving Credit Commitment by executing and delivering to IBM and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned now desires to increase the amount of its Revolving Credit Commitment under the Credit Agreement;

NOW THEREFORE, the undersigned hereby agrees as follows:

1.     The undersigned agrees, subject to the terms and conditions of the Credit Agreement, that on the date this Supplement is accepted by IBM and the Administrative Agent it shall have its Revolving Credit Commitment increased by $              , thereby making the amount of its Revolving Credit Commitment $              .

2.     Terms defined in the Credit Agreement shall have their defined meanings when used herein.

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF LENDER]

By:
Title:

Accepted this day of
, 20 .

INTERNATIONAL BUSINESS MACHINES CORPORATION

By:
Title:

Accepted this day of
, 20 .

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Title:

2

EXHIBIT J TO
AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

[FORM OF EXTENSION REQUEST]

, 20

JPMorgan Chase Bank, N.A., as Administrative Agent
270 Park Avenue
New York, New York 10017

Reference is made to the Amended and Restated 5-Year Credit Agreement, dated as of July 19, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Business Machines Corporation (“IBM”), the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to Section 2.21(a) of the Credit Agreement, we hereby request that the Lenders extend the Termination Date now in effect by a period of one year, to the date November   , 20  .  The Extension Request Deadline related to this Extension Request shall be            , 20  .(1)

The undersigned represents that as of the date of this Extension Request (i) the representations and warranties of IBM contained in the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof (except to the extent such representations and warranties expressly relate to an earlier date) and (ii) no Default or Event of Default has occurred and is continuing.

Very truly yours,

INTERNATIONAL BUSINESS MACHINES CORPORATION

By:

Title:

(1)                                 The Extension Request Deadline shall be no later than 30 days after delivery of this Extension Request to the Administrative Agent.

EXHIBIT K-1 TO
AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated 5-Year Credit Agreement, dated as of July 19, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Business Machines Corporation (“IBM”), the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent, IBM and any Borrower with a certificate of its Non-U.S. Lender status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform any Borrower, IBM and the Administrative Agent, and (2) the undersigned shall have at all times furnished any Borrower, IBM and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:            , 20[  ]

EXHIBIT K-2 TO
AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated 5-Year Credit Agreement, dated as of July 19, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Business Machines Corporation (“IBM”), the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its Non-U.S. Lender status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:            , 20[  ]

EXHIBIT K-3 TO
AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated 5-Year Credit Agreement, dated as of July 19, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Business Machines Corporation (“IBM”), the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) a certificate of Non-U.S. Lender status on IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by a certificate of Non-U.S. Lender status on IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:            , 20[  ]

EXHIBIT K-4 TO
AMENDED AND RESTATED 5-YEAR CREDIT AGREEMENT

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated 5-Year Credit Agreement, dated as of July 19, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Business Machines Corporation (“IBM”), the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent, IBM and any Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) a certificate of Non-U.S. Lender status on IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by a certificate of Non-U.S. Lender Status on IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform any Borrower, IBM and the Administrative Agent, and (2) the undersigned shall have at all times furnished any Borrower, IBM and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:            , 20[  ]